As filed with the Securities and Exchange Commission on December 15, 2023

Registration No. 333-[__]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ONEMEDNET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	3721	86-2049355
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

OneMedNet Corporation

6385 Old Shady Oak Road, Suite 250
Eden Prairie, MN 55344

Telephone: 800-918-7189

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

Telephone: 302-658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Debbie A. Klis, Esq.

Rimon P.C.

1990 K. Street, NW, Suite 420

Washington, DC 20006

Telephone: (202) 935-3390

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large-accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large-accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large-accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check market if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER 15, 2023

ONEMEDNET CORPORATION

Up to [*] shares of Common Stock

Pre-Funded Warrants to Purchase up to [*] Shares of Common Stock

Warrants to Purchase [*] shares of Common Stock

Shares of Common Stock underlying the Pre-Funded Warrants and Warrants

We are offering up to [*] shares of common stock, par value $0.0001 per share (“Common Stock”) of OneMedNet Corporation, a Delaware corporation (referred to herein as the “Company,” “we,” “our,” “us,” or other similar pronouns), together with warrants to purchase [*] shares of our Common Stock (and the shares of Common Stock that are issuable from time to time upon exercise of the warrants). We are also offering to certain purchasers whose purchase of shares of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants to purchase shares of our Common Stock, in lieu of shares of Common Stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock. Each pre-funded warrant will be exercisable for one share of our Common Stock. The purchase price of each pre-funded warrant and accompanying warrant will be equal to the price at which a share of Common Stock and accompanying warrant are sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the shares of Common Stock issuable upon exercise of any pre-funded warrants sold in this offering. Each share of Common Stock and pre-funded warrant is being sold together with a warrant to purchase one share of our Common Stock at an exercise price of $[*] per share (representing 100% of the price at which a share of Common Stock and accompanying warrant are sold to the public in this offering).

The warrants will be exercisable immediately and will expire five years from the date of issuance. For each pre-funded warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis. Because we will issue a warrant for each share of our Common Stock and for each pre-funded warrant to purchase one share of our Common Stock sold in this offering, the number of warrants sold in this offering will not change as a result of a change in the mix of the shares of our Common Stock and pre-funded warrants sold. The shares of Common Stock and pre-funded warrants, and the accompanying warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

This prospectus also relates to the resale of shares of our Common Stock and warrants to purchase shares of our Common Stock of the Company pursuant to the securities purchase agreement (the “PIPE SPA”) executed on June 28, 2023. The securities offered hereunder include 95,745 warrant shares of our Common Stock exercisable at a price per share of $10.00, subject to adjustment as provided in the agreements governing the PIPE warrants (the “PIPE Warrants) for PIPE financing in the aggregate original principal amount of $1,595,744.70 and the purchase price of $1.5 million. Pursuant to the PIPE SPA, the Company issued and sold to each of Thomas Kosasa, Dr. Jeffrey Yu, Aaron Green and Steve Kester (the “PIPE Investors” or “selling security holders”), a new series of senior secured convertible notes (the “PIPE Notes”), which PIPE Notes are convertible into shares of Common Stock at the PIPE Investors election at a conversion price equal to the lower of (i) $10.00 per share, and (ii) 92.5% of the lowest volume weighted average trading price for the ten (10) Trading Days immediately preceding the Conversion Date, subject to a minimum of $2.50, which would convert to a maximum of 638,298 PIPE Notes shares of our Common Stock. The PIPE Investors’ $1.5 million investment in the Notes closed and funded contemporaneous to the Closing of the Merger Agreement (collectively, the “Business Combination”).

At the Closing of the Business Combination and funding of the PIPE, the PIPE Investors each executed a PIPE Note and a PIPE Warrant in the amount corresponding to each PIPE Investor’s investment amount and in accordance with the terms set forth in the PIPE SPA as well as a registration rights agreement (the “PIPE Registration Rights Agreement”).

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. We will not receive any of the proceeds from the sale of the securities by the PIPE Investors as the “selling securityholders.” We received the proceeds from the issuance of the PIPE Notes and would receive proceeds from the Warrants exercised in the event that such Warrants are exercised for cash. We will pay the expenses associated with registering the sales by the selling securityholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

The selling securityholders may sell the securities described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling securityholders may sell their securities in the section titled “Plan of Distribution” appearing elsewhere in this prospectus.

The selling securityholders may sell any, all or none of the securities and we do not know when or in what amount the selling securityholders may sell their securities hereunder following the effective date of this registration statement.

Of the 734,043 shares of Common Stock that may be offered or sold by selling securityholders identified in this prospectus, pursuant to the PIPE Notes and PIPE Warrants, 612,312 of those shares of Common Stock are subject to certain lock-up restrictions. The 612,312 shares of Common Stock, which are subject to certain lock-up restrictions, include 79,788 shares of Common Stock issuable upon the exercise of the PIPE Warrants and 532,524 shares of Common Stock issuable upon the conversion of the PIPE Notes.

Our Common Stock and warrants are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols, “ONMD” and “ONMDW.” As of December 12, 2023, we had approximately 23,572,232 shares of Common Stock and 12,181,019 warrants outstanding. On December 14, 2023, the last reported closing price of our of Common Stock and warrants as reported on Nasdaq was $[0.9521] per share and $[0.0106] per warrant.

The public offering price per share of Common Stock and accompanying warrant and any pre-funded warrant and accompanying warrant, as the case may be, will be determined by us at the time of pricing, may be at a discount to the current market price, and the recent market price used throughout this prospectus may not be indicative of the final offering price.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 31 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Warrant (2)	Per Pre-Funded Warrant and Accompanying Warrant (2)	Total
Price to the public	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)	Represents an underwriting discount equal to (i) 7% per share of Common Stock, which is the underwriting discount we have agreed to pay for sales to investors in this offering identified by the underwriter. The registration statement, of which this prospectus is a part, also registers for sale warrants to purchase [*] shares of Common Stock to be issued to the representatives of the underwriter in connection with this offering. We have agreed to issue the warrants to the representatives of the underwriter as a portion of the underwriting compensation payable to the underwriters in connection with this offering. See “Underwriting” for a description of compensation payable to the underwriters.
(2)	The public offering corresponds to a public offering price per share of common stock (or pre-funded warrant) of $[_], and a public offering price per accompanying warrant of $0.0001.

We anticipate that delivery of the securities against payment will be made on or about ______, 2023.

EF Hutton

division of Benchmark Investments, LLC

Prospectus dated ______, 2023.

You should rely only on the information contained in this prospectus or any supplement. Neither we nor the Selling Securityholders have authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

i

ABOUT THIS PROSPECTUS

Except where the context otherwise requires or where otherwise indicated, the terms “OneMedNet,” the “Company,” “we,” “us,” “our,” “our company,” and “our business” refer to OneMedNet Corporation and, where appropriate, its consolidated subsidiaries.

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Information Incorporated by Reference,” before deciding to invest in our securities.

Neither we nor the underwriters have authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this prospectus filed with the Securities and Exchange Commission (the “SEC”). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The underwriters are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

The information incorporated by reference or provided in this prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions, and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies, and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

For investors outside the United States (“U.S.”): We and the underwriters have not done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the U.S. Persons outside the U.S. who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the U.S.

MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the regions in which we operate, including our general expectations and market position, market opportunity, market share and other management estimates, is based on information obtained from various independent publicly available sources and other industry publications, surveys and forecasts. While we believe that the market data, industry forecasts and similar information included in this prospectus are generally reliable, such information is inherently imprecise. In addition, assumptions and estimates of our future performance and growth objectives and the future performance of our industry and the markets in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

Information contained in this prospectus concerning our industry, market and competitive position data in this prospectus from our own internal estimates and research as well as from publicly available information, industry and general publications and research, surveys and studies conducted by third parties.

1

Industry publications and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but such information is inherently imprecise. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. These forward-looking statements include, but are not limited to, statements concerning the following:

●	our projected financial position and estimated cash burn rate;

●	our estimates regarding expenses, future revenues and capital requirements;

●	our ability to continue as a going concern;

●	our need to raise substantial additional capital to fund our operations;

●	our ability to compete in the global space industry;

●	our ability to obtain and maintain intellectual property protection for our current products and services;

●	our ability to protect our intellectual property rights and the potential for us to incur substantial costs from lawsuits to enforce or protect our intellectual property rights;

●	the possibility that a third party may claim we have infringed, misappropriated or otherwise violated their intellectual property rights and that we may incur substantial costs and be required to devote substantial time defending against these claims;

●	our reliance on third-party suppliers and manufacturers;

●	the success of competing products or services that are or become available;

●	our ability to expand our organization to accommodate potential growth and our ability to retain and attract key personnel; and

●	the potential for us to incur substantial costs resulting from lawsuits against us and the potential for these lawsuits to cause us to limit our commercialization of our products and services.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

2

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements including those described in the “Risk Factors” section beginning on page 31 and elsewhere in this prospectus.

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY AND

A SMALLER REPORTING COMPANY

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with the SEC. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, including this prospectus, subject to certain exceptions;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“SOX”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements, including in this prospectus;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest to occur of:

●	December 31, 2028 (the last day of the fiscal year that follows the fifth anniversary of the completion of our initial public offering);

●	the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion;

●	the date on which we are deemed to be a “large-accelerated filer,” as defined in the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

●	the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to holders of our Common Stock may be different than what you might receive from other public reporting companies in which you hold equity interests. We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

3

PROSPECTUS SUMMARY

This summary of the prospectus highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, including the information presented under the section entitled “Risk Factors” and the financial data and related notes, before making an investment decision. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus, including the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes included elsewhere in this prospectus. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

In this prospectus, unless the context indicates otherwise, “OneMedNet,” the “Company,” “we,” “our,” “ours” or “us” refer to OneMedNet Corporation a Delaware corporation, and its direct and indirect subsidiaries, including, but not limited to, OneMedNet Solutions Corporation, a Delaware corporation and its wholly-owned subsidiary, OneMedNet Technologies (Canada) Inc., incorporated on October 16, 2015 under the provisions of the Business Corporations Act of British Columbia whose functional currency is the Canadian dollar.

We have not authorized anyone to provide you with different information and you must not rely on any unauthorized information or representation. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus, or any sale of our Common Stock. Our business, financial condition and results of operations may have changed since the date on the front of this prospectus. We urge you to carefully read this prospectus before deciding whether to invest in any of the Common Stock being offered.

The Company

OneMedNet Corporation a Delaware corporation (the “Company,” “we,” “us,” or “OneMedNet”) together with its wholly-owned subsidiary OneMedNet Solutions Corporation, a Delaware corporation, founded in 2009 and incorporated in November 20, 2015, and its wholly-owned subsidiary, OneMedNet Technologies (Canada) Inc., incorporated on October 16, 2015 under the provisions of the Business Corporations Act of British Columbia whose functional currency is the Canadian dollar. All refences in this prospectus to the “Company,” “we,” “us,” or “OneMedNet” include OneMedNet Solutions Corporation.

Corporate History

We were originally incorporated in Delaware on February 8, 2021 under the name “Data Knights Acquisition Corp” as a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

On May 11, 2021, we consummated an initial public offering (the “Initial Public Offering”). The registration statement for the Company’s Initial Public Offering was declared effective on May 6, 2021. The Company’s Initial Public Offering of 10,000,000 units (the “Units” and, with respect to the Common Stock included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generated gross proceeds of $100,000,000. The Company granted the underwriter a 45-day option to purchase up to an additional 1,500,000 Units at the Initial Public Offering price to cover over-allotments, which the underwriters exercised the over-allotment option in full, and the closing of the issuance and sale of the additional Units occurred (the “Over-allotment Option Units”). The total aggregate issuance by the Company of 1,500,000 units at a price of $10.00 per unit resulted in total gross proceeds of $15,000,000. Simultaneously with the consummation of the closing of the Offering, the Company consummated the private placement of an aggregate of 585,275 units (the “Placement Units”) to the Sponsor at a price of $10.00 per Placement Unit, generating total gross proceeds of $5,852,750 (the “Private Placement”).

4

The Placement Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering. A total of $117,300,000, comprised of the proceeds from the Offering and the proceeds of private placements that closed on May 11, 2021, net of the underwriting commissions, discounts, and offering expenses, was deposited in a trust account established for the benefit of the Company’s public stockholders. On June 22, 2021, the Common Stock and Public Warrant included in the Units began separate trading.

No payments for our expenses were made in the offering described above directly or indirectly to (i) any of our directors, officers or their associates, (ii) any person(s) owning 10% or more of any class of our equity securities or (iii) any of our affiliates, except in connection with the repayment of outstanding loans and pursuant to the administrative support agreement disclosed herein which we entered into with our sponsor.

On April 25, 2022, the Company, Data Knights Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Data Knights, LLC, the Company’s sponsor (the “Sponsor”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with OneMedNet Corporation, Inc., a Delaware corporation (the “Target,” which has since been renamed “OneMedNet Solutions Corporation”), and together with the Company and Merger Sub, the “Parties”) and Paul Casey, as seller representative (“Casey”). Pursuant to the Merger Agreement, upon the closing (the “Closing”) of the transactions contemplated in the Merger Agreement (collectively, the “Business Combination”), the Parties would consummate the merger of Merger Sub with and into the Target, with the Target continuing as the surviving entity (the “Merger”), which would result in all of the issued and outstanding capital stock of the Target being exchanged for shares of the Company’s Common Stock upon the terms set forth in the Merger Agreement. The Merger and Merger Agreement and the related transactions were approved unanimously by the boards of directors of each of the Company and the Target.

On December 31, 2022, substantially all of the assets held in the Trust Account were held in mutual funds.

On June 28, 2023, the Company executed a Securities Purchase Agreement for PIPE financing in the aggregate original principal amount of $1,595,744.70 and a purchase price of $1.5 million. Pursuant to the Securities Purchase Agreement, the Company agreed to issue and sell to each of Thomas Kosasa, Dr. Jeffrey Yu, Aaron Green and Steve Kester (the “PIPE Investors”), a new series of senior secured convertible notes (the “PIPE Notes”), which Notes shall be convertible into shares of Common Stock at the PIPE Investors election at the conversion price (rounded to the nearest 1/100th of one cent) which shall be computed as the lesser of:

(a) with respect to a conversion pursuant to Section 4.1 of the Securities Purchase Agreement (discussed below), the lesser of: (i) a price per share equal to the product of (x) 100% less the Discount and (y) the lowest per share purchase price of the Equity Securities issued in the Next Equity Financing; and (ii) $2.50 per share; and

(b) with respect to a conversion pursuant to Section 4.2 (discussed below), (relating to payment at maturity) or Section 4.3, $2.50 per share. The Securities Purchase agreement provided that the PIPE Investors’ $1.5 million investment in the PIPE Notes would close and fund contemporaneous to the Closing of the Business Combination.

Section 4.1 of the Securities Purchase Agreement provides that the principal balance and unpaid accrued interest on each Note will automatically convert into the PIPE Conversion Shares upon the closing of the Next Equity Financing (“Next Equity Financing” means the next sale or series of related sales by the Company of its Common Stock in one or more offerings relying on Section 4(a)(2) of the Securities Act or Regulation D thereunder for exemption from the registration requirements of Section 5 of the Securities Act, from which the Company receives gross proceeds of not less than US$5,000,000 (excluding, for the avoidance of doubt, the aggregate principal amount of the Notes).

Section 4.2 of the Securities Purchase Agreement provides that in the event of a Corporate Transaction or the repayment of such Note, at the closing of a corporate transaction, the holder of each Note may elect that either: (a) the Company will pay the holder of such Note an amount equal to the sum of (x) the outstanding principal balance of such Note, and (y) a premium equal to 20% of the outstanding principal balance of such Note (which premium, is in lieu of all accrued and unpaid interest due on such Note); or (b) such Note will convert into that number of Conversion Shares equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest of such Note on a date that is no more than five days prior to the closing of such corporate transaction by (y) the applicable Conversion Price.

5

Notwithstanding the foregoing, any sale (or series of related sales) of the Company’s Equity Securities to a special purpose acquisition company will not be deemed a “Next Equity Financing. Notwithstanding the foregoing, the Company may, at its option, pay any unpaid accrued interest on each Note in cash at the time of conversion. The number of PIPE Conversion Shares the Company issues upon such conversion will equal the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest under each converting Note on a date that is no more than five days prior to the closing of the Next Equity Financing by (y) the applicable Conversion Price. At least five days prior to the closing of the Next Equity Financing, the Company will notify the holder of each Note in writing of the terms of the Equity Securities that are expected to be issued in such financing. The issuance of PIPE Conversion Shares pursuant to the conversion of each Note will be on, and subject to, the same terms and conditions applicable to the Equity Securities issued in the Next Equity Financing.

Also on June 28, 2023, EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”) waived $3,025,000 of the $4,025,000 cash deferred underwriting commission do to it at the Closing of the Business Combination, pursuant to a Satisfaction and Discharge Agreement. In accordance with the Satisfaction and Discharge Agreement, EF Hutton accepted, in lieu of the cash deferred underwriting commission due at closing (i) a one-time cash payment of $500,000 at the time of the Closing; (ii) a $500,000 promissory note executed by the Company on June 30, 2023 in which it is obligated to make six monthly payments to EF Hutton in the cash amount of $83,333.33 commencing after the Closing; and (iii) 277,778 shares of common stock of the Company (the “Common Stock”) at $10.89 per share, for an aggregate value of $3,025,000.

On September 21, 2023, the Securities and Exchange Commission (the “SEC”) declared effective the Company’s registration statement and proxy statement/prospectus on Form S-4 (the “Definitive Proxy”).

As of the close of business on September 20, 2023 (the “Record Date”), 5,172,973 shares of common stock of the Company (the “Common Stock”) were issued and outstanding and entitled to vote at the Special Meeting. On October 17, 2023, the Company held a special meeting of its stockholders (the “Stockholders”) in lieu of its 2023 annual meeting of Stockholders (the “Special Meeting”) in connection with the transactions contemplated by the Merger Agreement. At the Special Meeting, the Stockholders were asked to consider and vote on the proposals identified in the Definitive Proxy; 4,690,565 shares of Common Stock were represented in person or by proxy at the Special Meeting, and, therefore, a quorum was present and all proposal were approved.

On November 7, 2023, we held the Closing of the previously announced Merger whereby Merger Sub merged with and into OneMedNet Solutions Corporation (formerly named OneMedNet Corporation), with OneMedNet Solutions Corporation continuing as the surviving entity, which resulted in all of the issued and outstanding capital stock of OneMedNet Solutions Corporation being exchanged for shares of the Company’s Common Stock upon the terms set forth in the Merger Agreement. The Merger and other transactions that closed on November 7, 2023, pursuant to the Merger Agreement, led to Data Knights changing its name to “OneMedNet Corporation” and the business of the Company became the business of OneMedNet Solutions Corporation.

Pursuant to the terms of the Merger Agreement, the total consideration for the Business Combination and related transactions (the “Merger Consideration”) was approximately $200 million. In connection with the Special Meeting, certain public holders (the “Redeeming Stockholders”) holding 1,600,741 shares of Common Stock exercised their right to redeem such shares for a pro rata portion of the funds held by Continental Stock Transfer & Trust Company, as trustee (“Continental”) in the trust account established in connection with Data Knights’ initial public offering (the “Trust Account”).

Effective November 7, 2023, Data Knights’ units ceased trading, and effective November 8, 2023, OneMedNet’s common stock began trading on the Nasdaq Capital Market under the symbol “ONMD” and the warrants began trading on the Nasdaq Capital Market under the symbol “ONMDW.”

As a result of the Merger and the Business Combination, holders of Data Knights common stock automatically received common stock of OneMedNet, and holders of Data Knights warrants automatically received warrants of OneMedNet with substantively identical terms. At the Closing of the Business Combination, all shares of Data Knights owned by the Sponsor (consisting of shares of Common Stock and shares of Class B common stock, which we refer to as the founder shares), automatically converted into an equal number of shares of OneMedNet’s Common Stock, and the Private Placement Warrants held by the Sponsor, automatically converted into warrants to purchase one share of OneMedNet Common Stock with substantively identical terms.

6

Effective as of the Closing on November 7, 2023, among other holders, public stockholders own 98,178 shares of OneMedNet Common Stock approximately representing 0.35% of the outstanding shares of OneMedNet Common Stock; the Sponsor and its affiliates own approximately 15.1% of the outstanding shares of OneMedNet common stock (inclusive of shares received upon conversion of the Sponsor’s loan); OneMedNet’s former security holders own approximately 61.992% of the outstanding shares of OneMedNet common stock from the conversion of their shares; PIPE investors own 0.46% of the outstanding shares of OneMedNet Common Stock and former convertible note holders own approximately 16.24% of the outstanding shares of OneMedNet Common Stock resulting from the issuance of 5,238,800 shares of Common Stock upon conversion of their notes.

Who We Are

We are OneMedNet, and our goal is to be a leader in the future of regulatory-grade Imaging Real Word Data (“RWD”) through our intelligent, thoughtful and inclusive iRWDTM solution. We strive to revolutionize access fast and secure access to curated medical images with our strategic thinking, successful market entry and execution to continue to open new possibilities for providing clinical imaging evidence.

We are bold, decisive and eager to advance a global platform for our OneMedNet iRWD™ solution.

We aim to constantly push boundaries in our approach to technology, service innovation, customer engagement and curation excellence, all for the sake of delivering an exceptional customer experience.

Our mission is affect a material positive impact on the lives of tens of millions of people while improving our customers’ business productivity. First and foremost, OneMedNet’s iRWDTM offering plays a significant role in enabling Life Science companies to bring safer and more effective patient care to market sooner. Using our highly curated de-identified clinical data in our iRWDTM offering in Life Science product development, validation, and regulatory approval processes, they contribute to patient care advancements in more meaningful ways, which Life Sciences industry can improve their product development and validation processes, which benefits all parties.

At OneMedNet, our motto is to “Unlock the Value in Imaging ArchivesTM”. By utilizing OneMedNet’s iRWDTM offering, providers can greatly improve their research efforts with streamlined data access. Health care providers such as hospitals, clinics, and imaging centers can also accelerate life science patient care innovations by sharing de-identified data in a well-defined and de-identified and secure manner. In return for doing so, income is generated and applied to critical and possibly unfunded provider projects. In that spirit, we are breaking boundaries by focusing on the future, constantly innovating from a technology and user experience perspective and are ready to push forward. With that said, we recognize that we cannot do this alone, and we urge those who share this desire to unite with us on our journey to a brighter and greener future.

Come join the charge with us.

Our Business

OneMedNet is a global provider of clinical imaging innovation and curator of regulatory-grade Imaging Real-World Data3 or iRWDTM. OneMedNet’s innovative solutions connect healthcare providers and patients satisfying a crucial need within the Life Sciences field offering direct access to clinical images and the associated contextual patient record. OneMedNet’s innovative technology proved the commercial and regulatory viability of imaging Real-World Data, an emerging market, and provides regulatory-grade image-centric iRWDTM that exactly matches OMN’s Life Science partners Case Selection Protocols and paves the way for Real World Evidence.

OneMedNet was founded to solve a deficiency in how clinical images were shared between healthcare providers. This resulted in OMN’s initial product BEAMTM image exchange that enabled the successful sharing of images for more than a decade with OMN’s largest customer being the Country of Ireland.

7

OneMedNet continued to innovate by responding to the demand for and utilization of Real-World Data and Real-World Evidence, specifically data that focused on clinical images with its associated contextual clinical record. We were able to leverage internal technological competencies along with OneMedNet’s formidable healthcare provider installed base from its first product with BEAMTM to become the first RWD solution for Life Science companies with its launch of iRWDTM in 2019.

OneMedNet provides innovative solutions that unlock the significant value contained within clinical image archives. With a growing federated network of 95+ healthcare facilities, OneMedNet has the immediate ability to quickly search and extensively curate multi-layer data from a Federated group of healthcare facilities. The term “healthcare facilities” refers specifically to the hospitals, integrated delivery networks (“IDNs”) and imaging centers that provide imaging to OneMedNet, which represent the core source of our data. At present, OneMedNet works with more than 95 facilities who provide regulatory grade imaging to us. OneMedNet has access to these more than 95 facilities because these 95+ contracted facilities have more than 200 locations among them including offices and clinics, which in total generates regulatory grade imaging from more than 200 customers. Among these customers, all are data providers and some are data purchasers.

OneMedNet is ahead of the curve when it comes to providing fast and secure access to curated medical images. Initially, it was all about solving the diverse access needs of patient care providers. This focus systematically evolved to addressing the rapidly growing needs of image analysis and researchers, clinicians, regulators, scientists and more.

Real-world data is any data that is collected in the context of the routine delivery of care, in contrast to data collected within a clinical trial where study design controls variability in ways that are not representative of real-world care and outcomes.

A key component driving its mission is that OneMedNet believes we have a unique opportunity to affect a material positive impact on the lives of tens of millions of people while improving our customers’ business productivity. First and foremost, OneMedNet’s iRWDTM offering plays a significant role in enabling Life Science companies to bring safer and more effective patient care to market sooner. Using our highly curated de-identified clinical data in our iRWDTM offering in Life Science product development, validation, and regulatory approval processes, they contribute to patient care advancements in more meaningful ways. Moreover, Life Sciences improve their product development and validation processes, which benefits all parties.

Significant documentation exists that shows that Real-World Data can provide expanded insights across broader and more representative patient populations.1 For this reason, the Food and Drug Administration (“FDA”) has instituted Real-World Data guidelines for regulatory approvals. Utilization of highly reliable and quality Real-World Data that strictly adheres to all of the very specific data stratification requirements can supplement or supplant clinical trials.

OneMedNet covers the complete value chain in imaging Real-World Data; it begins with our 10+ year federated network of providers and is supported by a multi-faceted data curation process managed by an expert in-house clinical team. Additionally, we work hand-in-hand with our Life Science partners regarding the Case Selection Protocol and when required producing Case Report Forms for regulatory clearance. We are focused on delivering value by supporting Life Science Advancements with OneMedNet’s iRWDTM which holds the key to unlocking boundless patient care advances. We unleash the power of research-grade image-centric iRWDTM that is highly curated to painstakingly meet every cohort requirement and stand up to all of the rigors of prospective clinical trials.

Today, life science companies, including pharmaceutical companies, artificial intelligence (AI) developers, medical device businesses, and clinical research organizations share the same widespread challenge in obtaining insight-rich, high-quality patient data that explicitly matches their precise cohort specifications. A substantial portion of patient diagnosis involves clinical imaging and approximately 90% of healthcare data, by size, is associated with imaging. Historically, much of imaging value has been derived from its initial review and further gains from the image archives have been very limited.

1 See https://www.fda.gov/media/120060/download

8

We help providers to “Unlock the Value in Imaging Archives”.TM By utilizing OneMedNet’s iRWDTM offering, providers can greatly improve their research efforts with streamlined data access. Health care providers such as hospitals, clinics, and imaging centers can also accelerate life science patient care innovations by sharing de-identified data in a well-defined and de-identified and secure manner. In return for doing so, income is generated and applied to critical and possibly unfunded provider projects.

The OneMedNet Difference

OneMedNet has been a leader in the business of extracting, securing, and transferring medical data for 12+ years. Doing so requires specialized expertise in:

●	Compliancy (HIPAA, GDPR, 21 Part11)

●	Advanced privacy & security measures

●	Clinical patient condition(s) and hospital processes

●	Radiology interpretation

●	AI/ML technology

Attaining in-house expertise in all essential elements is quite a challenge and deters many organizations from even attempting such a venture. We take pride in this ambitious achievement – while continually working to maintain state-of-the-art expertise. OneMedNet strictly adheres to the highest level of professional and ethical standards and applicable regulations throughout all interactions and activities.

We believe there is a reason OneMedNet is the leader in an uncrowded field of regulatory-grade imaging RWD curators. Doing so requires specialized expertise in AI/ML technology, data privacy/security, as well as expertise in clinical patient condition(s) and healthcare record keeping. Having, or achieving, expertise in all essential disciplines is a challenging achievement. OneMedNet had a significant head start with our clinical image exchange solution which served to launch the company nearly a decade ago. All data remains “native” within the federated OneMedNet iRWDTM provider network – meaning all the data remains locally onsite until specific de-identified data is licensed for a particular Life Science research opportunity.

OneMedNet’s Competitive Advantages

We believe that OneMedNet iRWDTM offers the best of advanced technology, clinical expert curation, and service. Medical imaging and associated clinical data is indexed at each network site using state-of-the-art AI/ML technology. This typically includes electronic health records (“EHR”), radiology, cardiology, lab, path and more. Our in-house clinical team performs intensive curation of the data ensuring that results meet the exact specification and requirements of Life Science Data Collection Protocol (“DCP”) – regardless of the complexity.

9

We believe that OneMedNet unlocks the value in imaging and electronic health records data in the following three principal ways:

●	Regulatory Grade — Our imaging results serve as proof of effectiveness for regulatory agencies, meeting requirements for quality & diversity;

●	On Demand — Our powerful indexing platform access and harmonizes complete patient profiles across fragmented data silos, delivering images and records on-demand;

●	Expertly Curated — We curate to the most stringent multi-level stratified requirements, providing unmatched data accuracy and completeness.

OneMedNet’s data is fully de-identified using a multi-step quality control process and goes beyond PHI to include PII (personally identifiable information), SII (Site Identifiable Information), and more. Importantly, Life Science users receive the data in the exact format that they require. No data sifting or manipulation is needed. The data is simply ready for use. Moreover, OneMedNet has the unique combination of knowledge, tools, and experience to:

●	Access and harmonize complete patient profiles across fragmented data silos;

●	Provide unmatched data accuracy and completeness;

●	Ensure the security and privacy of patients’ Protected Health Information (PHI)Imaging RWD is our singular passion and focus and no one does it better.

Finally, OneMedNet has the most experienced and clinically trained data curators in the industry. This team appreciates the complexity and criticality of clinical data and can effectively communicate with both Provider and Life Science specialists.

10

Industry Background

A 2016 analysis published in the Journal of Health Economics and authored by the Tufts Center for the Study of Drug Development placed the cost of bringing a drug to market, including post-approval research and development, at a staggering $2.87 billion.2 Meanwhile, a 2018 study from the Tufts Center noted that the timeline for new drug development ranged from 12.8 years for the average drug to 17.2 years for ultra-orphan drugs that only affect several hundred patients.3 This places the onus on life science organizations to find ways to deliver treatments to patients faster — especially those who cannot wait 17 years for a potentially life-saving treatment. Knowing how a medicinal product is actually used by patients can help stakeholders across the healthcare ecosystem make important and potentially life-saving real-time decisions.

Real-World Data is observational data typically gathered when an approved medical product is on the market and used by “real” patients in real life, as opposed to clinical trials or real world images for real patients. The FDA cites several potential sources of Real-World Data, including electronic health records (“EHRs”), claims, disease and product registries, there are multiple types of data including structured and unstructured data, clinical and billing data, transactional and claims data, patient-generated data, and data gathered from additional sources that can shed light on a patient’s health status and more. As reliance on healthcare data grows exponentially, OneMedNet has observed that the reliance on information has increased coming from multiple additional sources including EHRs, claims, registries, clinical trials, patient and provider surveys, wearable devices and more. These additional sources include the internet of things (“IoT”), social media forums and blogs. Real-World Data has the potential to break down inefficiencies and fill gaps in information silos among stakeholders throughout the healthcare ecosystem of providers, payers, manufacturers, government entities and patients. This information sharing, in turn, enables all parties to derive new insights, support value-based care and deliver better health outcomes.

Commercializing a drug requires its developer to harness various sources of Real-World Data to identify patient populations and refine sales and marketing strategies for those populations among many other undertakings. Historically, this practice involved purchasing large amounts of data from data aggregators or data platforms, if not directly from the source itself, sometimes without much knowledge about the quality of the data. Preparing this data for analysis is both expensive and time-consuming thus many organizations would outsource the process to consultants or third-party vendors; moreover, the process of preparing this data for analysis by untrained consultants can yield a static analysis that is difficult to modify or rerun in response to follow-up questions or potential discrepancies.

2 https://www.outsourcing-pharma.com/Article/2016/03/14/Tufts-examines-2.87bn-drug-development-cost

3 https://www.hcplive.com/view/new-data-reinforces-difficulty-orphan-drug-development

11

Definitions of Real-World Data and Real-World Evidence

Real-World Data has become a powerful tool in the life sciences industry. After decades of relying on clinical data as the gold standard for decision making, industry leaders now recognize how data collected in the real world adds valuable context and insight to their efforts. From identifying unmet medical needs and defining the patient journey, to supporting regulatory submissions, proving value to payers, and shaping market strategies, Real-World Data adds value at every stage of the drug development lifecycle. Real-World Data also sets the foundation for Real World Evidence, and while the terms are often used interchangeably, they are distinct and they are changing health care. Here’s how it happens:

1.	First, Real-World Data are data relating to patient health status and/or the delivery of health care routinely collected from a variety of sources. Real-World Data is aggregated and transformed such as through OneMedNet’s robust analytics. Real-World Data are the data relating to patient health status and/or the delivery of health care routinely collected from a variety of sources. There are many different types, sources and uses of Real-World Data, for example:

●	Clinical Data — For example, clinical data from EHRs and case report forms (“eCRF”) including biopsies and other pathology tests, diagnostic imaging, social determinants of health, cancer organoids, that provide patient demographics, family history, comorbidities, procedure and treatment history, and outcomes.

●	Patient Generated Data — For example, patient-generated data from patient-reported outcome surveys, which data provide insights directly from the patient, and they help researchers understand what happens outside of clinic visits, procedures, and hospital stays.

●	Cost and Utilization Data (Qualitative Studies) — For example, cost and utilization data from claims and public datasets, which data provides information regarding healthcare services utilization, population coverage, and prescribing patterns.

●	Public Health Data — For example, public health data from various government data sources. These add critical information to enable stakeholders to best serve the needs of the populations they serve.

The availability of medical imaging in Real-World Data such as that provided by OneMedNet is facilitated by the development of digital image analysis to increase the accuracy of diagnostics and conduct passive screening on large databases of medical images using artificial-intelligence (“AI”) algorithms such as those applied by OneMedNet. Algorithms can also help identify additional diagnostic tests of value from medical images with pathology.

Real-World Evidence is the clinical evidence regarding the usage and potential benefits or risks of a medical product derived from analysis of Real-World Data, as defined by the Food and Drug Administration. Real-World Evidence can be generated by different study designs or analyses, including but not limited to, randomized trials, including large simple trials, pragmatic trials, and observational studies (prospective and/or retrospective). The difference in Real World Evidence and Real World Data focuses on the end use case. Real World Data can take the form of claims, electronic health records, labs, data etc. Often this insight is used to better understand a patient’s journey or a natural history of a disorder (how does a disease progress if left untreated.)

12

Real World Evidence in contrast builds upon many of these data sets and prepares them for submission, as part of regulatory review such as to the Food and Drug Administration or the European Medicines Agency, for example, in support of a customer’s clinical trial application. When data and in particular imaging data is submitted to the FDA the agency requires the following:

●	Guard against biased — evidence must align with the patient population being study — expectations focus on the similar patient demographics, comorbidities, disease severity, etc.;

●	Traceability — confirm the chain of custody, the source of the data is known and can be validated if required; and

●	Go forward basis — regulatory agencies seek evidence that aligns with the trials timeframe and when possible collect evidence that mirrors the clinical trials timeline.

One area where Real World Evidence has been relief on heavily relates to oncology approvals. Food and Drug Administration’s Oncology Center of Excellence actually presented an analysis of this at American Society of Clinical Oncology in 2021, looking at oncology applications containing Real-World Data and Real-World Evidence. That analysis looked at 94 applications that were submitted from 2011-2020, and showed that inclusion of Real-World Data to support regulatory decision-making has increased dramatically over that period. In 2020 alone, there were 28 submissions for oncology products that contained Real-World Data. Outside of the oncology context, probably the most notable recent example of an approval relying on Real World Evidence is the July 2021 approval of a new indication for Astellas’ drug Prograf (or tacrolimus) for the prevention of organ rejection in lung transplant patients. The approval there was based on a non-interventional study providing Real-World Evidence of effectiveness.4 FDA’s press release announcing the approval noted that the approval was “significant because it reflects how a well-designed, non-interventional study relying on fit-for-purpose real-world data, when compared to a suitable control, can be considered adequate and well-controlled under FDA regulations.”

4See https://www.fda.gov/drugs/news-events-human-drugs/fda-approves-new-use-transplant-drug-based-real-world-evidence

13

An additional recent approval of note was the December 2021 approval of the supplemental BLA for Orencia to prevent graft versus host disease.5 The application included data from a randomized clinical trial, with additional evidence of effectiveness provided by a registry-based clinical study that was conducted using real-world data from the Center for International Blood and Marrow Transplant Research.6 And that registry study analyzed outcomes of 54 patients treated with Orencia for the prevention of graft versus host disease, in combination with standard immunosuppressive drugs, versus 162 patients treated with the standard immunosuppressive drugs alone, and showed efficacy in that indication.

AI is employed in Real-World Data to enhance data anomaly detection, standardization, and quality checking at the pre-processing stage. AI is expected to offer pharma and biotech companies the ability to increase meaningful Real World Evidence output, decrease time to insights, and make the most of the available vast data sources. A Real World Evidence technology platform that delivers smart data processing, analysis, and outcomes offers an unparalleled opportunity to capitalize on these computing advancements.

When used as part of an overall comprehensive Real World Evidence strategy, AI innovations can enhance drug development, improve patient treatment and access, and drive valuable new business opportunities.

In post-marketing studies, adverse events reporting is an area where AI is used, creating greater automation and efficiency in historical data sets. Techniques like natural language processing (“NLP”) enable AI to scan tens of thousands of records and quickly find adverse event details. AI integrated analytics and automation provide access to crucial insights from historical clinical trial Real-World Data and Real World Evidence, expanding end-to-end clinical trial capabilities:

●	Data ingestion — publicly/historical available Real-World Data

●	Text extraction — NLP used to extract key entities from clinical trial documents

●	Data transformation & standardization — data standardization using pre-built models

●	AI model deployment — predicting trial design impacts on costs, feasibility, cycle times, and quality risk

AI is driving ground-breaking leaps in protein structure identification, and advances in regulations are providing healthcare research organizations with access to real-world data to accelerate clinical trial processes. We believe that AI-enabled technologies have unparalleled potential to offer innovative trial design and collection, organizing, and analyzing the increasing amount of data generated by clinical trials. AI has many applications in clinical trials, both short and long-term. AI technologies make possible innovations crucial for transforming clinical trials, such as seamlessly combining Phases I and II, developing novel patient-centered endpoints, and collecting and analyzing Real-World Data.

OneMedNet believes that AI tools also have wider benefits for hospitals and health systems. Professor Alexander Wong, University of Waterloo Canada Research Chair in AI and Medical Imaging, points out that AI benefits include the potential to ease the burden on radiology departments in terms of assessing scans and predicting upcoming demand for general hospital and intensive care beds, and demand for equipment such as respirators and ventilators, medicines, masks, and ventilator mouthpieces, as well as aiding workforce planning.7

Across a diverse set of imaging modalities, digital images typically include metadata and/or annotations that may include protected health information (e.g., patient name, date of birth). Although diagnostic images generally do not warrant the same level of privacy concerns as genomic data, researchers must also remove facial characteristics or other features that could identify a patient.

Digital image analysis can be used to support research and development by analyzing large volumes of tissue specimens or other medical images to run molecular screens that model biomarkers and treatment responses by transplanting a portion of a patient’s tumor into humanized mice or 3D tissue cultures derived from stem cells that resemble miniature organs. These models allow researchers to conduct controlled laboratory experiments that can inform treatment approaches and link predicted treatment response to actual clinical outcomes by linking this data to EHR, claims, and other sources of Real-World Data. Similarly, preclinical studies can be informed by safety assessments conducted in animal models or studies of animal molecular biomarkers or anatomic abnormalities to minimize the burden on human study participants. Findings can also inform clinical trial optimization by stratifying participants according to predicted response and determining appropriate eligibility criteria.

5 See https://www.fda.gov/news-events/press-announcements/fda-approves-first-drug-prevent-graft-versus-host-disease

6 See https://www.fda.gov/drugs/resources-information-approved-drugs/fda-disco-burst-edition-fda-approval-orencia-abatacept-prophylaxis-acute-graft-versus-host-disease

7 See https://www.eurekalert.org/news-releases/936861

14

2.	Second, Real-World Evidence is the clinical evidence about the usage and potential benefits or risks of a medical product derived from analysis of Real-World Data. Real World Evidence provides clinically-rich insights into what actually happens in everyday practice and why. The FD&C Act defines Real-World Evidence as “data regarding the usage, or the potential benefits or risks, of a drug derived from sources other than traditional clinical trials.”[8] In developing its Real-World Evidence program, FDA believes it is helpful to distinguish between the sources of Real-World Data and the evidence derived from that data.

Evaluating Real-World Evidence in the context of regulatory decision-making depends not only on the evaluation of the methodologies used to generate the evidence but also on the reliability and relevance of the underlying Real-World Data; these constructs may raise different types of considerations. Real-World Evidence refers to evidence about the risks and benefits of a product derived from analysis of the Real-World Data. For example, the FDA has used Real-World Data and Real-World Evidence, derived from its Sentinel system for monitoring the safety of regulated products, in place of post-marketing studies. It has carried this out for nine potential safety issues involving five products.

Real-World Evidence is the clinical evidence regarding the usage and potential benefits or risks of a medical product derived from analysis of Real-World Data. Real World Evidence can be generated by different study designs or analysis, including but not limited to, randomized trials, including large simple trials, pragmatic trials, and observational studies (prospective and/or retrospective).

Unlike traditional clinical trials, where necessary data elements can be curated and collection mandated, the creation of Real World Evidence requires assessing, validating and aggregating various, often disparate, sources of data available through routine clinical practice. Real-world evidence is used by different stakeholders in many different ways.

●	It gives life sciences companies insight into how their drugs are being used.
●	It helps providers improve the delivery of care.
●	It enables regulatory authorities to monitor post-market safety and adverse events.
●	It helps payers assess outcomes from treatments.

From Real-World Data to Real World Evidence

The creation of Real World Evidence requires a combination of high-powered analytics, a validated approach and a robust knowledge of available Real-World Data sources (e.g., what data is captured within existing quality registries, what data can be captured through electronic health records and case report forms or claims, which patient organizations capture data on relevant patient cohorts). This process includes several steps, which are summarized here:

1.	Defining a study protocol answering relevant clinical questions.

2.	Defining which data elements can be collected from which Real-World Data sources.

3.	Establishing data capture arrangements and protocols with existing Real-World Data sources.

4.	Blending disparate data sources through probabilistic record matching algorithms.

5.	Validating and supplementing blended data through editable eCRFs.

6.	Defining and calculating clinically relevant outcomes and measures.

7.	Appropriately assessing and controlling for variability in data quality, availability and confounding patient factors affecting measured outcomes.

8.	Real World Evidence can provide a holistic view of patients that in many cases cannot be studied through traditional clinical trials.

8 See 21 U.S.C. 355(g)(b).

15

Real World Evidence has been proven to fill a gap between research (what we learn) and everyday practice (what we do) in healthcare, and it creates a difference between what is expected to happen and what really happens. Driving measurable improvements in healthcare requires us all to be rooted in the reality of what actually happens before, during, and after clinical procedures, interventions, and office visits. Real World Evidence fill those gaps and documents the truth by establishing definitively what really happens when doctors treat a wide range of patients that do not look like the homogeneous patient groups in a clinical trial. Because of this, Real World Evidence serves many uses and provides many benefits across the healthcare ecosystem.

As more countries battle to contain healthcare costs, and as the population ages and the number of patients with chronic diseases increases, the need to remove inefficiencies and upgrade the delivery of coordinated care that improves outcomes is more pressing. At the same time, life sciences companies are facing tumultuous times. Industry globalization, the end of the blockbuster era, and an increasingly complex regulatory environment all add to the difficulty of bringing products to market. And across the board, companies are moving toward a patient-centric and outcome-focused model. In this environment, Real World Evidence can be transformative for the industry when Real-World Data is combined with the right technology framework and the regulatory intelligence to make sense of it. As data is consumed across life sciences in different ways and by different stakeholders, it can provide valuable insights and “evidence” across the product life cycle. In addition, stakeholders across the healthcare ecosystem use this new knowledge to support decision-making and improve safety and effectiveness, and ultimately, patient outcomes.

Uses of Real World Evidence in Life Sciences, Among Regulators, Clinicians, Researchers and Healthcare Systems

According to repeated studies by Deloitte,9 the importance of Real World Evidence continues to rise as it promises to accelerate regulatory decision-making and support the approval of new indications for drugs already on the market. Life Sciences, pharmaceutical and medical device companies are significant consumers of Real World Evidence because it can provide value across the entire product lifecycle from pre-trial design to clinical studies and trials to post-market surveillance. Medical product developers are using Real World Evidence to support clinical trial designs (e.g., large simple trials, pragmatic clinical trials) and observational studies to generate innovative, new treatment approaches.

Real World Evidence can be used to make clinical trials more effective and efficient, for example in patient recruitment or label extension, Real World Evidence gathered from other studies or from currently marketed products in a similar category, for example, can have a positive effect on the product portfolio by exposing positive side effects as new potential indications. The most famous example is Viagra, which was initially studied as a drug to lower blood pressure, but an unexpected side effect led to the drug ultimately being approved for erectile dysfunction.

The benefits of Real World Evidence derived from Real-World Data are increasingly being recognized by regulatory authorities. The FDA released a framework for using Real World Evidence to support the process of drug regulation and submission. This is a major step toward recognizing that clinical trials, while still relevant, are not the only way to assess the efficacy and safety of a product. Indeed, the FDA is soon expected to conduct its first full post-market safety approval using only Real World Evidence.

Real World Evidence is now accepted as a reliable source of information for regulatory decision making in certain circumstances. A primary rationale for the FDA to use Real World Evidence E is to help support the approval of a new or extended use for a drug approved under the FD&C Act and to help support or satisfy post-approval study requirements always with the condition that the data quality is up to the standard required. In a recent statement, the FDA even noted how new tools for capturing data in the post-market period, including more sophisticated use of Real-World Data and Real-World Evidence are providing new approaches to address important questions about the safety and benefits of new drugs in real world settings and that these approaches have the potential to do to so more rapidly and with greater efficiency than traditional methods.10

9 See https://www2.deloitte.com/content/dam/insights/us/articles/4354_Real-World-Evidence/DI_Real-World-Evidence.pdf

10 See https://www.fda.gov/science-research/science-and-research-special-topics/real-world- evidence

16

Why Do We Need Real-World Evidence?

There’s a gap between research (what we learn) and everyday practice (what we do) in healthcare, and it creates a difference between what is expected to happen and what really happens. But it’s what really happens that matters. Driving measurable improvements in healthcare requires us all to be rooted in the reality of what actually happens before, during, and after clinical procedures, interventions, and office visits. Real-World Evidence is here to fill those gaps and root us in truth. It tells us what really happens when doctors treat a wide range of patients that don’t look like the homogeneous patient groups in a clinical trial. Because of this, Real-World Evidence serves many uses and provides many benefits across the healthcare ecosystem.

Uses of Real-World Evidence in Pharmaceutical and Device Companies

Pharmaceutical and medical device companies are major consumers of Real-World Evidence, as it can provide value across the entire product lifecycle. Real-World Evidence plays an important role for research across the product lifecycle for both pharmaceutical and device companies. It can inform pre-trial study design by helping researchers identify potential patients and create proper inclusion criteria for clinical trials. Much of medical innovation is driven by traditional clinical trials, where new pharmaceuticals and devices are rigorously studied and tracked before they can be sold and widely distributed.

Although clinical trials are incredibly important to determine the safety and efficacy of new technologies, when compared to real-world evidence they do have some limitations. For example, traditional clinical trials can have strict inclusion criteria that makes it challenging for providers to accurately extrapolate the results of a clinical trial to a broader population. Clinical trial participation is often limited by who the study administrators are able to recruit, and various demographics are often not able to participate. This again challenges the generalizability of clinical trial results across patient populations. Real-world evidence can help overcome the limitations of clinical trials by providing information about a broader cross-section of society. This can help clinicians, researchers, and industry partners better understand their products and how they work.

Once a product is approved and marketed, Real-World Evidence assists pharmaceutical or medical device company understand their products’ relative safety, effectiveness, value, off-label use and more. This post-market surveillance, or post-marketing surveillance, is valuable to stakeholders across the healthcare industry.

17

The AI-enabled patient enrichment and recruitment process can improve suitable cohorts and increase clinical trial effectiveness, data management, analysis, and interpretation of multiple Real-World Data sources, including EHRs and medical imaging data. This presents a unique opportunity for NLP to perform the sophisticated analysis necessary to combine genomic data with electronic medical records (“EMRs”) and other patient data, present in various locations, owners, and formats — from handwritten paper copies to digital medical images — to surface biomarkers that lead to endpoints that can be more efficiently measured, and thereby identify and characterize appropriate patient subpopulations. AI-enabled systems can help to improve patient cohort composition and aid with patient recruitment.

AI technologies can help biopharma companies identify target locations, qualified investigators, and priority candidates and collect and collate evidence to satisfy regulators that the trial process complies with good clinical practice (“GMP”) requirements. One of the most important elements of a clinical trial is a selection of high-functioning investigator sites. Site qualities such as resource availability, administrative procedures, and experienced clinicians with in-depth knowledge and understanding of the disease can shape study timelines and data quality, accuracy, completeness, and consistency.

AI integrated clinical trial programs can help monitor and manage patients by automating real-world data capture, sharing data across systems, and digitalizing standard clinical assessments. AI technologies and wearable technologies can help enable continuous patient monitoring and generate real-time insights into the safety and effectiveness of treatment while predicting the possible risk of dropouts, thereby enhancing patient engagement and retention. To comply with trial adherence criteria, patients must keep detailed records of their medication intake and other data points related to their bodily functions, response to medication, and daily protocols. This can be an overwhelming and tedious task, leading to 40% of patients becoming non-adherent after 150 days into a clinical trial. Wearable devices/sensors and video monitoring are used to collect patient data automatically and continuously, thereby relieving the patient of this task. In combination with wearable technology, AI techniques offer new approaches to developing real-time, power-efficient, mobile, and personalized patient monitoring systems.

Among regulators, clinicians, academic researchers and healthcare systems, the reliance on curated Real World Evidence has grown significantly because of the value it can provide, which is unique relative to each parties’ objectives and mandates. It also helps that the FDA has also sharpened its focus on Real-World Data and Real World Evidence. For example, late last year, the FDA published proposed guidance related to data standards for product submissions with Real-World Data and also weighed in on the use of Real-World Data and Real World Evidence to support regulatory decision-making for drugs and biological products with specific advice for data from electronic health records and medical claims.11 In addition, the FDA uses Real-World Data and Real World Evidence to monitor post-market safety and adverse events and to make regulatory decisions. The health care community is using these data to support coverage decisions and to develop guidelines and decision support tools for use in clinical practice.

11See https://www.fda.gov/regulatory-information/search-fda-guidance-documents/considerations-use-real-world-data-and-real-world-evidence-support-regulatory-decision-making-drug

18

AI with deep-learning capability is also helpful in organizing and translating a vast amount of structured and unstructured data to RWE.12 The human mind can possibly manage 4-5 variables, therefore, AI-enabled data mapping and integration and their normalization into a common data model according to disease pathway and workflow will likely be useful for both quality management in clinical trials and generating meaningful insight for human disease by providing a broader perspective based on real-world data.13

Market Size

The global real world evidence solutions market is projected to grow from $16.13 billion in 2023 to $36.24 billion by 2030, at a CAGR of 12.3%.14 The drug development and approvals segment accounted for the highest revenue share of around 28.9% in 2020. Real-world evidence solutions services allow pharmaceutical companies and healthcare providers as well as payers for efficient management of operations and accelerate the process of drug development and its approval, which fuels market growth. Support from regulatory bodies for using Real World Evidence solutions and an increase in research and development spending are anticipated to boost the market growth.

Based on end user, the global Real World Evidence solutions market is segmented into pharmaceutical, biotechnology, and medical device companies; healthcare payers; healthcare providers; and other end-users (academic research institutions, patient advocacy groups, regulators, and health technology assessment agencies). In 2021, the pharmaceutical, biotechnology, and medical device companies segment is estimated to account for the largest share of 36.5% of the global real-world evidence solutions market. The large share of this segment is primarily attributed to the increasing importance of Real World Evidence studies in drug development and approvals and the growing need to avoid costly drug recalls and assess drug performance in real-world settings.

With the growing need for evidence generated from Real-World Data, the increasing importance of epidemiological data in decision making, and a shift from volume to value-based care, there has been an increased focus on patient registries, a rise in the adoption of EMR in hospitals, and exponential growth in mobile health data and social media which have resulted in the generation of huge amounts of medical data. In 2021, the real-world datasets segment is estimated to account for the larger share of 51.2% of the global real-world evidence solutions market.15 According to Coherent Market Insights, the global real-World Data market is estimated to be valued at $1.59 billion in 2023 and is expected to exhibit a CAGR of 14.4% during the forecast period (2023-2030).16

12 Franklin JM, Schneeweiss S. When and how can real world data analyses substitute for randomized controlled trials? Clin Pharmacol Ther. 2017;102(6):924-33.

13 From real-world data to real-world evidence: An interregional perspective | RAPS, July 30, 2021

14 https://www.fortunebusinessinsights.com/real-world-evidence-solutions-market-107676

15 Meticulous Research® Analysis, which derived its analysis after a detailed assessment of various quantitative and qualitative factors, such as the historical revenue growth trends of leading players, major market growth drivers, restraints, and challenges, along with their impacts over the forecast period and relevant macroeconomic and microeconomic indicators.

16 Real-world Data (RWD) Market to reach $4.07 billion by (globenewswire.com)

19

Our Long-Term Growth Strategies

Our long-term growth strategy is anchored on the following key pillars:

●	Increase Global Reach to Meet Demand: Our strategy is to continue growing our global footprint into areas where we expect high demand growth in the global real world evidence solutions market, which is projected to grow from $16.13 billion in 2023 to $36.24 billion by 2030, at a CAGR of 12.3%. There is a rise in emphasis on evidence-based medicine that relies on Real-World Evidence, which comes from Real-World Data. Market players in healthcare industries, including regulators, healthcare providers, and payers are becoming more aware of the importance of using Real-World Data for making informed decisions regarding comparative effectiveness, treatment effectiveness, cost-effectiveness, and safety. As a result, the demand for real world data solutions is increasing rapidly, which is further driving growth of the market.

Regulatory agencies such as the European Medicines Agency (EMA) and the U.S. Food and Drug Administration (FDA) are making use of real-world evidence in regulatory decision making processes. These regulatory authorities have frameworks and guidelines for using Real-World Evidence and Real-World Data in regulatory submissions, post-market surveillance, and drug approvals. As a result, the demand for real-world data is rising, which in turn is expected to support growth of the market in the coming future.[17]

The use of Real-World Evidence derived from Real-World Data demonstrates value and cost-effectiveness of medical devices and drugs for healthcare technology assessment agencies and payers. With this Real-World Evidence, market access becomes easier and it also enables reimbursement negotiations. This further facilities the inclusion of new therapies in the coverage of healthcare, which in turn creates major opportunities in the global market.[18]

●	Innovate Our Commercial Approach to Drive Incremental Market Share: We intend to rapidly expand our sales network across the globe, while simultaneously building out our sales infrastructure. We intend to focus on our target markets, which include (i) Imaging AI; (ii) medical device companies; and (iii) pharmaceutical companies, as summarized here:

17 Id.

18 Id.

20

●	Enhance and Refine Our Service Offering: Building on our customer-centric mindset throughout our development, curation and commercial processes, we plan to continue expanding and improving our service offering. As we continue to expand into additional geographies globally, we plan to build upon these three pillars:

●	Expand Our Product Offering: We plan to continually evaluate the benefits of expanding our portfolio into other high-growth, high-demand Real-World Data and Real-World Evidence solutions in the future.

Corporate Information

We were originally incorporated in Delaware on February 8, 2021 under the name “Data Knights Acquisition Corp” as a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On November 7, 2023, we held the Closing of the previously announced Merger whereby Merger Sub merged with and into OneMedNet Solutions Corporation (formerly named OneMedNet Corporation), with OneMedNet Solutions Corporation continuing as the surviving entity, which resulted in all of the issued and outstanding capital stock of OneMedNet Solutions Corporation being exchanged for shares of the Company’s Common Stock upon the terms set forth in the Merger Agreement.

21

The Merger and other transactions that closed on November 7, 2023, pursuant to the Merger Agreement, led to Data Knights changing its name to “OneMedNet Corporation” and the business of the Company became the business of OneMedNet Solutions Corporation. We are located at 6385 Old Shady Oak Road, Suite 250, Eden Prairie, MN 55344 and reachable by telephone on 800-918-7189.

The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Common Stock.

OneMedNet Corporation a Delaware corporation (the “Company,” “we,” “us,” or “OneMedNet”) together with its wholly-owned subsidiary OneMedNet Solutions Corporation, a Delaware corporation, founded on October 13, 2009 in the State of Hawaii and later incorporated in the State of Delaware on November 20, 2015 and its wholly-owned subsidiary, OneMedNet Technologies (Canada) Inc., incorporated on October 16, 2015 under the provisions of the Business Corporations Act of British Columbia whose functional currency is the Canadian dollar. All refences in this prospectus to the “Company,” “we,” “us,” or “OneMedNet” include OneMedNet Solutions Corporation and its wholly-owned subsidiary, OneMedNet Technologies (Canada) Inc., incorporated on October 16, 2015 under the provisions of the Business Corporations Act of British Columbia whose functional currency is the Canadian dollar.

Recent Developments

Closing of Business Combination

OneMedNet Corporation, a Delaware corporation (the “Company,” “we,” “us” or “OneMedNet”) together with its wholly-owned subsidiary, OneMedNet Solutions Corporation, a Delaware corporation, and its wholly-owned subsidiary, OneMedNet Technologies (Canada) Inc., incorporated under the provisions of the Business Corporations Act of British Columbia whose functional currency is the Canadian dollar. All references in this prospectus to the “Company,” “we,” “us,” or “OneMedNet” include OneMedNet Corporation and both OneMedNet Solutions Corporation and OneMedNet Technologies (Canada) Inc., except that references to the “Company” “we,” “us,” or “Data Knights” in this Item 7 refer to OneMedNet Corporation f/k/a Data Knights Acquisition Corp.

We were originally incorporated in Delaware on February 8, 2021 under the name “Data Knights Acquisition Corp” as a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On May 11, 2021, we consummated an initial public offering.

On November 7, 2023, following the approval at the special meeting of the shareholders of Data Knights Acquisition Corp., a Delaware corporation held on October 17, 2023 (the “Special Meeting”), Data Knights Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Data Knights Acquisition Corp., a Delaware corporation (“Data Knights”), consummated a merger (the “Merger”) with and into OneMedNet Solutions Corporation (formerly named OneMedNet Corporation), a Delaware corporation (“OneMedNet”) pursuant to an agreement and plan of merger, dated as of April 25, 2022 (the “Merger Agreement”), by and among Data Knights, Merger Sub, OneMedNet, Data Knights, LLC, a Delaware limited liability company (“Sponsor” or “Purchaser Representative”) in its capacity as the representative of the stockholders of Data Knights, and Paul Casey in his capacity as the representative of the stockholders of OneMedNet (“Seller Representative”). Accordingly, the Merger Agreement was adopted, and the Merger and other transactions contemplated thereby (collectively, the “Business Combination”) were approved and completed.

At the closing, on November 7, 2023, of the Business Combination pursuant to the Merger Agreement, Merger Sub merged with and into OneMedNet with OneMedNet surviving the Merger, as a wholly-owned subsidiary of Data Knights, and Data Knights changed its name to “OneMedNet Corporation.”

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Data Knights was treated as the acquired company and OneMedNet Corporation was treated as the acquirer for financial statement reporting purposes.

22

At the closing of the Merger, holders of Data Knights common stock automatically received common stock of OneMedNet, and holders of Data Knights warrants automatically received warrants of OneMedNet with substantively identical terms. At the Closing of the Business Combination, all shares of Data Knights owned by the Sponsor (consisting of shares of Class A common stock and shares of Class B common stock), which we refer to as the founder shares, automatically converted into an equal number of shares of OneMedNet’s common stock, and Private Placement Warrants held by the Sponsor, automatically converted into warrants to purchase one share of OneMedNet common stock with substantively identical terms.

On June 28, 2023, the Company and Data Knights entered into a Securities Purchase Agreement (the “PIPE SPA”) with certain investors (collectively referred to herein as the “Purchasers”) for PIPE financing in the aggregate original principal amount of $1,595,744.70 and the purchase price of $1.5 million. Pursuant to the Securities Purchase Agreement, Data Knights will issue and sell to each of the Purchasers, a new series of senior secured convertible notes (the “PIPE Notes”), which are convertible into shares of Common Stock at the Purchasers election at a conversion price equal to the lower of (i) $10.00 per share, and (ii) 92.5% of the lowest volume weighted average trading price for the ten (10) Trading Days immediately preceding the Conversion Date. The Purchasers’ $1.5 million investment in the PIPE Notes closed and funded contemporaneous to the Closing of the Business Combination. Effective immediately prior to the Closing, Data Knights issued the PIPE Notes to the Purchasers pursuant to the private offering rules under the Securities Act of 1933, as amended (the “Securities Act”).

As of the Closing, among other holders, public stockholders own 98,178 shares of OneMedNet common stock approximately representing 0.35% of the outstanding shares of OneMedNet common stock; the Sponsor and its affiliates own approximately 15.1% of the outstanding shares of OneMedNet common stock (inclusive of shares received upon conversion of the Sponsor’s loan); OneMedNet’s former security holders own approximately 61.992% of the outstanding shares of OneMedNet common stock from the conversion of their shares; PIPE investors own 0.46% of the outstanding shares of OneMedNet common stock and former convertible note holders own approximately 16.24% of the outstanding shares of OneMedNet common stock resulting from the issuance of 5,238,800 shares of Common Stock upon conversion of their notes.

In addition, at the closing of the Merger, the Company issued an aggregate of 277,778 shares of the Company’s Company Stock at $10.89 per share, for an aggregate value of $3,025,000 (the “Compensation Shares”) to EF Hutton, LLC, division of Benchmark Investments, LLC (“EF Hutton”) win partial satisfaction of fees due to them in connection with the Merger.

Lock-up Agreements

Effective April 25, 2022, in connection with the execution of the Merger Agreement, certain stockholders of OneMedNet and certain of OneMedNet’s officers and directors (such stockholders, the “Company Holders”) entered into a lock-up agreement (the “Lock-up Agreement”) pursuant to which the Company Holders will be contractually restricted, during the Lock-up Period (as defined below), from selling or transferring any of (i) their shares of OneMedNet common stock held immediately following the Closing and (ii) any of their shares of OneMedNet common stock that result from converting securities held immediately following the Closing (the “Lock-up Shares”). Effective November 7, 2023, the newly appointed officers and directors of OneMedNet Corporation have entered into a Lock-Up Agreement.

The “Lock-up Period” means the period commencing at Closing and end the earliest of: (a) six months from the Closing, and (b) the date after the Closing on which the Purchaser consummates a liquidation, merger, capital stock exchange, reorganization, or other similar transaction with an unaffiliated third party that results in all of the Purchaser’s stockholders having the right to exchange their shares of the Purchaser Common Stock for cash, securities, or other property: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii), or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii), or (iii), a “Prohibited Transfer”).

23

In addition, the Sponsor is subject to a lock-up pursuant to a letter agreement (the “Sponsor Lock-up Agreement”), entered into on May 6, 2021, at the time of the IPO (as defined below), among Data Knights, the Sponsor and each of the individuals who were a member of Data Knights’ board of directors and/or management team (each, an “Insider” and collectively, the “Insiders”), who agreed that it, he or she shall not transfer any founder shares which means the 2,875,000 shares of Data Knights Class B common stock, par value $0.0001 per share, initially held by the Sponsor, or shares of OneMedNet’s Common Stock issuable upon conversion thereof) until the earlier of (A) six months after the date of Data Knights’ initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the reported last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, right issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Further, the Sponsor and each of the Insiders agreed further in the Sponsor Lock-Up Agreement that he, she or it shall not transfer any private placement units, the private placement shares, the private placement warrants or shares of Common Stock issued or issuable upon the exercise of the private placement warrants, until 30 days after the completion of the initial Business Combination.

Registration Rights Agreements

At the Closing of the Business Combination and funding of the PIPE, the PIPE Investors each executed a PIPE Note and a PIPE Warrant in the amount corresponding to each PIPE Investor’s investment amount and in accordance with the terms set forth in the PIPE SPA as well as a registration rights agreement (the “PIPE Registration Rights Agreement”). We are registering the offer and sale of these securities to satisfy the registration rights we have granted in the PIPE Registration Rights Agreement. At the Closing of the Business Combination, OneMedNet, Data Knights and the Sponsor entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the Company is obligated to file a registration statement to register the resale of certain securities of the Company held by the holders, as defined in the Registration Rights Agreement and the Sponsor. The Registration Rights Agreement also provides the holders and the Sponsor with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Voting Agreement and Sponsor Support Agreement

In connection with entry into the Merger Agreement, the Company entered into voting agreements (the “Voting Agreements”) with certain stockholders of OneMedNet representing approximately 55% of the outstanding voting power of OneMedNet’s equity securities (the “OneMedNet Stockholders”) pursuant to which OneMedNet Stockholders agreed to vote their securities in favor of the approval of the Merger Agreement and the Business Combination, be bound by certain covenants and agreements related to the Business Combination and to take other customary actions to cause the Business Combination to occur.

In connection with entry into the Merger Agreement, the Company, the Sponsor and OneMedNet entered into a sponsor support agreement (the “Sponsor Support Agreement”) pursuant to which the Sponsor agreed to vote its Data Knights securities in favor of the approval of the Merger Agreement and the Business Combination and to take other customary actions to cause the Business Combination to occur.

Executive Employment Agreements

In connection with the Closing of the Business Combination, the Company has entered into employment agreements (the “Employment Agreements”) with executive officers: Aaron Green (President), Lisa Embree (Chief Financial Officer), and Paul Casey (Chief Executive Officer). The Employment Agreements provide for at-will employment that may be terminated by the Company with or without cause, by the executive with or without good reason, or mutually terminated by the parties.

The Employment Agreement for Mr. Green provides for $350,000 annual salary, eligibility to receive an annual cash performance bonus of $175,000 upon his achievement of the performance goals set by the Company’s CEO and Board of Directors, and eligibility to receive 600,000 of the Company’s outstanding shares at closing, as part of the Company’s Restricted Stock Unit Plan, subject to the approval of the Company’s Board of Directors. In the event that his employment is terminated by the Company without Cause (as defined in the Employment Agreement), or is terminated by Mr. Green for Good Reason (as defined in the Employment Agreement), after six months of employment, and he signs and does not revoke a standard release of claims with the Company in a form reasonably satisfactory to the Company’s Board of Directors (a “Release”), which Release becomes irrevocable no later than sixty (60) days (the “Release Deadline”), after the date of his termination of employment (the “Termination Date”) he will be entitled to the following severance payment, as follows: (a) if the Termination Date is after six (6) months’ of employment, but before he has completed 12 months’ of employment, he will receive three (3) months’ salary; and (b) if the Termination Date is after 12 months’ employment he will receive six (6) months’ salary. If the Release does not become effective and irrevocable by the Release Deadline, he will forfeit any right to severance.

24

The Employment Agreement for Ms. Embree provides for $225,000 annual salary, eligibility to receive an annual cash performance bonus of twenty-five percent (25%) of her annual salary upon her achievement of the performance goals set by the Company’s CEO and Board of Directors, and eligibility to receive 260,000 of the Company’s outstanding shares, as part of the Company’s Restricted Stock Unit Plan, subject to the approval of the Company’s Board of Directors. In the event that her employment with the Company is terminated by the Company without Cause (as defined in the Employment Agreement) or is terminated by Ms. Embree for Good Reason (as defined in the Employment Agreement) she will receive six (6) months’ salary as a Severance Payment.

The Employment Agreement for Mr. Casey provides for $144,000 annual salary, eligible to receive 147,000 shares of stock upon the successful fundraising of an amount equal to or greater than $5,000,000 and, as part of the Company’s Restricted Stock Unit Plan, further equity will be rewarded to Mr. Casey subject to the approval of the Company’s Board of Directors. In the event that his employment with the Company is terminated by the Company without Cause (as defined in the Employment Agreement) or is terminated by Mr. Casey for Good Reason (as defined in the Employment Agreement) he will receive six (6) months’ salary as a Severance Payment.

Stock Purchase Agreement

On June 28, 2023, the Company and Data Knights entered into a Securities Purchase Agreement (the “PIPE SPA”) with certain investors (collectively referred to herein as the “Purchasers”) for PIPE financing in the aggregate original principal amount of $1,595,744.70 and the purchase price of $1.5 million. Pursuant to the Securities Purchase Agreement, Data Knights will issue and sell to each of the Purchasers, a new series of senior secured convertible notes (the “PIPE Notes”), which are convertible into shares of Common Stock at the Purchasers election at a conversion price equal to the lower of (i) $10.00 per share, and (ii) 92.5% of the lowest volume weighted average trading price for the ten (10) Trading Days immediately preceding the Conversion Date. The Purchasers’ $1.5 million investment in the PIPE Notes closed and funded contemporaneous to the Closing of the Business Combination. Effective immediately prior to the Closing, Data Knights issued the PIPE Notes to the Purchasers pursuant to the private offering rules under the Securities Act of 1933, as amended (the “Securities Act”).

Government Regulation

Many aspects of our businesses are regulated by federal and state laws, rules and regulations. Accordingly, we maintain a robust compliance program aimed at ensuring we operate our business in compliance with all existing legal requirements material to the operation of our businesses. There are, however, occasionally uncertainties involving the application of various legal requirements, the violation of which could result in, among other things, fines or other sanctions. See “Risk Factors” for additional detail.

Regulation of Patient Information. Our information management services relate to the processing of information regarding patient diagnosis and treatment of disease and are, therefore, subject to substantial governmental regulation. In addition, the confidentiality of patient-specific information and the circumstances under which such patient-specific records may be released for inclusion in our databases or used in other aspects of our business is heavily regulated. Federal, state and foreign governments are contemplating or have proposed or adopted additional legislation governing the possession, use and dissemination of personal data, such as personal health information and personal financial data, as well as security breach notification rules for loss or theft of such data. Additional legislation or regulation of this type might, among other things, require us to implement additional security measures and processes or bring within the legislation or regulation deidentified health or other data, each of which may require substantial expenditures or limit our ability to offer some of our services.

25

In particular, personal health information is recognized as a special, sensitive category of personal information, subject to additional mandatory protections. Violations of data protection regulations are subject to administrative penalties, civil money penalties and criminal prosecution, including corporate fines and personal liability.

Data Privacy

Patient health information is among the most sensitive of personal information, and it is critically important that information about an individual’s healthcare is properly protected from inappropriate access, use and disclosure. Real world evidence — information that allows us to examine actual practices and outcomes — is essential to increase access to care, improve outcomes, and lower costs.

OneMedNet uses a wide variety of privacy-enhancing technologies and safeguards to protect individual privacy while generating and analyzing information on a scale that helps healthcare stakeholders identify disease patterns and correlate with the precise treatment path and therapy needed for better outcomes. We employ a wide variety of methods to manage privacy requirements, including:

●	governance, frameworks, models and training to promote good decision making and accountability;

●	a layered approach to privacy and security management to avoid a single point of failure;

●	ongoing evaluation of privacy and security practices to promote continuous improvement;

●	use of technical, administrative, physical and organizational safeguards and controls;

●	collaboration with data suppliers and trusted third parties for our syndicated market research and analytics offerings to remove identifiable information or employ effective encryption or other techniques to render information non-identified before data is delivered to us; and

●	work with leading researchers, policy makers, thought leaders and others in a variety of fields relevant to the application of effective privacy and security practices, including statistical, epidemiological and cryptographic sciences, legal, information security and compliance, and privacy.

We have relied on expertise in the industry with de-identifying data. Our capabilities allow us to render data non-identified while still maintaining data utility, thus protecting privacy while still advancing innovation. Not only do we make use of de-identification techniques with respect to the data we hold, but we also share our expertise in this area with policymakers, regulators and others to help them understand de-identification methodologies and practical considerations to avoid re-identification risk. We operate in more than 100 countries around the world, many of which have data protection and privacy laws and regulations based on similar core principles (e.g., openness, accountability, security safeguards, etc.). We apply those principles globally and augment our practices to address local laws, contractual obligations and other data privacy requirements.

Our Compliance team, led by our Chief Compliance Officer, is comprised of privacy professionals and privacy law experts who drive our strategy and develop and manage our policies and standards. The Compliance team provides subject matter expertise related to the proper management of all data types. In addition, our Compliance team liaises with our Legal, IT, Information Security and other teams so that privacy requirements are addressed in technology, contracting, offerings and other business activities.

The OneMedNet Privacy Policy (the “Privacy Policy”) is our foundational privacy policy. It explains how, when applicable, we collect, hold, use and disclose personal information, including that of our personnel, consumers, healthcare professionals, patients, medical research subjects, clinical investigators, customers, suppliers, vendors, business partners and investors.

Cybersecurity

We employ an array of data security technologies, processes, and methods across our infrastructure to protect systems and sensitive information from unauthorized access. OneMedNet maintains comprehensive identity and access management practices (e.g., roles and access privileges for each user; multi-factor authentication, privileged user accounts, single sign-on, user lifecycle management) and employs a variety of security information and event management tools. We developed, maintain and utilize a global integrated information security framework to guide our practices, based on relevant industry frameworks and laws, including, but not limited to NIST, GxP, HITRUST, the ISO 27000 family, COBIT, GDPR, and HIPAA.

26

The framework consists of policies, standards, procedures, work Instructions and documentation. Information is classified into four categories to help individuals apply the right level of controls and safeguards to information, applications and systems. Our cybersecurity program focuses on all areas of our business, including cloud-based environments, data centers, devices used by employees and contractors, facilities, networks, applications, vendors, disaster recovery / business continuity and controls and safeguards enabled through business processes and tools. We continuously monitor for threats and unauthorized access.

We draw on the knowledge and insight of external cybersecurity experts and vendors, and internally employ dedicated, certified, cybersecurity staff, such as but not limited to, CISSP, CISM, CISA, CSSP or other equivalent certifications, that leverage an array of third-party tools to secure OneMedNet information infrastructure and protect systems and information from unauthorized access. Non-technical safeguards also play an important role in our cybersecurity program. We provide various training programs and tools to employees so they can avoid risky practices and help us promptly identify potential or actual issues. We also have global incident response procedures, global service tools to log incidents and issues for investigation, and an ethics line to report concerns and follow-up on matters already reported. The Compliance team, led by our Chief Compliance Officer, develops and implements our strategy, as well as monitors systems and devices for risks and threats.

Regulatory Quality Compliance (FDA 21 CFR Part 11)

OneMedNet provides high-quality, de-identified, regulatory-grade imaging and clinical data; as such OneMedNet adheres to all applicable local and Federal regulatory quality requirements, including but not limited to FDA 21 CFR Part 11. OneMedNet maintains a rigorous and ongoing internal quality management system to enable the organization to produce the highest quality regulatory compliant clinical data for our clients and consumers. This program includes:

●	Ongoing internal audits, policy reviews, and procedure testing to ensure validation, audit trails, legacy systems, and record handling and retention adhere to the latest regulatory guidelines and best practices.

●	Regular third-party or client initiated external audits to assess the compliance of OneMedNet to ensure operations are in accordance with, but not limited to the applicable regulations, standards, policies, and standard operation procedures.

Organizational Structure

The following is a current organizational chart of our Company:

27

Employees

Prior to the closing of the Business Combination, we had four officers: Paul Casey, Chief Executive Officer and Director; Dr. Jeffrey Yu, Chairman of the Board and Chief Medical Officer; Aaron Green, President; and Lisa Embree, Vice President — Finance and Chief Financial Officer; two executives, Brad Overby and Doug Arent; a director of marketing, Del Coufal, and 18 employees. Contemporaneous to the closing of the Business Combination, we appointed two additional executives, Betty Cosgrove as Area Vice President, and Steven Chartier, as Director Product Management, Head of Data. Presently, we have 20 employees.

Facilities

Prior to the closing of the Business Combination, the Company’s executive offices were located at Unit G6, Frome Business Park, Manor Road, Frome, United Kingdom, BA11 4FN and its telephone number was +44 203 833 4000. The Company agreed to pay ARC Group Ltd., an affiliate of the Sponsor, up to an amount of $10,000 per month for office space, secretarial and administrative support. For the nine months ended September 30, 2023 and 2022, we had incurred $60,000 in fees under this agreement, respectively. Upon completion of our Business Combination, the Company ceased paying these monthly fees.

After the closing of the Business Combination, our headquarters is located at 6385 Old Shady Oak Road, Suite 250, Eden Prairie, MN 55344 and our telephone number is (800) 918-7189, where we lease and occupy our office space with an aggregate floor area of approximately 67 square feet from unrelated third parties under operating lease agreements. We consider our current office space adequate for our current operations and needs and that, should it be needed, suitable additional or alternative space will be available to accommodate our operations.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

28

THE OFFERING

Common Stock offered by us

[*] shares based on the sale of our Common Stock at an assumed combined public offering price of $ [*] per share of Common Stock and accompanying warrant, which is the last reported sale price of our Common Stock on The Nasdaq Capital Market on December __, 2023, and no sale of any pre-funded warrants.

In addition, an aggregate of 734,043 outstanding shares of Common Stock, which include 95,745 warrant shares pursuant to the PIPE SPA and each of the PIPE Warrants, and a maximum of up to 638,298 shares of our Common Stock issuable upon the conversion of the PIPE Notes by the selling securityholders identified in this prospectus, at a conversion price equal to the lower of (i) $10.00 per share, and (ii) 92.5% of the lowest volume weighted average trading price for the ten (10) Trading Days immediately preceding the Conversion Date, subject to a minimum of $2.50, which would convert to a maximum of 638,298 PIPE Notes shares of our Common Stock.

Pre-funded warrants offered by us	We are also offering to certain purchasers whose purchase of shares of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, pre-funded warrants to purchase shares of Common Stock, in lieu of shares of Common Stock that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock. Each pre-funded warrant will be exercisable for one share of our Common Stock. The purchase price of each pre-funded warrant and accompanying warrant will equal the price at which the share of Common Stock and accompanying warrant are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share.

The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the shares of Common Stock issuable upon exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis. Because we will issue a warrant for each share of our Common Stock and for each pre-funded warrant to purchase one share of our Common Stock sold in this offering, the number of warrants sold in this offering will not change as a result of a change in the mix of the shares of our Common Stock and pre-funded warrants sold.

Warrants offered by us	Warrants to purchase an aggregate of [*] shares of our Common Stock based on the sale of our Common Stock at an assumed combined public offering price of $ [*] per share of Common Stock and accompanying warrant, which is the last reported sale price of our common stock on The Nasdaq Capital Market on December [*], 2023. Each share of our Common Stock and each pre-funded warrant to purchase one share of our Common Stock is being sold together with a warrant to purchase one share of our common stock.

Each warrant will have an exercise price of $ [*] per share (representing 100% of the price at which a share of Common Stock and accompanying warrant are sold to the public in this offering), will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. Each Warrant is exercisable for one share of Common Stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock.

On or after the thirty (30) day anniversary of the date of this prospectus, a holder of the Warrants may also provide notice and elect an “alternative cashless exercise” pursuant to which they would receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of the Company’s common stock that would be issuable upon a cash exercise and (y) [*].

29

The shares of Common Stock and pre-funded warrants, and the accompanying warrants, as the case may be, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Warrants Offered by the Selling Securityholders Hereunder	95,745 PIPE Warrants exercisable for one share of Common Stock by the selling security holders at an exercise price of $10.00 per share, subject to adjustment as set forth in the PIPE Warrants.

Shares Offered by the Selling Securityholders Pursuant to the PIPE Notes

638,298 shares of Common Stock that are the PIPE Note shares issuable upon the conversion of the PIPE Notes by the selling securityholders identified in this prospectus, at a conversion price equal to the lower of (i) $10.00 per share, and (ii) 92.5% of the lowest volume weighted average trading price for the ten (10) Trading Days immediately preceding the Conversion Date, subject to a minimum of $2.50.

Shares of Common Stock outstanding immediately prior to this offering(1)	23,572,232 shares

Common Stock outstanding immediately after this offering(1)

[*] shares (assuming no exercise of the warrants and pre-funded warrants issued in connection with this offering).

638,298 shares of Common Stock that are the PIPE Note shares issuable upon the conversion of the PIPE Notes.

95,745 shares of Common Stock that are the PIPE Warrants shares assuming an exercise price of $10.00 per share.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $[ ] million at an assumed public offering price of $[*] per share and accompanying warrant, which was the closing price of our Class A common stock on The Nasdaq Capital Market on December [*], 2023, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for (i) sales and marketing, (ii) operational costs, (iii) product development, (iv) manufacturing expansion and (v) working capital and other general corporate purposes. We may also use a portion of the net proceeds to in-license, acquire or invest in complementary businesses or products, however, we have no current commitments or obligations to do so.

We will not receive any proceeds from the sale of our securities offered by the selling securityholders under this prospectus (the “PIPE Securities”). We will receive up to an aggregate of approximately $957,450 from the exercise of all PIPE Warrants, assuming the exercise in full of all of the PIPE Warrants for cash. We expect to use the net proceeds from the exercise of the PIPE Warrants for general corporate purposes. See the section titled “Use of Proceeds” appearing elsewhere in this prospectus for more information.

Risk Factors	See “Risk Factors” on page 31 and other information included in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our Common Stock.

Nasdaq Capital Market symbol	Shares of our Common Stock are listed on The Nasdaq Capital Market under the symbol “ONMD.” There is no established trading market for the warrants, and we do not expect a trading market to develop. We do not intend to list the warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the warrants will be extremely limited.

Lock-Up Restrictions	Of the shares of Common Stock that may be offered or sold by selling securityholders identified in this prospectus, pursuant to the PIPE Notes and PIPE Warrants, 612,312 of those shares of Common Stock are subject to certain lock-up restrictions, which include 79,788 shares of Common Stock issuable upon the exercise of the PIPE Warrants and 532,524 shares of Common Stock issuable upon the conversion of the PIPE Notes.

(1) The number of shares of Common Stock that will be outstanding after this offering is based on approximately 23,572,232 shares of Common Stock outstanding as of December [12], 2023, and excludes 1,685,881 shares of Common Stock reserved for future issuance under our 2022 Equity Incentive Plan.

30

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains a discussion of the risks applicable to an investment in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities. We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

You should carefully consider the following risks, as well as the other information contained in this prospectus, including our historical financial statements and related notes included elsewhere in this prospectus before you decide to purchase our securities. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our Common Stock shares and warrants. Refer to “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to this Offering and Our Common Stock

Our stock price may be volatile, and purchasers of our Common Stock could incur substantial losses.

The stock market in general has experienced significant price and volume fluctuations that have often been unrelated or disproportionate to operating performance of individual companies, particularly following a public offering of a company with a small public float. There is the potential for rapid and substantial price volatility of our Common Stock following this offering. These broad market factors may seriously harm the market price of our Common Stock, regardless of our actual or expected operating performance and financial condition or prospects, which may make it difficult for investors to assess the rapidly changing value of our Common Stock.

We are currently listed on The Nasdaq Capital Market. If we are unable to maintain listing of our securities on Nasdaq or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our stockholders to sell their securities.

Although our Common Stock is currently listed on The Nasdaq Capital Market, we may not be able to continue to meet the exchange’s minimum listing requirements or those of any other national exchange. If we are unable to maintain listing on Nasdaq or if a liquid market for our Common Stock does not develop or is sustained, our Common Stock may remain thinly traded.

The listing rules of Nasdaq require listing issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, we should fail to maintain compliance with these listing standards and Nasdaq should delist our securities from trading on its exchange and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our stockholders:

●	the liquidity of our Common Stock;

●	the market price of our Common Stock;

●	our ability to obtain financing for the continuation of our operations;

●	the number of institutional and general investors that will consider investing in our Common Stock;

●	the number of investors in general that will consider investing in our Common Stock;

●	the number of market makers in our Common Stock;

●	the availability of information concerning the trading prices and volume of our Common Stock; and

●	the number of broker-dealers willing to execute trades in shares of our Common Stock.

31

Our principal stockholders will continue to have significant influence over the election of our board of directors and approval of any significant corporate actions, including any sale of the company.

Our founders, executive officers, directors, and other principal stockholders, in the aggregate, beneficially own a majority of our outstanding stock. These stockholders currently have, and likely will continue to have, significant influence with respect to the election of our board of directors and approval or disapproval of all significant corporate actions. The concentrated voting power of these stockholders could have the effect of delaying or preventing an acquisition of the company or another significant corporate transaction.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the currently intended purposes described in the section entitled “Use of Proceeds.” Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply our cash from this offering in ways that ultimately increase the value of any investment in our securities or enhance stockholder value. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply our cash in ways that enhance stockholder value, we may fail to achieve expected financial results, which may result in a decline in the price of our shares of Common Stock, and, therefore, may negatively impact our ability to raise capital, invest in or expand our business, acquire additional products or licenses, commercialize our product, or continue our operations.

We could be subject to securities class action litigation.

In the past, securities class action litigation has often been brought against companies following a decline in the market price of their securities. In 2020, 22% of securities class action litigation filings were against defendants in the health technology and services sector, which accounted for 22% of new filings. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for the shares and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades our Common Stock or publishes inaccurate or unfavorable research about our business, the market price for our Common Stock would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our common stock to decline.

We do not expect to pay dividends in the foreseeable future, and you must rely on price appreciation of your shares of Common Stock for return on your investment.

We have paid no cash dividends on any class of our stock to date, and we do not anticipate paying cash dividends in the near term. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our stock. Accordingly, investors must be prepared to rely on sales of their shares after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our shares. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

As the public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Common Stock in this offering, you will pay more for your shares of Common Stock than the amount paid by our existing stockholders for their shares on a per share basis. As a result, you will experience immediate and substantial dilution in net tangible book value per share in relation to the price that you paid for your shares. We expect the dilution as a result of the offering to be $_____ per share to new investors purchasing our shares of Common Stock in this offering. In addition, you will experience further dilution to the extent that our shares are issued upon the exercise of any warrants or exercise of stock options under any stock incentive plans. See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon completion of this offering.

32

Future sales of substantial amounts of our Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock, either by us or by our existing stockholders, or the possibility that such sales could occur, could adversely affect the market price of our Common Stock.

Future sales in the public market of shares of our Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock, shares held by our existing stockholders or shares issued upon exercise of our outstanding stock options or warrants, or the perception by the market that these sales could occur, could lower the market price of our Common Stock or make it difficult for us to raise additional capital.

There is no public market for the pre-funded warrants or warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants or warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants or warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the pre-funded warrants and warrants will be limited.

Holders of pre-funded warrants and warrants purchased in this offering will have no rights as common stockholders until such holders exercise such warrants and acquire our Common Stock.

Until holders of pre-funded warrants or warrants acquire shares of our Common Stock upon exercise of such warrants, holders of pre-funded warrants or warrants will have no rights with respect to the shares of our Common Stock underlying such warrants. Upon exercise of the pre-funded warrants or warrants, the holders will be entitled to exercise the rights of a Common Stockholder only as to matters for which the record date occurs after the exercise date.

We will incur increased costs as a public company, and our management will be required to devote substantial time to new compliance initiatives and corporate governance practices.

As a public company, and particularly after we no longer qualify as an emerging growth company, we will incur significant legal, accounting, and other expenses that we did not incur previously. The Sarbanes-Oxley Act of 2002 (“SOX”), the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations impose various requirements on U.S. reporting public companies, including the establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more expensive for us to obtain director and officer liability insurance, which in turn could make it more difficult for us to attract and retain qualified senior management personnel or members for our board of directors. In addition, these rules and regulations are often subject to varying interpretations, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Pursuant to Section 404 of SOX (“Section 404”), we will be required to furnish a report by our senior management on our internal control over financial reporting.

While we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To prepare for eventual compliance with Section 404, once we no longer qualify as an emerging growth company, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe or at all, that our internal control over financial reporting is effective as required by Section 404.

33

We are an “emerging growth company,” and the reduced reporting requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (“the JOBS Act”). For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including exemption from compliance with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock held by non-affiliates exceeds $700 million as of the end of our prior second fiscal quarter, and (2) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period.

In addition, under the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We may elect not to avail ourselves of this exemption from new or revised accounting standards and, therefore, may be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our share price may be more volatile.

Anti-takeover provisions contained in our certificate of incorporation and bylaws as well as provisions of Delaware law, could impair a takeover attempt.

Our certificate of incorporation, bylaws and Delaware law contain provisions which could have the effect of rendering more difficult, delaying or preventing an acquisition deemed undesirable by our board of directors. Our corporate governance documents include provisions:

●	authorizing “blank check” preferred stock, which could be issued by our board of directors without stockholder approval and may contain voting, liquidation, dividend, and other rights superior to our common stock;

●	limiting the liability of, and providing indemnification to, our directors and officers;

●	limiting the ability of our stockholders to call and bring business before special meetings;

●	requiring advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our board of directors;

●	controlling the procedures for the conduct and scheduling of board of directors and stockholder meetings; and

●	providing our board of directors with the express power to postpone previously scheduled annual meetings and to cancel previously scheduled special meetings.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management. As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the Delaware General Corporation law, which prevents some stockholders holding more than 15% of our outstanding common stock from engaging in certain business combinations without approval of the holders of substantially all of our outstanding common stock.

Any provision of our certificate of incorporation, bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock and could also affect the price that some investors are willing to pay for our Common Stock.

34

Our amended and restated certificate of incorporation, as amended, designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or other employees.

Our certificate of incorporation requires that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for each of the following:

●	any derivative action or proceeding brought on our behalf;

●	any action asserting a claim for breach of any fiduciary duty owed by any director, officer, or other employee of ours to the Company or our stockholders, creditors or other constituents;

●	any action asserting a claim against us or any director or officer of ours arising pursuant to, or a claim against us or any of our directors or officers, with respect to the interpretation or application of any provision of, the DGCL, our certificate of incorporation or bylaws; or

●	any action asserting a claim governed by the internal affairs doctrine;

provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any of the foregoing actions for lack of subject matter jurisdiction, any such action or actions may be brought in another state court sitting in the State of Delaware.

The exclusive forum provision is limited to the extent permitted by law, and it will not apply to claims arising under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act of 1933, as amended (the “Securities Act”), or for any other federal securities laws which provide for exclusive federal jurisdiction.

Our Amended and Restated Certificate of Incorporation, as amended, provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Securities Exchange Act of 1934, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock are deemed to have notice of and consented to this provision.

Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our second amended and restated certificate of incorporation provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring such a claim arising under the Securities Act against us, our directors, officers, or other employees in a venue other than in the federal district courts of the United States of America. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our second amended and restated certificate of incorporation.

Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, this provision may limit or discourage a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

We note that there is uncertainty as to whether a court would enforce the provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

35

Our Business Risks

We have a history of operating losses and may never achieve profitability in the future.

We have experienced significant recurring operating losses and negative cash flows from operating activities since inception. For example, for the years ended December 31, 2020, 2021 and 2022, we had net losses of approximately $2.8 million, $2.9 million and $6.6 million, respectively. As of December 31, 2022, we had accumulated losses of approximately $31.9 million.

We expect to continue to incur significant losses in the development, marketing, sale and delivery of our services. If we do not grow our revenues or if we lose existing customers, we expect to continue to incur losses from operations for the foreseeable future. Because of the numerous risks and uncertainties associated with the development, marketing, sale and delivery of our imaging real world data (“iRWDTM”) services, we may experience larger than expected future losses and may never become profitable. Moreover, there is a substantial risk that we may not be able to successfully commercialize our iRWDTM services, which would make it unlikely that we would ever achieving profitability.

OneMedNet believes it has demonstrated its quality and responsiveness in clinical imaging and curation of RWD based upon success in compiling one of the largest networks of imaging centers (comprised of hospitals, imaging centers and clinics) throughout the United States covering more than 15 million patients to date. On the global front, OneMedNet works with hospitals and life science companies around the world including Ireland, United Kingdom, Ghana, Denmark and South Korea and growing. We base these claims on our understanding of our competition in the United States and globally. However, if we were to lose these relationships with our network of imaging centers or lose our customers or our competitors’ technology surpasses ours, our competitors could claim a greater market share domestically or abroad, which could reduce our growth and our profits, which could harm our business, financial position, results of operations and prospects.

Two significant customers represented 31%, 28% and 53% of our revenues for 2020, 2021 and 2022, respectively, and is expected to continue to represent a significant portion of our forecasted revenue for 2023.

Change Healthcare and Siemens Medical Solutions USA, collectively represented 53% and 28% of our revenues in 2022 and 2021, respectively. Change Healthcare and Imaging, LLC, collectively represented 31% of our revenues in 2020. Change Healthcare is expected to continue to represent a significant portion of our forecasted revenue for 2023. If we fail to maintain and grow our relationships with Change Healthcare, we could lose a significant portion of our revenue for 2023, which would materially adversely affect our results of operations and our business.

Change Healthcare and OneMedNet have a seven-year relationship, which we expect to continue and to grow. Potential growth of this relationship could involve several paths potentially. The first, Change Healthcare continues as a valued customer and partner of OneMedNet in connection to which, Change Healthcare automatically renews its contract every year in March. The second relates to the sale that OneMedNet made in the Country of Ireland three years ago, and began implementation of in 2020, whereby OneMedNet has successfully installed its proprietary BEAM Image Exchange technology in all 46 public hospitals as well as the 24 private hospitals. Thus, the entire country of Ireland is using OneMedNet’s BEAM Image Exchange technology. It is anticipated that this relationship will continue well into the future. The subscription revenue anticipated from this relationship in Ireland is expected to generate approximately $1 million per year for the next four years at a minimum. OneMedNet believes the revenue for BEAM will continue to be flat over the next four years with the exception of volume increases from the clients increasing their image volume and adjustments for inflation.

Siemens Medical Solutions USA and its affiliated entities are new clients of OneMedNet since 2021 (collectively, “Siemens”). In 2022, OneMedNet’s revenue from contracts with Siemens was more than double its revenue earned from contracts with Siemens in 2021. OneMedNet is optimistic to continue to maintain this customer’s contracts and potential grow it further in 2023 but there can be no assurance of this outcome. If OneMedNet were to lose one or more of its significant customers, its revenue may significantly decline. In addition, revenue from significant customers may vary from period to period depending on the timing of renewing existing agreements or entering into new agreements for additional OneMedNet products as well as other unforeseen risks and variables discussed in this proxy statement/prospectus. The loss of one or more of OneMedNet’s significant customers could adversely affect its business, results of operations and financial condition.

36

We believe Siemen’s will continue to demand the highest quality imaging services across numerous therapies, diseases, and disorders. Siemens Healthineers has a large demand for imaging studies to create artificial Intelligence driven algorithms to increase diagnosis precision and accuracy. OneMedNet has been asked to supply Siemens numerous disease specific studies in the near future including: Chest Radiography – 4,000+ studies; Brain MRI – 400 studies; Pelvic MR Imaging – 500 studies; Training data CR – 200,000 studies, among others. We expect the number and size of the orders to grow to fuel Siemens aggressive growth strategy however there can be no assurance of such growth. Failure to continue our relationships with Change Healthcare and Siemens would have a material adverse effect on our business, financial condition and results of operations. You should not rely on our historical relationship with these companies as an indication of our future performance.

We may encounter difficulties in managing our attempted growth of our business, which could negatively impact our operations.

As we expand, market, sell and deliver our service offerings, we anticipate that we will need to increase our service development, sales and marketing and administrative headcount. Such an evolution may impact our strategic focus and our deployment and allocation of resources.

Our ability to manage our operations and growth effectively depends upon the continual improvement of our procedures, reporting systems and operational, financial and management controls. We may not be able to implement administrative and operational improvements in an efficient or timely manner and may discover deficiencies in existing systems and controls. If we do not meet these challenges, we may be unable to execute our business strategies and may be forced to expend more resources than anticipated addressing these issues.

We may acquire additional technology and complementary businesses in the future. Acquisitions involve many risks, any of which could materially harm our business, including the diversion of management’s attention from core business concerns, failure to effectively exploit acquired technologies, failure to successfully integrate the acquired business or realize expected synergies or the loss of key employees from either our business or the acquired businesses.

In addition, in order to continue to meet our obligations as a public listed company in both Australia and the United States and to support our anticipated long-term growth, we will need to increase our general and administrative capabilities. Our management, personnel and systems may not be adequate to support this future growth. If we are unable to successfully manage our growth and the increased complexity of our operations, our business, financial position, results of operations and prospects may be harmed.

Our recent growth rates may not be sustainable, or indicative of future growth.

Our historical revenue is extremely low in absolute dollars. While our revenues grew significantly on a percentage basis from 2020 to 2022, this rate of growth may not be sustainable or indicative of our future rate of growth. We believe that our continued revenue growth, as well as our ability to reach profitability, will depend upon, among other factors, our ability to address the challenges, risks and difficulties described elsewhere in this proxy statement/prospectus. We cannot provide assurance that we will be able to successfully manage any such challenges or risks to our future growth. Any of these factors could cause our revenue growth to decline and may adversely affect our margins and reaching profitability. Failure to continue our revenue growth or improve margins would have a material adverse effect on our business, financial condition and results of operations. You should not rely on our historical rate of revenue growth as an indication of our future performance.

37

We may be unable to execute our business objectives and growth strategies successfully or sustain our growth and, as a result, this could have a material adverse effect on our operating results.

The highly complex nature of our industry requires that we effectively execute and manage our business objectives and growth strategies, such as expanding our marketing and commercialization of our services in the U.S. and internationally, adding new customers, and increasing our service delivery capacity. However, we may not be able to execute on these strategies as effectively as anticipated. Our ability to execute on these strategies depends on a number of factors, including, without limitation:

●	our ability to obtain adequate capital resources to complete execute our growth plans;

●	our ability to hire, train and retain skilled managers and personnel, including quality and production personnel, and marketing and commercial specialists;

●	our ability to protect our existing and new services by registering and defending our intellectual property rights; and

●	our ability to successfully add new customers.

To the extent we are unable to execute on our growth strategies in accordance with our expectations, this could have a material adverse effect on our business, financial condition, and future results of operations.

The real-world data and real-world evidence business market continues to evolve, is highly competitive, and we may not be successful in competing in this industry or establishing and maintaining confidence in our long-term business prospects among current and future partners and customers.

The real-world data and real-world evidence business market in which we compete continues to evolve and is highly competitive. To date, we have focused our efforts on its expertise in clinical imaging innovation solutions that connects healthcare providers and patients and satisfies a crucial need with the life sciences. We offer direct access to clinical images and associated contextual patient record. OneMedNet proved the commercial and regulatory viability of imaging Regulatory Grade Real-World Data (“iRWDTM”), a promising emerging market, that exactly matches OneMedNet’s life science partners’ case selection protocol. OneMedNet has the immediate ability to quickly search and extensively curate multi-layer data from a federated group of healthcare facilities and to provide fast access to curated medical images that has proved the commercial and regulatory viability of imaging RWD and covers the complete value chain in imaging RWD, validated by an increasing federated network of providers. However, real-world data and real-world evidence has been increasingly adopted and our current competitors have, and future competitors may have, greater resources than we do and may also be able to devote greater resources to the development of their current and future technologies. These competitors also may have greater access to customers and may be able to establish cooperative or strategic relationships amongst themselves or with third parties that may further enhance their resources and competitive positioning.

Developments in improvements in real-world data and real-world evidence curation by competitors may materially adversely affect the sales, pricing and gross margins of our business. If a competing technology or process is developed that has superior operational or price performance, our business will be harmed. Similarly, if we fail to accurately predict and ensure that our real-world data and real-world evidence offering can address customers’ changing needs or emerging technological trends, or if our customers fail to achieve the benefits expected from our real-world data and real-world evidence offering, our business will be harmed.

We must continue to commit resources to develop our real-world data and real-world evidence technology in order to establish a competitive position, and these commitments will be made without knowing whether such investments will result in products potential customers will accept. There is no assurance we will successfully identify new customer requirements, develop and bring our real-world data and real-world evidence to market on a timely basis, or that products and technologies developed by others will not render our real-world data and real-world evidence obsolete or noncompetitive, any of which would adversely affect our business and operating results.

If we are unable to attract and retain key employees and qualified personnel, our ability to compete could be harmed.

We depend on the talents and continued efforts of our senior management and key employees. The loss of members of our management or key employees may disrupt our business and harm our results of operations. Further, our ability to manage further expansion will require us to continue to attract, motivate and retain additional qualified personnel. Competition for this type of personnel is intense, and we may not be successful in attracting, integrating and retaining the personnel required to grow and operate our business effectively. There can be no assurance that our current management team or any new members of our management team will be able to successfully execute our business and operating strategies.

38

Our operating and financial results forecast relies in large part upon assumptions and analyses developed by us. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from our forecasted results.

The projected financial and operating information appearing elsewhere in this prospectus reflect current estimates of future performance. Whether actual operating and financial results and business developments will be consistent with our expectations and assumptions as reflected in our forecasts depends on a number of factors, many of which are outside our control, including, but not limited to:

●	success and timing of development activity;
●	customer acceptance of our products;
●	competition, including from established and future competitors;
●	whether we can obtain sufficient capital to sustain and grow our business;
●	our ability to manage our growth;
●	whether we can manage relationships with key suppliers;
●	our ability to retain existing key management, integrate recent hires and attract, retain and motivate qualified personnel; and
●	the overall strength and stability of domestic and international economies.

Unfavorable changes in any of these or other factors, most of which are beyond our control, could materially and adversely affect our business, results of operations and financial results.

Our operations could be damaged or adversely affected as a result of natural disasters and other catastrophic events.

Our operations could be adversely affected by events outside of our control, such as natural disasters, wars, health epidemics such as the ongoing COVID-19 pandemic, and other calamities. We cannot assure you that any backup systems will be adequate to protect us from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events. Any of the foregoing events may give rise to interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide services.

Any financial or economic crisis, or perceived threat of such a crisis, including a significant decrease in consumer confidence, may materially and adversely affect our business, financial condition, and results of operations.

In recent years, the United States and global economies suffered dramatic downturns as the result of the COVID-19 pandemic, a deterioration in the credit markets and related financial crisis as well as a variety of other factors including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, ratings downgrades of certain investments and declining valuations of others. The United States and certain foreign governments have taken unprecedented actions in an attempt to address and rectify these extreme market and economic conditions by providing liquidity and stability to the financial markets. If the actions taken by these governments are not successful, the return of adverse economic conditions may negatively impact the demand for iRWDTM offering and may negatively impact our ability to raise capital, if needed, on a timely basis and on acceptable terms or at all.

39

Our ability to utilize our net operating loss and tax credit carryforwards to offset future taxable income may be subject to certain limitations.

In general, under Section 382 of the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to use its pre-change net operating loss carryforwards (“NOLs”), to offset future taxable income. The limitations apply if a corporation undergoes an “ownership change,” which is generally defined as a greater than 50 percentage point change (by value) in its equity ownership by certain stockholders over a three-year period. If we have experienced an ownership change at any time since our incorporation, we may already be subject to limitations on our ability to utilize our existing NOLs and other tax attributes to offset taxable income or tax liability. In addition, the Business Combination and future changes in our stock ownership, which may be outside of our control, may trigger an ownership change. Similar provisions of state tax law may also apply to limit our use of accumulated state tax attributes. As a result, even if we earn net taxable income in the future, our ability to use these or our pre-change NOL carryforwards and other tax attributes to offset such taxable income or tax liability may be subject to limitations, which could potentially result in increased future income tax liability to us.

There is also a risk that changes in law or regulatory changes made in response to the need for some jurisdictions to raise additional revenue to help counter the fiscal impact from unforeseen reasons, including suspensions on the use of net operating losses or tax credits, possibly with retroactive effect, may result in our existing net operating losses or tax credits expiring or otherwise being unavailable to offset future income tax liabilities.

We are subject to many hazards and operational risks that can disrupt our business, some of which may not be insured or fully covered by insurance.

Our operations are subject to many hazards and operational risks inherent to our business, including: (a) general business risks; (b) warranty liability; and (c) damage to third parties (e.g., our vendors), our infrastructure or properties caused by fires, floods and other natural disasters, power losses, telecommunications failures, terrorist attacks, riots, cyberattacks, public health crises such as the current COVID-19 pandemic (and other future pandemics or epidemics), human errors and similar events. As a result of the COVID-19 outbreak, or similar pandemics, we have and may in the future experience disruptions that could severely impact our business and the business of our customers.

Our insurance coverage may be inadequate to cover our liabilities related to such hazards or operational risks. For example, we do not currently maintain cybersecurity insurance and our insurance providers may take the position that our coverage, under present circumstances, does not extend to business interruptions as they relate to the COVID-19 pandemic. In addition, we may not be able to maintain adequate insurance in the future at rates we consider reasonable and commercially justifiable, and insurance may not continue to be available on terms as favorable as our current arrangements. The occurrence of a significant uninsured claim or a claim in excess of the insurance coverage limits maintained by us could have a material adverse effect on our business, financial condition and results of operations.

Our management has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of our Company. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company which will increase our operating costs in future periods.

40

We will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on our business, financial condition and results of operations.

We will face increased legal, accounting, administrative and other costs and expenses as a public company that legacy OneMedNet Corporation did not incur as a private company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require us to carry out activities we have not done previously. For example, we have created new Board committees and adopted new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on our Board or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or the market in which we operate, or if they change their recommendations regarding our securities adversely, the price and trading volume of our securities could decline.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, market or competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our share price and trading volume would likely be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our shares of Common Stock adversely, or provide more favorable relative recommendations about our competitors, the price of our shares of Common Stock would likely decline. If any analyst who may cover us were to cease our coverage of us or fail to regularly publish reports on it, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

Risks Related to Ownership of Our Common Stock, this Offering, and Our Certificate of Incorporation and Bylaws Provisions

Our Common Stock has been and may in the future continue to be subject to extreme volatility.

The trading price of our Common Stock may be subject to extreme volatility. We cannot predict the magnitude of future fluctuations in the trading price of our Common Stock. The trading price of our Common Stock may be affected by a number of factors, including events described in the risk factors set forth in this prospectus and in our periodic reports filed with the SEC from time to time, as well as our operating results, financial condition and other events or factors. Any of the factors listed below could have a material adverse effect on your investment in our securities. Factors affecting the trading price of our securities may include:

●	announcements by us or our competitors regarding technical developments and levels of performance achieved by our or their real-world data and real-world evidence offering;
●	announcements by us regarding developments in our relationship with existing and future key customers;
●	our ability to bring our products and technologies to market on a timely basis, or at all;
●	our operating results or development efforts failing to meet the expectation of securities analysts or investors in a particular period;
●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to it;
●	changes in the market’s expectations about our operating results or the real-world data and real-world evidence industry;

41

●	success of competitors actual or perceived development efforts;
●	changes in financial estimates and recommendations by securities analysts concerning the Company or the real-world data and real-world evidence industry in general;
●	operating and share price performance of other companies that investors deem comparable to the Company;
●	disputes or other developments related to proprietary rights, including patents, litigation matters and our ability to obtain intellectual property protection for our technologies;
●	changes in laws and regulations affecting our business;
●	our ability to meet compliance requirements;
●	commencement of, or involvement in, litigation involving the Company;
●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;
●	the volume of shares of Common Stock available for public sale;
●	the level of demand for our Common Stock, including the amount of short interest in our stock;
●	any major change in our Board or management;
●	sales of substantial amounts of the shares of Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur;
●	the expiration of contractual lock-up agreements with our executive officers, directors and stockholders, which we have entered into and may enter into in the future from time to time; and
●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and the Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to the Company could depress our share price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Following certain periods of volatility in the market price of our securities, we may become subject of securities litigation. We have experienced, and may in the future experience additional litigation following periods of volatility. This type of litigation may result in substantial costs and a diversion of management’s attention and resources.

Sales of substantial amounts of our Common Stock in the public markets, or the perception that such sales could occur, could reduce the price that our Common Stock might otherwise attain.

Sales of a substantial number of shares of our Common Stock in the public market after this offering, or the perception that such sales could occur, could adversely affect the market price of our Common Stock and may make it more difficult for you to sell your Common Stock at a time and price that you deem appropriate. Based on the total number of outstanding shares of our capital stock as of December [*], 2023, we will have approximately [*] shares of Common Stock outstanding upon completion of this offering. All of the shares of Common Stock sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, except for any shares held by the majority of our PIPE Investors.

42

In connection with the transactions contemplated by the Merger Agreement (the “Transactions”), certain holders of the Company’s securities entered into a Lock-Up Agreement pursuant to which they agreed to certain restrictions on the transfer of their Common Stock.

The PIPE Investors are entitled to require us to register shares underlying the PIPE Notes and the PIPE Warrants owned by them for public sale in the United States, and are filing this proxy statement/prospectus, to register those shares. Subject to the satisfaction of applicable exercise periods and expiration of the lock-up agreements referred to above, the shares issued upon exercise of the PIPE Notes and the PIPE Warrants will be available for immediate resale in the United States in the open market. See the section titled “Shares Eligible for Future Sale” for additional information.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management has broad discretion in the application of the net proceeds from this offering, including to provide sufficient funding to grow our customer base and for working capital and general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest such proceeds in a manner that does not produce income or that loses value, which may negatively impact the market price of our common stock.

Our business model is capital-intensive, and we may not be able to raise additional capital on attractive terms, if at all, which could be dilutive to stockholders. If we cannot raise additional capital when needed, our operations and prospects could be materially and adversely affected.

We can be expected to continue to sustain substantial operating expenses without generating sufficient revenues to cover expenditures. Over time, we expect that we will need to raise additional funds, including through the issuance of equity, equity-related or debt securities or through obtaining credit from financial institutions to fund, together with our principal sources of liquidity, ongoing costs, any significant unplanned or accelerated expenses, and new strategic investments. We cannot be certain that additional capital will be available on attractive terms, if at all, when needed, which could be dilutive to stockholders, and our financial condition, results of operations, business and prospects could be materially and adversely affected.

We do not expect to declare any dividends in the foreseeable future.

We do not anticipate declaring any cash dividends to holders of our Common Stock in the foreseeable future. Consequently, investors may need to rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

There can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq.

Our Common Stock and public Warrants are listed on the Nasdaq under the symbols “ONMD” and “ONMDW”, respectively. If the Nasdaq delists our securities from trading on its exchange for failure to meet the listing standards and we are not able to list such securities on another national securities exchange, we expect such securities could be quoted on an over-the-counter market. If this were to occur, we and our stockholders could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;
●	reduced liquidity for our securities;
●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

Risks Related to Our Warrants

We may redeem unexpired Warrants prior to their exercise at a time that is disadvantageous to Warrantholders.

Our public Warrants are currently exercisable for one share of Common Stock at a price of $11.50 per share. We have the ability to redeem outstanding Warrants at any time prior to their expiration, at a price of $0.01 per Warrant, provided that the last reported sales price of Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send the notice of redemption to Warrantholders and provided certain other conditions are met. If and when the Warrants become redeemable by us, we may exercise our redemption rights even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the Warrants, as set forth above even if the holders are otherwise unable to exercise the Warrants.

Redemption of the outstanding Warrants could force Warrantholders (i) to exercise their Warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) to sell their Warrants at the then-current market price when they might otherwise wish to hold their Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, we expect would be substantially less than the market value of their Warrants. None of the private placement Warrants will be redeemable by us so long as they are held by the Sponsor or its permitted transferees.

43

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of shares of our Common Stock in this offering will be approximately $[*] million based on an assumed public offering price of $[*] per share and accompanying warrant, which was the closing price of our Common Stock on The Nasdaq Capital Market on December ___, 2023, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The foregoing discussion assumes no sale of pre-funded warrants, which if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis.

We intend to use the net proceeds from this offering for (i) sales and marketing, (ii) operational costs, (iii) product development, (iv) manufacturing expansion and (v) working capital and other general corporate purposes. We may also use a portion of the net proceeds to in-license, acquire or invest in complementary businesses or products, however, we have no current commitments or obligations to do so.

A $[*] increase or decrease in the assumed public offering price of $[*] per share would increase or decrease the net proceeds from this offering by approximately $[*] million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions.

An increase (decrease) of _____ million shares in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the net proceeds from this offering by approximately $_____, assuming no change in the assumed public offering price per share and after deducting estimated underwriting discounts and commissions.

We will not receive any proceeds from the sale of our securities offered by the PIPE Investors (as selling securityholders) under this prospectus (the “PIPE Securities”). We will receive up to an aggregate of approximately $957,450 from the exercise of all PIPE Warrants, assuming the exercise in full of all of the PIPE Warrants for cash. We expect to use the net proceeds from the exercise of the PIPE Warrants, if any, for general corporate purposes.

This expected use of the net proceeds from this offering and our existing cash represents our intentions based upon our current plans, financial condition and business conditions. Predicting the cost necessary to develop product candidates can be difficult and the amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development and commercialization efforts, any collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and our existing cash.

In the ordinary course of our business, we expect to from time to time evaluate the acquisition of, or investment in, complementary products, technologies or businesses, and we could use a portion of the net proceeds from this offering for such activities. We currently do not have any agreements, arrangements, or commitments with respect to any potential acquisition, investment or license.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments, and government securities.

DILUTION

If you invest in our securities, your ownership interest will be diluted to the extent of the difference between public offering price per share of our Common Stock and the as adjusted net tangible book value per share of our Common Stock immediately after this offering.

As of September 30, 2023 we had a historical net tangible book value of $(14,738,338), or $(0.87) per share of Common Stock, based on 16,858,811 shares of Common Stock outstanding at November 29, 2023.

To the extent that stock options or warrants are exercised, new stock options are issued under our equity incentive plan, or we issue additional common stock in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

44

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The description of our Common Stock under the section “Description of Capital Stock” in this prospectus is incorporated herein by reference.

Warrants

General - The following is a brief summary of certain terms and conditions of the warrants being offered by us. The following description is subject in all respects to the provisions contained in the form of warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Duration and Exercise Price - The warrants offered hereby will have an exercise price of $[*] per share. The warrants will be immediately exercisable and may be exercised at any time on or after the initial exercise date and on or before the five-year anniversary of the date of issuance. The exercise prices and numbers of shares of Common Stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock. Warrants will be issued in certificated form only.

Exercisability - The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% (or 9.99%, at the holder’s election) of our outstanding Common Stock immediately after exercise, except that upon notice from the holder to us, the holder may decrease or increase the limitation of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants, provided that any increase in such limitation shall not be effective until 61 days following notice to us.

Cashless Exercise - If, at the time a holder exercises its warrants, a registration statement registering the issuance of the shares of Common Stock underlying the warrants under the Securities Act, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the warrant.

Alternative Cashless Exercise - On or after the thirty (30) day anniversary of the date of the underwriting agreement, a holder of common warrants may also provide notice and elect an “alternative cashless exercise” pursuant to which they would receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise and (y) [*].

Transferability - A warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Fractional Shares - No fractional shares of Common Stock will be issued upon the exercise of the warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market - There is no established trading market for any of the warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

Rights as a Shareholder - Except as otherwise provided in the warrants or by virtue of the holders’ ownership of shares of our Common Stock, the holders of warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until such warrant holders exercise their warrants.

45

Fundamental Transaction - In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. In the event of a Change of Control (as defined in each common warrant) approved by our Board of Directors, the holders of the common warrants have the right to require us or a successor entity to redeem the common warrants for cash in the amount of the Black-Scholes Value (as defined in each common warrant) of the unexercised portion of the common warrants on the date of the consummation of the Change of Control. In the event of a Change of Control which is not approved by our Board of Directors, the holders of the common warrants have the right to require us or a successor entity to redeem the common warrants for the consideration paid in the Change of Control in the amount of the Black-Scholes Value of the unexercised portion of the common warrants on the date of the consummation of the Change of Control.

Waivers and Amendments - No term of the warrants may be amended or waived without the written consent of the holder of such warrant.

Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price - Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.0001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

Exercisability - Each pre-funded warrant may be exercised, in cash or by a cashless exercise at the election of the holder at any time following the date of issuance and from time to time thereafter until the pre-funded warrants are exercised in full. The pre-funded warrants will be exercisable in whole or in part by delivering to the Company a completed instruction form for exercise and complying with the requirements for exercise set forth in the pre-funded warrant. Payment of the exercise price may be made in cash or pursuant to a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the pre-funded warrant.

Cashless Exercise - At the time a holder exercises its pre-funded warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Exercise Limitation - In general, a holder will not have the right to exercise any portion of a pre-funded warrant if the holder (together with its Attribution Parties (as defined in the pre-funded warrant)) would beneficially own in excess of 4.99% or 9.99%, at the election of the holder, of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided, that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Transferability - Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Fractional Shares - No fractional shares of Common Stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market - There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder - Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their pre-funded warrants.

46

SHARES ELIGIBLE FOR FUTURE SALE

Our Common Stock is listed on NASDAQ under the symbol “ONMD”. Future sales of substantial amounts of our Common Stock in the public market could adversely affect market prices prevailing from time to time and future distributions of the shares owned by the PIPE Investors could also adversely affect the market price of our common stock.

Sale of Restricted Shares

As of September 30, 2023, we had approximately 16,858,811 Common Stock equivalents issued and outstanding, excluding shares awarded in exchange for convertible notes and pursuant to equity award arrangements with directors and employees. Of these shares, all of the shares of our Common Stock received in the distribution are, and all of the shares sold pursuant to this registration statement of which this prospectus forms a part will be freely transferable without restriction under the Securities Act, unless purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who is not deemed to be or have been one of our affiliates for purposes of the Securities Act at any time during 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without registration, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of a prior owner other than an affiliate, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates, who have met the six-month holding period for beneficial ownership of “restricted shares” of our Common Stock, are entitled to sell within any three-month period, a number of shares that does not exceed the greater of:

●	1.0% of our then-outstanding shares of Common Stock, which will equal approximately [*] shares immediately after this offering; and

●	the average weekly trading volume of our Common Stock on NASDAQ during the four calendar weeks preceding the filing of a notice of the sale on Form 144.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. The sale of these shares, or the perception that sales will be made, could adversely affect the price of our common stock after this offering because a greater supply of shares would be, or would be perceived to be, available for sale in the public market.

Registration Statement on Form S-8

In the near future, we intend to file with the SEC a Registration Statement on Form S-8 registering an aggregate of [*] shares of common stock underlying equity awards we have made and will make to our employees and certain other qualifying individuals, and the resale of those shares of common stock. The Form S-8 became effective upon filing and shares of common stock so registered will become freely tradable when issued.

Registration Rights

We have entered into the stockholder and registration rights agreement with the PIPE Investors. This prospectus is part of the registration statement filed pursuant to the stockholder and registration rights agreement. We do not have any other contractual obligations to register our common stock.

47

UNDERWRITING

We have entered into an underwriting agreement with EF Hutton, division of Benchmark Investments, LLC (the “Representatives”) as the representatives of the underwriters named below, with respect to the offering of shares of our Common Stock and warrants. Subject to the terms and conditions of an underwriting agreement between us and the Representatives, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of Common Stock and warrants listed next to its name in the following table:

Number of Shares and Accompanying Warrants

EF Hutton, division of Benchmark Investments, LLC
Total

The underwriters are committed to purchase all of the securities offered by us. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the above securities, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts

The Representative has advised that the underwriters propose to offer the shares of Common Stock (and pre-funded warrants) and accompanying warrants directly to the public at the public offering price per share and accompanying warrant set forth on the cover page of this prospectus.

After the offering to the public, the offering prices and other selling terms may be changed by the underwriters without changing the proceeds we will receive from the underwriters. Any shares and accompanying warrants sold by the underwriters to securities dealers will be sold at the public offering price less a concession not in excess of $____ per share.

48

The following table summarizes the public offering price, underwriting commissions, and proceeds before expenses to us:

		Per Pre- Funded	Total
	Per share and accompanying warrant	Warrant and accompanying warrant	Without Over- Allotment Option	With Over- Allotment Option
Public offering price	$	$	$	$
Underwriting discounts and commissions (__.0%)	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$

(1)

We have agreed to pay a non-accountable expense allowance to the Representative equal to 1% of the gross proceeds received in this offering which is not included in the underwriting discounts and commission.

We have agreed to reimburse the Representatives for all reasonable out-of-pocket costs and expenses relating to the offering, including, without limitation, (a) all fees, expenses and disbursements relating to FINRA background checks of our officers, directors and entities in an amount not to exceed $5,000 in the aggregate, (b) the fees and expenses of the underwriters’ legal counsel not to exceed $45,000; (d) the approximate $25,000 cost associated with Blue-Sky notice filings; (e) $10,000 for data services and communications expenses; (f) up to $5,000 of the Representative’s actual accountable “road show” expenses; and (g) up to [$30,000] of the Representative’s market making and trading, and clearing firm settlement expenses for the offering.

We expect that the total expenses of the offering payable by us, excluding underwriting discount and commissions, will be approximately $[*].

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

49

Lock-Up Agreements

We will not, without the prior written consent of the Representatives, from the date of execution of the Underwriting Agreement and continuing for a period of 3 months from such date (the “Lock-Up Period”), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (c) complete any offering of our debt securities, other than entering into a line of credit with a traditional bank or (d) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (a), (b), (c) or (d) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise.

Our executive officers and directors have agreed pursuant to “lock-up” agreements not to, without the prior written consent of the Representatives, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock or any other of our securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of six months from the date of this prospectus. The Representatives may, in their sole discretion and at any time or from time to time before the termination of the lock-up period release all or any portion of the securities subject to lock-up agreements; provided, however, that, subject to limited exceptions, at least three business days before the release or waiver or any lock-up agreement, the Representatives must notify us of the impending release or waiver and we will be required to announce the impending release or waiver through a major news service at least two business days before the release or waiver.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Price Stabilization, Short Positions, and Penalty Bids

Until the distribution of the Common Stock offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Common Stock. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Common Stock. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

●	Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this Offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

●	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Common Stock originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Common Stock or preventing or delaying a decline in the market price of our Common Stock. As a result, the price of our Common Stock may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Common Stock. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time. See also “Plan of Distribution” elsewhere in this proxy statement/prospectus.

50

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other websites maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriter, and should not be relied upon by investors.

Other than the prospectus in electronic or printed format, the information on the underwriters’ website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

Certain Relationships

The Representative and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Representative has received, or may in the future receive, customary fees and commissions for these transactions.

Offer Restrictions Outside of the United States

Other than in the United States, no action has been taken that would permit a public offering of our common stock in any jurisdiction where action for the purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

51

Canada

The shares of Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities. An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
●

to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or
●

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité de marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

52

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411- 3, D.744-1, D.754-1 ;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Hong Kong

Neither the information in this document nor any other document relating to the offer has been delivered for registration to the Registrar of Companies in Hong Kong, and its contents have not been reviewed or approved by any regulatory authority in Hong Kong, nor have we been authorized by the Securities and Futures Commission in Hong Kong. This document does not constitute an offer or invitation to the public in Hong Kong to acquire securities. Accordingly, unless permitted by the securities laws of Hong Kong, no person may issue or have in its possession for the purpose of issue, this document or any advertisement, invitation or document relating to the securities, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than in relation to securities which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” (as such term is defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“SFO”) and the subsidiary legislation made thereunder) or in circumstances which do not result in this document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance of Hong Kong (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer or an invitation to the public for the purposes of the SFO or the CO. The offer of the securities is personal to the person to whom this document has been delivered by or on behalf of our company, and a subscription for securities will only be accepted from such person.

No person to whom a copy of this document is issued may issue, circulate or distribute this document in Hong Kong or make or give a copy of this document to any other person. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. No document may be distributed, published or reproduced (in whole or in part), disclosed by or to any other person in Hong Kong or to any person to whom the offer of sale of the securities would be a breach of the CO or SFO.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

53

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, or “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

●	Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

54

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA). This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

55

CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES

TO NON-U.S. HOLDERS

The following is a summary of certain U.S. federal income and estate tax consequences of the purchase, ownership and disposition of our common stock as of the date hereof. Except where noted, this summary deals only with common stock that is held as a capital asset by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of our common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

●	an individual citizen or resident of the United States;
●	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Code, and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of U.S. federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income and estate tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

If you are considering the purchase of our Common Stock, you should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the purchase, ownership and disposition of our Common Stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

56

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to U.S. federal income tax unless:

●	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);
●	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or
●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.

Federal Estate Tax

Common Stock held by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

57

A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends paid on our common stock to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

58

PLAN OF DISTRIBUTION

The selling stockholders (i.e., the PIPE Investors) identified in this prospectus may offer, from time to time, shares of our Common Stock. We are registering such shares under the terms of the stockholder and registration rights agreement between us and the selling stockholder. We will not receive any of the proceeds from the sale of shares of our Common Stock by the selling stockholder. Registration of the shares of Common Stock covered by this prospectus does not mean, however, that those shares of common stock necessarily will be offered or sold.

The selling stockholders and its successors, including its transferees, may sell all or a portion of the shares of our Common Stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The shares of our Common Stock may be sold in one or more transactions on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. Additionally, the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The selling stockholders may use any one or more of the following methods when selling shares:

●	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, including Nasdaq;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or services or in the over-the-counter market;
●	through the writing or settlement of options or other hedging transactions, whether the options are listed on an options exchange or otherwise;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	a debt-for-equity exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus forms a part;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

59

The selling stockholders may offer our Common Stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our Common Stock, the securities will be acquired by the underwriters for their own account. The underwriters may resell the common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of common stock, underwriters may receive compensation from the selling stockholder, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Common Stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

If underwriters are used for the sale of our Common Stock, to the extent required by law, the names of the underwriters will be set forth in the prospectus or prospectus supplement used by the underwriters to sell those securities. In addition, the selling stockholders may use underwriters with whom we or the selling stockholders have a material relationship. We will describe the nature of such relationship in any applicable prospectus supplement naming the underwriter or underwriters.

If underwriters are used for the sale of our Common Stock, unless otherwise indicated in the prospectus or prospectus supplement relating to a particular offering of Common Stock, the obligations of any underwriters to purchase the securities will be subject to customary conditions precedent, and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

If underwriters are used for the sale of our Common Stock, in connection with such offering, the underwriters may advise us that they may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. The underwriters may close out any covered short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Common Stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the shares of our Common Stock pursuant to this prospectus and any applicable prospectus supplement and to the activities of the selling stockholder. In addition, we will make copies of this prospectus and any applicable prospectus supplement available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the Common Stock.

In addition, any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act or under Section 4(1) under the Securities Act may be sold under such rules rather than pursuant to this prospectus or a prospectus supplement.

The selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell short the shares and deliver Common Stock to close out short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus and any applicable prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus and any applicable prospectus supplement. The selling stockholders also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and any applicable prospectus supplement.

60

The aggregate proceeds to the selling stockholders from the sale of the shares of our Common Stock will be the purchase price of the shares less discounts and commissions, if any.

In offering the shares of our Common Stock covered by this prospectus and any applicable prospectus supplement, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the shares of our common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares are registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

There can be no assurance that the selling stockholders will sell any or all of the common stock registered pursuant to the registration statement of which this prospectus forms a part.

At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling stockholders, the aggregate amount of shares being offered by the selling stockholders and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling stockholders, and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

Pursuant to the PIPE Registration Rights Agreement, we have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act. Agents and underwriters will be entitled to indemnification by us and the selling stockholders against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

Agents and underwriters and their respective affiliates may engage in transactions with, or perform services for us in the ordinary course of business for which they may receive customary fees and reimbursement of expenses.

61

LEGAL MATTERS

The validity of the issuance of the shares of Common Stock (or pre-funded warrants) and accompanying warrants offered by us in this offering will be passed upon for us by Rimon P.C., Washington DC. Nelson Mullins Riley & Scarborough LLP (Washington, DC), has acted as counsel for the underwriters in connection with certain legal matters related to this offering.

EXPERTS

The financial statements of OneMedNet Corporation (fka Date Knights Acquisition Corp), as of December 31, 2022 and 2021 and for each of the years then ended incorporated by reference in this Registration Statement, of which this prospectus forms a part, have been so included in reliance on the report of BF Borgers CPA PC, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

LEGAL PROCEEDINGS

From time to time and in the course of business, we may become involved in various legal proceedings seeking monetary damages and other relief. The amount of the ultimate liability, if any, from such claims cannot be determined. As of the date hereof, there are no legal claims currently pending or, to our knowledge, threatened against us or any of our officers or directors in their capacity as such or against any of our properties that, in the opinion of our management, would be likely to have a material adverse effect on our financial position, results of operations or cash flows.

62

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2023
(in thousands)

	OneMedNet (Historical)	Data Knights (Historical)	Data Knights 11-Aug-23	Pro Forma Adjustments Assuming Minimum Redemption		Pro Forma Combined Assuming Minimum Redemption	Pro Forma Adjustment Assuming Maximum Redemption		Pro Forma Combined Assuming Maximum Redemption
ASSETS
Current Assets:	312	3		18,644	A	19,355	(18,603)	I	752
Cash and Cash Equivalents				1,500	J
				(1,000)	B
				(104)	M
Accounts Receivable	17					17			17
Prepaid expenses and other current assets	1,674					1,674			1,674
Total current assets	2,003	3		19,040		21,046	(18,603)		2,443
Non-current assets
Prepaid expenses						—			—
Cash and marketable securities held in Trust Account		29,979	(11,335)	(18,644)	A	0			0
Property and equipment, net	77					77			77
Total non-current assets	77	29,979	(11,335)	(18,644)		77			77
TOTAL ASSETS	$2,080	$29,982	$(11,335)	$396		$21,123	$(18,603)		$2,520
LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDER’S EQUITY (DEFICIT)
Accounts Payable and accrued expenses	1,412	2,039		1,000	C	4,451			4,451
Canada Energy Business Loan Act	45					45			45
Amount due to related party		11				11			11
Income taxes payable		32				32			32
Franchise tax payable		8				8			8
Short term debt				1,500	J	1,500			1,500
Deferred revenues	354					354			354
Convertible promissory notes	10,590			(10,590)	K	—			—
Total current liabilities	12,401	2,090		(8,090)		6,401			6,401
Non-current liabilities
Accrued interest, related party	1,007			(1,007)	K	—			—
Loan, related party	604			(104)	M	500			500
Derivative liability		363				363			363
Deferred underwriting fee payable		4,025		(4,025)	B	—			—
Extension loan		3,284		(3,284)	L	—			—
Working capital loan		368				368			368
Convertible promissory notes	1,500			(1,500)	J	—			—
Total non-current liabilities	3,111	8,040		(9,920)		1,231	—		1,231
Total liabilities	15,512	10,130		(18,010)		7,632	—		7,632
COMMITMENTS AND CONTINGENCIES
Temporary equity
Class A and Class B common stock subject to possible redemption		29,938	(11,335)	(18,603)	D	0			0
Stockholders’ equity (deficit)
Preferred Series A-2				—	E
Preferred Series A-1				—	E
Common stock				2	F	3	(1)	I	2
				1	D
				—	E
Class A common stock		—		—	G
Class B common stock		—		—	G
Additional paid-in capital	21,712	1,638		18,602	D	48,632	(18,062)	I	30,030
				(2)	F				—
				(11,724)	H				—
				(1,000)	C				—
				3,284	L
				13,097	K
				3,025	B
Accumulated deficit	$(35,144)	(11,724)		11,724	H	(35,144)			(35,144)
Total shareholders’ equity (deficit)	$(13,432)	(10,086)	—	37,009		13,491	(18,603)		(5,112)
TOTAL LIABILITES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFECIT	$2,080	$29,982	$(11,335)	$396		$21,123	$(18,603)		$2,520

63

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2023
(in thousands, except share and per share data)

	OneMedNet (Historical)	Data Knights (Historical)	Pro Forma Adjustments Assuming Minimum and Maximum Redemption		Pro Forma Combined Assuming Minimum and Maximum Redemption
Revenue	$355	$—	$—		$355
Cost of revenue	519	—	—		519
Gross profit	(164)	—	—		(164)
Operating costs and expenses:
Selling, general and administrative expenses	2,751	639	1,000	AA	4,390
Total operating costs and expenses	2,751	639	1,000		4,390
Loss from operations	(2,915)	(639)	(1,000)		(4,554)
Other income (expense):
Interest expense	(316)		(23)	CC	(339)
Other income (expense)	(36)		(500)		(536)
Realized and unrealized gains on Trust Account		670	(670)	BB	—
Total other income (expense)	(352)	670	(1,193)		(875)
Net income (loss) before income tax provision	(3,267)	31	(2,193)		(5,429)
Income tax provision		(122)			(122)
Net income (loss)	(3,267)	(91)	(2,193)		(5,551)

	OneMedNet (Historical)	Data Knights (Historical)	Assuming Minimum Redemption	Assuming Maximum Redemption
Weighted average shares outstanding – Common stock	4,550,166	—	—	—
Basic and diluted net income (loss) per share – Common stock	(0.27)	—	—	—
Weighted average shares outstanding – Class A and Class B common stock subject to redemption	—	2,731,544	34,102,468	32,299,770
Basic and diluted net income (loss) per share – Class A and Class B common stock subject to redemption	—	(0.01)	(0.16)	(0.17)
Weighted average shares outstanding – Class A and Class B non-redeemable common stock	—	4,838,792	—	—
Basic and diluted net income (loss) per share – Class A and Class B non-redeemable common stock	—	(0.01)	—	—

64

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(in thousands, except share and per share data)

	OneMedNet (Historical)	Data Knights (Historical)	Pro Forma Adjustments Assuming Minimum and Maximum Redemption		Pro Forma Combined Assuming Minimum and Maximum Redemption
Revenues	$1,153	$—	$—		$1,153
Cost of revenue	1,513	—	—		1,513
Gross profit	(360)	—	—		(360)
Operating costs and expenses:
Selling, general and administrative expenses	5,755	5,309	1,000	AA	12,064
Total operating costs and expenses	5,755	5,309	1,000		12,064
Loss from operations	(6,115)	(5,309)	(1,000)		(12,424)
Other income (expense):
Interest expense	(403)	—	(90)		(493)
Change in fair value of derivative liability		4,489	—		4,489
Other income (expense)	(47)				(47)
Realized and unrealized gains on Trust Account		1,372	(1,372)	BB	—
Total other income (expense)	(450)	5,861	(1,462)		3,949
Net income (loss) before income tax provision	(6,565)	552	(2,462)		(8,475)
Income tax provision	—	(215)	—		(215)
Net income (loss)	(6,565)	337	(2,462)		(8,690)

	OneMedNet (Historical)	Data Knights (Historical)	Assuming Minimum Redemption	Assuming Maximum Redemption
Weighted average shares outstanding – Common stock	4,342,666	—	—	—
Basic and diluted net income per share – Common stock	(0.68)	—	—	—
Weighted average shares outstanding – Class A and Class B common stock subject to redemption	—	8,667,969	34,102,468	32,299,770
Basic and diluted net income per share – Class A and Class B common stock subject to redemption	—	0.03	(0.25)	(0.27)
Weighted average shares outstanding – Class A and Class B non-redeemable common stock	—	3,464,052	—	—
Basic and diluted net income per share – Class A and Class B non-redeemable common stock	—	0.03	—	—

65

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Description of the Merger

On April 25, 2022, Data Knights, Data Knights Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Data Knights, LLC, the Company’s sponsor (the “Sponsor”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with OneMedNet (together with the Company and Merger Sub, the “Parties”) and Paul Casey, as seller representative (“Casey”). Pursuant to the Merger Agreement, upon the closing (the “Closing”) of the Business Combination, the Parties will affect the merger of Merger Sub with and into OneMedNet, with OneMedNet continuing as the surviving entity (the “Merger”), as a result of which all of the issued and outstanding capital stock of OneMedNet shall be exchanged shares of the Class A Common Stock of the Company upon the terms set forth in the Merger Agreement. Per the Merger Agreement all of the issued and outstanding capital stock of OneMedNet shall be exchanged shares of the Class A Common Stock of Data Knights. OneMedNet’s shareholders collectively shall be entitled to receive from Data Knights, in the aggregate, a number of Data Knights’ securities with an aggregate value equal to $200,000,000, subject to certain adjustments.

Note 2 — Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The historical financial information of Data Knights and OneMedNet include transaction accounting adjustments to illustrate the estimated effect of the Business Combination and certain other adjustments to provide relevant information necessary for an understanding of the Combined Entity upon consummation of the transactions described herein.

The Business Combination between Data Knights and OneMedNet under both the minimum and maximum redemption scenarios is expected to be accounted for as a reverse recapitalization with OneMedNet as the accounting acquirer.

The unaudited pro forma condensed combined financial information has been prepared using both the Minimum Redemption and Maximum Redemption scenarios with respect to the potential redemption of Public Shares into cash. The public stockholder redemptions are expected to be within the parameters described by the two scenarios. However, there can be no assurance regarding which scenario will be closest to the actual results.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the transaction accounting adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given the Companies’ incurred losses during the historical period presented.

Note 3 — Transaction Accounting Adjustments to the Data Knights and OneMedNet Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2023

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2023 are as follows:

(A)	Reflects the reclassification of $18.6 million of cash and cash equivalents held in the Trust Account at the balance sheet date that becomes available to fund expenses in connection with the Business Combination or future cash needs of the Company.

(B)	Reflects the payment of approximately $1.0 million of deferred underwriting fee and the remainder converted to stock at $10.89 per share.

(C)	Represents transaction costs totaling $1.0 million.

		OMN	DK
Total estimated	$3.2 million	1.8 million	1.4 million
Total incurred	$2.2 million	1.1 million	1.1 million
Net	$1.0 million	0.7 million	0.3 million

66

(D)	Reflects the reclassification of approximately $19 million of Class A shares subject to possible redemption to permanent equity.

(E)	Reflects the conversion of convertible preferred stock to common stock.

(F)	Represents the issuance of 20 million shares of the post-combination company’s Class A Common Stock to OneMedNet equity holders as consideration for the reverse recapitalization.

(G)	Reflects the conversion of Class B shares held by the initial shareholders to Class A shares.

(H)	Reflects the reclassification of Data Knights’ historical accumulated deficit.

(I)	Reflects the maximum redemption of 1.7 million shares for $19 million.

(J)	$1.5 million PIPE — 12 month notes with 6% interest.

(K)	Reflects the conversion of convertibles notes and accrued interest at a rate of $2.50 per share.

(L)	Reflects the conversion of Sponsor loans at a rate of $10.00 per share.

(M)	Reflects partial payment of related party loan.

Note 4 — Transaction Accounting Adjustments to the Data Knights and OneMedNet Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2023

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 are as follows:

(AA) Transaction costs.

(BB) Elimination of realized and unrealized gains in the trust.

(CC) Interest on short debt.

Note 5 — Loss Per Share

Net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination assuming the shares were outstanding since January 1, 2021. As the Business Combination are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods. Warrants have been excluded from the calculation as they are anti-dilutive.

67

The unaudited pro forma condensed combined financial information has been prepared assuming five alternative levels of redemption for the six months ended June 30, 2023 and year ended December 31, 2022:

	OneMedNet Historical	Data Knights Historical	Minimum Redemption	33.33% of Maximum Redemption	50% of Maximum Redemption	66.67% of Maximum Redemption	Maximum Redemption
June 30, 2023
Book value per diluted share	(2.95)	(1.33)	0.40	0.22	0.13	0.03	(0.16)
Weighted average shares outstanding – Common stock	4,550,166	—	34,102,468	33,502,170	33,201,119	32,900,158	32,299,770
Basic and diluted net income per share – Common stock	(0.27)
Weighted average shares outstanding – Class A and Class B common stock subject to redemption		2,731,544
Basic and diluted net income per share – Class A and Class B common stock subject to redemption		(0.01)	(0.16)	(0.17)	(0.17)	(0.17)	(0.17)
Weighted average shares outstanding – Class A and Class B non-redeemable common stock		4,838,792
Basic and diluted net income per share – Class A and Class B non-redeemable		(0.01)
December 31, 2022
Weighted average shares outstanding – Common stock	4,342,666		34,102,468	33,502,170	33,201,119	32,900,158	32,299,770
Basic and diluted net income per share – Common stock	(0.68)		(0.25)	(0.26)	(0.26)	(0.26)	(0.27)
Weighted average shares outstanding – Class A and Class B common stock subject to redemption		8,667,969
Basic and diluted net income per share – Class A and Class B common stock subject to redemption		0.03
Weighted average shares outstanding – Class A and Class B non-redeemable common stock		3,464,052
Basic and diluted net income per share – Class A and Class B non-redeemable		0.03

68

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of OneMedNet Corporation (formerly named Data Knights Acquisition Corp.) financial condition and results of operations should be read in conjunction with its audited consolidated financial statements and the notes related thereto which are included elsewhere in this prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under “Special Note Regarding Forward-Looking Statements,” “ Risk Factors” and elsewhere in this prospectus.

Company Overview

OneMedNet Corporation, a Delaware corporation (the “Company,” “we,” “us” or “OneMedNet”) together with its wholly-owned subsidiary, OneMedNet Solutions Corporation, a Delaware corporation, and its wholly-owned subsidiary, OneMedNet Technologies (Canada) Inc., incorporated under the provisions of the Business Corporations Act of British Columbia whose functional currency is the Canadian dollar. All references in this prospectus to the “Company,” “we,” “us,” or “OneMedNet” include OneMedNet Corporation and both OneMedNet Solutions Corporation and OneMedNet Technologies (Canada) Inc., except that references to the “Company” “we,” or “us,” refer to OneMedNet Corporation f/k/a Data Knights Acquisition Corp.

We were originally incorporated in Delaware on February 8, 2021 under the name “Data Knights Acquisition Corp” as a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On May 11, 2021, we consummated an initial public offering.

On November 7, 2023, following the approval at the special meeting of the shareholders of Data Knights Acquisition Corp., a Delaware corporation held on October 17, 2023 (the “Special Meeting”), Data Knights Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Data Knights Acquisition Corp., a Delaware corporation (“Data Knights”), consummated a merger (the “Merger”) with and into OneMedNet Solutions Corporation (formerly named OneMedNet Corporation), a Delaware corporation (“OneMedNet”) pursuant to an agreement and plan of merger, dated as of April 25, 2022 (the “Merger Agreement”), by and among Data Knights, Merger Sub, OneMedNet, Data Knights, LLC, a Delaware limited liability company (“Sponsor” or “Purchaser Representative”) in its capacity as the representative of the stockholders of Data Knights, and Paul Casey in his capacity as the representative of the stockholders of OneMedNet (“Seller Representative”). Accordingly, the Merger Agreement was adopted, and the Merger and other transactions contemplated thereby (collectively, the “Business Combination”) were approved and completed.

At the closing, on November 7, 2023, of the Business Combination pursuant to the Merger Agreement, Merger Sub merged with and into OneMedNet with OneMedNet surviving the Merger, as a wholly-owned subsidiary of Data Knights, and Data Knights changed its name to “OneMedNet Corporation.”

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Data Knights was treated as the acquired company and OneMedNet Corporation was treated as the acquirer for financial statement reporting purposes.

At the closing of the Merger, holders of Data Knights common stock automatically received common stock of OneMedNet, and holders of Data Knights warrants automatically received warrants of OneMedNet with substantively identical terms. At the Closing of the Business Combination, all shares of Data Knights owned by the Sponsor (consisting of shares of Class A common stock and shares of Class B common stock), which we refer to as the founder shares, automatically converted into an equal number of shares of OneMedNet’s common stock, and Private Placement Warrants held by the Sponsor, automatically converted into warrants to purchase one share of OneMedNet common stock with substantively identical terms.

69

On June 28, 2023, the Company and Data Knights entered into a Securities Purchase Agreement (the “SPA”) with certain investors (collectively referred to herein as the “Purchasers”) for PIPE financing in the aggregate original principal amount of $1,595,744.70 and the purchase price of $1.5 million. Pursuant to the Securities Purchase Agreement, Data Knights will issue and sell to each of the Purchasers, a new series of senior secured convertible notes (the “PIPE Notes”), which are convertible into shares of Common Stock at the Purchasers election at a conversion price equal to the lower of (i) $10.00 per share, and (ii) 92.5% of the lowest volume weighted average trading price for the ten (10) Trading Days immediately preceding the Conversion Date. The Purchasers’ $1.5 million investment in the PIPE Notes closed and funded contemporaneous to the Closing of the Business Combination. Effective immediately prior to the Closing, Data Knights issued the PIPE Notes to the Purchasers pursuant to the private offering rules under the Securities Act of 1933, as amended (the “Securities Act”).

As of the Closing, among other holders, public stockholders own 98,178 shares of OneMedNet common stock approximately representing 0.35% of the outstanding shares of OneMedNet common stock; the Sponsor and its affiliates own approximately 15.1% of the outstanding shares of OneMedNet common stock (inclusive of shares received upon conversion of the Sponsor’s loan); OneMedNet’s former security holders own approximately 61.992% of the outstanding shares of OneMedNet common stock from the conversion of their shares; PIPE investors own 0.46% of the outstanding shares of OneMedNet common stock and former convertible note holders own approximately 16.24% of the outstanding shares of OneMedNet common stock resulting from the issuance of 5,238,800 shares of Common Stock upon conversion of their notes.

In addition, at the closing of the Merger, the Company issued an aggregate of 277,778 shares of the Company’s Company Stock at $10.89 per share, for an aggregate value of $3,025,000 (the “Compensation Shares”) to EF Hutton, LLC, division of Benchmark Investments, LLC (“EF Hutton”) win partial satisfaction of fees due to them in connection with the Merger.

The Business Combination is a subsequent event that occurred after the periods for which the financial information herein is presented. The financial information included in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” reflects the historical operations of OneMedNet prior to the Business Combination, unless otherwise noted. For additional information on the Business Combination please see the section titled “Recent Developments” on page 22 of this prospectus. For additional information on the corporate history of our Company please see the section titled “Corporate History” on page 4 of this prospectus.

Business Overview

OneMedNet Corporation (“OneMedNet” or “OMN”) is a provider of leader in clinical imaging innovation and experienced curator of regulatory-grade Imaging Real-World DataTM or iRWDTM. Our innovation solutions connect healthcare providers and patients satisfying a crucial need within the Life Sciences field offering direct access to clinical images and associated contextual patient record. Our innovative technology proved the commercial and regulatory viability of imaging Real-World Data, a promising emerging market, and provides regulatory-grade image-centric iRWDTM that exactly matches our Life Science partners’ Case Selection Protocol.

OneMedNet was founded in 2006 to solve a deficiency in how clinical images were shared between healthcare providers. This resulted in our initial product BEAMTM image exchange that enabled the successful sharing of images for more than a decade. OneMedNet continued to innovate which responded to the demand for and utilization of Real-World Data, specifically data that focused on clinical images. We were able to leverage internal technological competencies along with a formidable healthcare provider installed database from our first product with BEAMTM to become the first RWD solution for Life Science companies with our launch of iRWDTM in 2019.

OneMedNet provides innovative solutions that unlock the significant value contained within clinical image archives. With a growing federated network of 90+ healthcare providers, OneMedNet has the immediate ability to quickly search and extensively curate multi-layer data from a Federated group of healthcare facilities. OneMedNet is ahead of the curve when it comes to providing fast and secure access to curated medical images. Initially, it was all about solving the diverse access needs of patient care providers. This focus systematically evolved to addressing the rapidly growing needs of image analysis and researchers, clinicians, regulators, scientists and more.

70

Beyond the economic opportunity, we believe we have a unique opportunity to affect a material positive impact on the lives of tens of millions of people, while also improving business productivity. First and foremost, OneMedNet’s iRWDTM offering plays a significant role in enabling Life Science companies to bring safer and more effective patient care to market sooner. Using our highly curated de-identified clinical data in our iRWDTM offering in healthcare providers’ product development, validation, and regulatory approval processes, they contribute to patient care advancements in more meaningful ways. Moreover, healthcare providers improve their product development and validation processes, which benefits all parties.

Significant documentation exists that shows that Real-World Data can provide expanded insights across broader and more representative patient populations and holds great potential for generating real-world evidence for designing and conducting confirmatory trials and answering questions that may not be addressed otherwise, according to a November 5, 2022 article by BMC Medical Research Methodology. For this reason, the Food and Drug Administration (“FDA”) is instituting Real-World Data usage guidelines for regulatory approvals, which can supplement or supplant clinical trials that would be premised on the utilization of highly reliable and quality Real-World Data that strictly adheres to all of the very specific data stratification requirements.

The increasing accessibility of Real-World Data and the fast development of artificial intelligence (AI) and machine learning (ML) techniques, together with rising costs and recognized limitations of traditional trials, has spurred great interest in the use of Real-World Data to enhance the efficiency of clinical research and discoveries and bridge the evidence gap between clinical research and practice. OneMedNet covers the complete value chain in imaging Real-World Data; it begins with our 10+ year federated network of providers and is supported by a multi-faceted data curation process managed by an expert in-house clinical team.

Additionally, we work hand-in-hand with our Life Science partners regarding the Case Selection Protocol and when required producing Case Report Forms for regulatory clearance. We are focused on delivering value in by supporting Life Science Advancements with OneMedNet’s iRWDTM that holds the key to unlocking boundless patient care advances. We unleash the power of research-grade image-centric iRWDTM that is highly curated to painstakingly meet every cohort requirement and stand up to all of the rigors of prospective clinical trials.

Today, life science companies, typically pharmaceutical companies, artificially intelligence (AI) developers, medical device businesses, and clinical research organizations share the same widespread challenge in obtaining insight-rich, high-quality patient data that explicitly matches their precise cohort specifications. A substantial portion of patient care diagnosis involves clinical imaging and approximately 90% of healthcare data, by size, is associated with imaging. Historically, much of imaging value has been derived from its initial review and further gains from the image archives have been very limited.

We help providers to “Unlock the Value in Imaging Archives”.TM By utilizing OneMedNet’s iRWDTM offering, providers can greatly improve their research efforts with streamlined data access. Health care providers can also accelerate life science patient care innovations by sharing de-identified data in a well-defined and de-identified and secure manner. In return for doing so, income is generated and applied to critical and possibly unfunded provider projects. OneMedNet believes that access to high quality data with advanced analytics and AI companions enable healthcare providers to make smarter decisions:

●	Longitudinal patient and cohort data from imaging, laboratory and genomics can help to improve clinical decisions in single interventions, along patient pathways or across whole populations.

●	Enterprise-wide, real-time, operational data is needed for better operational decisions targeting single asset and fleets, workflows and workforce or the overall enterprise performance.

●	Consumer decision-making benefits from self-scheduling, health informatics or even predictive wellness coaches.

Our Business Model

Clinical images remain one of the most important tools used in delivering and improving patient care. For healthcare providers, timely access — no matter the source, directly impacts patient lives. OneMedNet first responded to this need with the BEAM™ Image Exchange solution offering a unique combination of simplicity, security, and low cost. Pharmaceutical companies, Imaging AI developers, Device organizations, Clinical Research Organizations, and Core Labs are all challenged to find the volume and specificity of imaging real world data to fulfill their respective needs.

OneMedNet’s innovative technology which Unlocks the Value in Imaging Data® for both providers and aforementioned industry members in our iRWD™ solution goes far beyond simply sourcing de-identified images. Frankly, other organizations can do that. OneMedNet has the clinical expertise to understand and anticipate the nuances and depth of the most stringent and specific imaging cohort request. By quickly tapping into our large federated healthcare provider network, we are able to adeptly move from request to fulfillment — with comprehensive regulatory-grade patient data. And if additional patient insights are required, OneMedNet is setup and ready to support progressive needs.

71

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at http://www.sec.gov. We maintain a website at www.sonnetbio.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not part of, this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

●	Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023 and for the year ended December 31, 2021 filed with the SEC on April 1, 20232;
●	Current Report on Form 8-K, filed with the SEC on November 13, 2023; and
●	The description of our Common Stock contained in our Registration Statement on Form 8-A12b filed with the SEC on May 5, 2021, and any amendments or reports filed updating such description.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Securities Exchange Act of 1934, as amended shall be incorporated by reference into this prospectus. We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to:

OneMedNet Corporation

6385 Old Shady Oak Road, Suite 250
Eden Prairie, MN 55344

Telephone: 800-918-7189

You also may access these filings on our website at http://www.sidusspace.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

72

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

Financial Statements:
Condensed Consolidated Balance Sheet as of September 30, 2023 (Unaudited) and as of December 31, 2022 (Audited)	F-1
Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2023 (Unaudited) and for the three and nine months ended September 30, 2022 (Unaudited)	F-2
Condensed Consolidated Statements of Changes in Stockholders’ Equity for the three and nine months ended September 30, 2023 (Unaudited) and for the three and nine months ended September 30, 2022 (Unaudited)	F-3
Condensed Consolidated Statement of Cash Flows for the nine months ended September 30, 2023 (Unaudited) and for the nine months ended September 30, 2022 (Unaudited)	F-4
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-5

ONEMEDNET CORPORATION

(F/K/A DATA KNIGHTS ACQUISITION CORP.)

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2023	2022
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash	$1,537	$30,870
Prepaid expense	21,600	-
Total Current Assets	23,137	30,870

Investments held in Trust Account	19,308,261	29,029,416
Total assets	$19,331,398	$29,060,286

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Accrued expenses	$2,835,755	$1,679,821
Amount due to related parties	11,200	11,500
Income tax payable	120,017	214,850
Franchise tax payable	-	69,966
Excise tax liability	113,353	-
Total Current Liabilities	3,080,325	1,976,137

Warrant liabilities	604,849	362,558
Deferred underwriter fee payable	4,025,000	4,025,000
Extension loan	3,556,278	207,081
Working capital loans	477,548	2,545,838
Total liabilities	11,744,000	9,116,614

Commitments and Contingencies
Class A Common Stock subject to possible redemption;1,712,698 and 2,731,544 shares at redemption value of $11.22 and $10.53 per share as of September 30, 2023 and December 31, 2022, respectively	19,209,844	28,750,110

Stockholders’ Deficit
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-
Class A Common Stock, $0.0001 par value; 100,000,000 shares authorized; 585,275 issued and outstanding, excluding 1,712,698 and 2,731,544 shares subject to redemption as of September 30, 2023 and December 31, 2022, respectively	59	59
Class B Common Stock, par value $0.0001; 10,000,000 shares authorized; 4,253,517 issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	425	425
Additional paid-in capital	917,476	2,825,823
Accumulated deficit	(12,540,406)	(11,632,745)
Total Stockholders’ Deficit	(11,622,446)	(8,806,438)
Total Liabilities and Stockholders’ Deficit	$19,331,398	$29,060,286

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-1

ONEMEDNET CORPORATION

(F/K/A DATA KNIGHTS ACQUISITION CORP.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the		For the
	Three Months Ended		Nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
Formation and operating costs	$908,077	$467,223	$1,455,434	$1,771,902
Franchise tax expense	10,400	52,802	102,281	152,802
Loss from operation costs	(918,477)	(520,025)	(1,557,715)	(1,924,704)

Other income (expense):
Dividends, realized and unrealized gain in Trust Account	431,961	587,303	1,102,363	779,706
Change in fair value of warrant liabilities	(242,291)	(113,829)	(242,291)	4,243,893
Net income (loss) before provision for income taxes	$(728,807)	$(46,551)	$(697,643)	$3,098,895
Provision for income taxes	(87,713)	(106,724)	(210,017)	(106,724)
Net income (loss)	$(816,520)	$(153,275)	$(907,660)	$2,992,171

Weighted average shares outstanding of Class A Common Stock subject to redemption	2,166,749	11,500,000	2,541,210	11,500,000
Basic and diluted net income (loss) per common stock	$(0.12)	$0.01	$(0.12)	$0.20

Weighted average shares outstanding of Class A and Class B non-redeemable common stock	4,838,792	3,460,275	4,838,792	3,460,275
Basic and diluted net income (loss) per common stock	$(0.12)	$0.01	$(0.12)	$0.20

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-2

ONEMEDNET CORPORATION

(F/K/A DATA KNIGHTS ACQUISITION CORP.)

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023

(UNAUDITED)

	Class A		Class B		Additional		Total
	Common Stock		Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Amounts	Shares	Amounts	Capital	Deficit	Deficit
Balance — January 1, 2023	585,275	$59	4,253,517	$425	$2,242,253	$(11,632,745)	$(8,806,438)
Re-measurement of Class A Common Stock Subject to Possible Redemption	—	—	—	—	(583,570)	—	(583,570)
Net Loss	—	—	—	—	—	(85,983)	(85,983)
Balance — March 31, 2023 (unaudited)	585,275	$59	4,253,517	$425	$2,242,253	$(11,718,728)	$(9,475,991)
Re-measurement of Class A Common Stock Subject to Possible Redemption	—	—	—	—	(604,656)	—	(604,656)
Net Loss	—	—	—	—	—	(5,158)	(5,158)
Balance — June 30, 2023 (unaudited)	585,275	$59	4,253,517	$425	$1,637,597	$(11,723,886)	$(10,085,805)
Re-measurement of Class A Common Stock Subject to Possible Redemption	—	—	—	—	(606,768)	—	(606,768)
Excise tax liability	—	—	—	—	(113,353)	—	(113,353)
Net Loss	—	—	—	—	—	(816,520)	(816,520)
Balance — September 30, 2023 (unaudited)	585,275	$59	4,253,517	$425	$917,476	$(12,540,406)	$(11,622,446)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022

(UNAUDITED)

	Class A		Class B		Additional		Total
	Common Stock		Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Amounts	Shares	Amounts	Capital	Deficit	Deficit
Balance — January 1, 2022	585,275	$59	2,875,000	$288	$—	$(8,609,810)	$(8,609,463)
Re-measurement of carrying value of Class A redeemable stock to redemption value	—	—	—	—	—	(1,150,000)	(1,150,000)
Net income	—	—	—	—	—	3,145,445	3,145,455
Balance — June 30, 2022 (unaudited)	585,275	$59	2,875,000	$288	$—	$(6,614,365)	$(6,614,018)
Re-measurement of carrying value of Class A redeemable stock to redemption value	—	—	—	—	—	(1,150,000)	(1,150,000)
Accretion of Class A common stocks at redemption value	—	—	—	—	—	(533,869)	(533,869)
Net income	—	—	—	—	—	(153,275)	(153,275)
Balance — September 30, 2022 (unaudited)	585,275	$59	2,875,000	$288	$—	$(8,451,509)	$(8,451,162)

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-3

ONEMEDNET CORPORATION

(F/K/A DATA KNIGHTS ACQUISITION CORP.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months
	Ended
	September 30,
	2023	2022
Cash flow from operating activities:
Net income (loss)	$(907,660)	$2,992,171
Adjustments to reconcile net income to net cash used in operating activities:
Dividends, realized and unrealized gain in Trust Account	(1,102,363)	(779,706)
Change in fair value of warrant liability	242,291	(4,243,893)
Changes in operating assets and liabilities:
Prepaid expense	(21,600)	83,061
Accrued expenses	1,155,934	1,159,114
Franchise tax payable	(69,966)	(114,008)
Income tax payable	(94,833)	106,724
Net cash used in operating activities	(798,197)	(796,537)

Cash flow from investing activities:
Investment of cash in Trust Account	(1,010,440)	(2,300,000)
Cash withdrawn from Trust Account in connection with redemption	11,335,260	-
Interest withdraw from Trust Account	498,697	226,809
Net cash used in investing activities	10,823,517	(2,033,191)

Cash flow from financing activities:
Advances from related parties	(300)	—
Proceeds from working capital loan	270,467	300,000
Redemption of Class A common stock	(11,335,260)	-
Amount due to related parties	-	11,500
Proceeds from extension loans	1,010,440	2,300,000
Net cash provided by financing activities	(10,054,653)	2,611,500

Net change in cash	(29,333)	(218,228)
Cash at the beginning of the period	30,870	453,151
Cash at the end of the period	$1,537	$234,923

Supplemental disclosure of non-cash financing activities:
Re-measurement of Class A common stock subject to possible redemption	$1,794,994	$2,833,869
Excise tax liability accrued for Class A Common Stock subject to redemption	$113,353	$-

The accompanying notes are an integral part of the condensed consolidated financial statements.

F-4

ONEMEDNET CORPORATION

(F/K/A DATA KNIGHTS ACQUISITION CORP.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

OneMedNet Corporation (f/k/a Data Knights Acquisition Corp.) (the “Company”) was incorporated in Delaware on February 8, 2021. The Company was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2023, the Company had not yet commenced any operations. All activity for the period February 8, 2021 (inception) through September 30, 2023, relates to the Company’s formation and the initial public offering (the “Initial Public Offering”), and, since the closing of the initial public offering, the Company has entered into a merger agreement (as described below), and continued a search for a Business Combination candidate. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on May 6, 2021. On May 11, 2021, the Company consummated the Initial Public Offering of 11,500,000 units (“Units” and, with respect to the shares of Class A Common Stock included in the Units offered, the “Public Shares”), generating gross proceeds of $115,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 585,275 private placement units (the “Private Placement Units”) at a price of $10.00 per unit in a private placement to the Sponsor, generating gross proceeds of $5,852,750, which is described in Note 4.

Following the closing of the Initial Public Offering on May 11, 2021, an amount of $117,300,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement Units was placed in a trust account (“Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account to the Company’s stockholders, as described below.

Transaction costs of the Initial Public Offering amounted to $6,771,112, of which $2,300,000 was for underwriting fees paid at the time of the IPO, $4,025,000 was for deferred underwriting commissions, and $446,112 was for other offering costs.

Following the closing of the Initial Public Offering $959,560 of cash was held outside of the Trust Account available for working capital purposes. As of September 30, 2023, the Company has $1,537 of cash and a working capital deficit of $2,943,835.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the signing of a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully affect a Business Combination.

F-5

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (Continued)

On April 25, 2022, the Company, Data Knights Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Data Knights, LLC, the Company’s sponsor (the “Sponsor”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with OneMedNet Corporation, Inc., a Delaware corporation (the “Target”, and together with the Company and Merger Sub, the “Parties”) and Paul Casey, as seller representative (“Casey”). Pursuant to the Merger Agreement, upon the closing (the “Closing”) of the Business Combination, the Parties will effect the merger of Merger Sub with and into the Target, with the Target continuing as the surviving entity (the “Merger”), as a result of which all of the issued and outstanding capital stock of the Target shall be exchanged shares of the Class A Common Stock of the Company upon the terms set forth in the Merger Agreement.

On May 5, 2022, the Company extended the date by which the Company has to consummate a business combination from May 11, 2022 to August 11, 2022 (the “First Extension”). The First Extension was the first of two three-month extensions permitted under the Company’s governing documents.

On August 10, 2022, the Company extended the date by which the Company has to consummate a business combination from August 11, 2022 to November 11, 2022 (the “Second Extension”). The Second Extension was the second of two three-month extensions permitted under the Company’s governing documents.

On October 27, 2022, the Company filed a definitive proxy statement with the SEC in connection with the Company’s solicitation of proxies for the vote by the stockholders of the Company at a special meeting of the Company’s stockholders to be held on November 11, 2022 (the “Special Meeting”).

On November 11, 2022, at 10:00 a.m. ET, the Company held a virtual special meeting of its stockholders. At the special meeting, Company stockholders entitle to vote at the special meeting cast their votes and approved the Trust Amendment Proposal, pursuant to which the Trust Agreement was amended to extend the date on which Continental must liquidate the Trust Account established in connection with the IPO if the Company has not completed its initial business combination, from November 11, 2022 to August 11, 2023 (or such earlier date after November 11, 2022, as determined by the Company Board). As a part of Special Meeting, the Company’s stockholders approved amendments to its second amended and restated certificate of incorporation (the “Extension Amendment”) and the investment management trust agreement (the “Trust Agreement”) between Continental Stock Transfer & Trust Company, as trustee (“Continental”), and the Company governing the trust account (the “Trust Account”) established in connection with the Company’s initial public offering dated May 11, 2021 (the “Trust Amendment”), which together allow the Company to extend the deadline by which it must complete its initial business combination by up to nine one-month periods. In connection with each such extension, Data Knights, LLC, the Company’s sponsor, shall cause $0.045 per outstanding share of the Company’s Class A Common Stock, or approximately $122,920, to be deposited in the Trust Account. On July 12, 2023, the Company elected to exercise its ninth of nine one-month extension to the Termination Date, which extended its deadline to complete its initial business combination to August 11, 2023, by depositing $0.045 per share for each Public Share outstanding after giving effect to the redemptions disclosed above, or approximately $122,920, was deposited in the Trust Account.

F-6

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (Continued)

In connection with the proposed Business Combination with the Target, the Company will provide its public stockholders with the opportunity to redeem all or a portion of their Class A Common Stock upon the completion of such Business Combination in connection with a stockholder meeting called to approve such Business Combination. In the event the proposed Business Combination with the Target is not consummated, in connection with an alternative proposed initial business combination, the Company will provide its public stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. In connection with the voting on the Extension Amendment Proposal and the Trust Amendment Proposal at the special meeting, holders of 8,768,456 shares of Class A Common Stock exercised their right to redeem those shares for cash at an approximate price of $10.42 per share, for an aggregate of approximately $91.4 million. Following the payment of the redemptions, the Trust Account had a balance of approximately $28.5 million.

On August 11, 2023, at 1:00 p.m. ET, the Company held a virtual special meeting of its stockholders. At the Special Meeting, the Company stockholders entitled to vote at the Special Meeting cast their votes and approved the proposal (the “Trust Amendment Proposal”) to authorize the Company to enter into Amendment No. 2 to the Trust Agreement (the “Trust Agreement Amendment”) to amend the Trust Agreement to allow the Company to extend beyond August 11, 2023 the date by which either the Company must have completed its initial business combination or Continental must liquidate the Trust Account established in connection with the IPO (the “Trust Account”). Following approval of the Trust Amendment Proposal by the Stockholders, the Company and Continental promptly entered into the Trust Agreement Amendment. At the Special Meeting, the Stockholders approved the Extension Amendment Proposal to amend Company’s Charter and authorized the Company to adopt and file the Amended Charter with the Secretary of State of Delaware, which the Company promptly filed following the Stockholders’ approval. The stockholders approved amendments to the Company’s charter and trust agreement allowing the Company to extend its termination date in a series of up to nine (9) one-month extensions until May 11, 2024 in exchange for depositing into its trust account (the “Trust Account”) with Continental Stock Transfer and Trust Company the lesser of $75,000 or $0.045 per share for each public share outstanding (the “Extension Amount”). In connection with the voting on the Extension Amendment Proposal and the Trust Amendment Proposal at the Special Meeting, holders of 1,018,846 shares of Class A ordinary shares exercised the right to redeem such shares for cash.

On August 11, 2023, the Company deposited $75,000 into the Company’s trust account, allowing the Company to extend the period of time it has to consummate its initial business combination by one month from August 11, 2023 to September 11, 2023 (the “Extension”). The Extension is the first of nine (9) one-month extensions permitted under the Company’s governing documents. As of September 30, 2023, the Company has executed two one-month extensions, out of the nine, resulting in deposits of approximately $150,000 into the Trust Account.

F-7

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (Continued)

Based on the above, the Company will have until May 11, 2024 to consummate a Business Combination. If the Company is unable to complete a Business Combination on May 11, 2024 at the election of the Company subject to satisfaction of certain conditions, including the deposit of up $2,300,000 since the underwriters’ over-allotment option is exercised in full ($0.10 per unit), into the Trust Account, or as extended by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation) (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00). There will be no redemption rights or liquidating distributions with respect to the Founder Shares (as defined below) or the shares of Class A Common Stock and the warrants that are included as components of the Private Placement Units. Such warrants will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the day of liquidation of the Trust Account, if less than $10.20 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriter of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure its stockholders that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Business Combination with OneMedNet

On November 7, 2023, the Company consummated its initial business combination (the “Business Combination”) with OneMedNet Solutions Corporation (formerly named OneMedNet Corporation), a Delaware corporation (“OneMedNet”), pursuant to an agreement and plan of merger, dated as of April 25, 2022 (the “Merger Agreement”), by and among the Company, Data Knights Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), OneMedNet, Data Knights, LLC, a Delaware limited liability company (“Sponsor” or “Purchaser Representative”) in its capacity as the representative of the stockholders of the Company, and Paul Casey in his capacity as the representative of the stockholders of OneMedNet (“Seller Representative”).

F-8

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (Continued)

On July 22, 2022, the Company filed a registration statement on Form S-4 (File No. 333-266274) (the “Form S-4”, as amended on September 20, 2022, November 10, 2022, January 3, 2023, February 3, 2023, April 11, 2023, July 5, 2023, August 2, 2023, August 8, 2023, August 29, 2023 and September 21, 2023) with the SEC, which includes the proxy statement/prospectus/information statement distributed to holders of the Company’s ordinary shares in connection with the Company’s solicitation for proxies for the vote by the Company’s stockholders in connection with the Business Combination and other matters as described in the Form S-4. The Form S-4 was declared effective by the SEC on September 22, 2023, and the definitive proxy statement/prospectus/information statement was mailed to the Company’s shareholders of record on the record date for voting on the Business Combination. The Business Combination closed on November 13, 2023. Effective November 7, 2023, the Company’s units ceased trading, and effective November 8, 2023, the Company’s common stock began trading on the Nasdaq Capital Market under the symbol “ONMD” and warrants began trading on the Nasdaq Capital Market under the symbol “ONMDW.”

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP, whereby the Company is treated as the acquired company and OneMedNet is treated as the acquirer. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of OneMedNet issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company were stated at historical cost, with no goodwill or other intangible assets recorded. Subsequent presentations of the results of operations presented for the period prior to the Business Combination will be for those of OneMedNet.

OneMedNet has been determined to be the accounting acquirer in the Business Combination based on the following predominate factors:

●	OneMedNet’s existing stockholders have the greatest voting interest in the combined entity;
●	OneMedNet has the ability to nominate a majority of the initial members of the OneMedNet Board;
●	OneMedNet’s senior management is the senior management of the combined entity; and
●	OneMedNet is the larger entity based on historical operating activity and has the larger employee base.

Going Concern, Liquidity and Capital Resources

As of September 30, 2023 and December 31, 2022, the Company had cash held outside of the Trust Account of $1,537 and $30,870, respectively. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete our initial business combination. As of September 30, 2023 and December 31,2022, the Company had working capital deficit of $3,057,188 and $1,945,267, respectively.

The Company’s liquidity needs prior to the consummation of its IPO were satisfied through the proceeds of $25,000 from the sale of the Founder Shares and proceed from the promissory note from sponsor of $78,925, which was repaid upon closure of the IPO. Subsequent to the IPO, the Company’s liquidity will be satisfied through a portion of the net proceeds from IPO held outside of the Trust Account.

As of September 30, 2023 and December 31, 2022, we had investments of $19,308,261 and $29,029,416 held in the Trust Account, respectively. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less taxes paid and deferred underwriting commissions) to complete our initial business combination. We may withdraw interest to pay taxes. For the nine months ended September 30, 2023, we withdraw $498,697 of interest earned on the Trust Account pay Delaware Franchise Tax and Income Tax. During the period ended December 31, 2022, we withdraw $299,601 interest earned on the Trust Account to pay Delaware Franchise Tax. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

F-9

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (Continued)

The accompanying consolidated financial statements have been prepared in conformity with U.S. GAAP, which contemplates the continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management plans to address this uncertainty during the period leading up to the business combination, however this cannot be guaranteed. The Company will have until May 11, 2024 to consummate a Business Combination. If our initial business combination is not consummated by May 11, 2024, less than one year after the date the financial statements are issued, then our existence will terminate, and we will distribute all amounts in the trust account. The Company intends to complete a business combination before the liquidation date and no adjustments have been made to the carrying amounts of assets or liabilities should the company be required to liquidate after such date. There can be no assurance that the Company will be able to consummate an initial business combination by May 11, 2024 and/or have sufficient working capital and borrowing capacity to meet its needs. Based upon the above analysis, management determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern.

In order to fund working capital deficiencies or finance transaction costs in connection with our initial Business Combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial Business Combination, we would repay such loaned amounts. In the event that our initial Business Combination does not close, we may use a portion of the working capital held outside the Trust Accounts to repay such loaned amounts but no proceeds from our Trust Accounts would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units identical to the Placement Units, at a price of $10.00 per unit at the option of the lender.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statement. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into law. The IR Act provides for, among other measures, a new 1% U.S. federal excise tax on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from whom the shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased. For purposes of calculating the excise tax, however, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury Department”) has been given authority to provide regulations and other guidance to carry out, and prevent the abuse or avoidance of, the excise tax. The IR Act applies only to repurchases that occur after December 31, 2022.

F-10

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (Continued)

Any redemption or other repurchase effected by us that occurs after December 31, 2022, in connection with a Business Combination or otherwise, may be subject to this excise tax. Whether and to what extent we would be subject to the excise tax in connection with a Business Combination will depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, (ii) the nature and amount of any PIPE financing or other equity issuances in connection with the Business Combination (or any other equity issuances within the same taxable year of the Business Combination) and (iii) the content of any regulations and other guidance issued by the Treasury Department and/or the Internal Revenue Service. In addition, because the excise tax would be payable by us and not by the redeeming holder, it could cause a reduction in the value of our stock. The foregoing could cause a reduction in the cash available on hand to complete a business Combination in the required time and redeem 100% of our public shares in accordance with our amended and restated certificate of incorporation) could be subject to the excise tax, in which case the amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign corporations. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. The IR Act applies only to repurchases that occur after December 31, 2022.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holders, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

At this time, it has been determined that the IR Act tax provisions would have an impact to the Company’s fiscal 2023 tax provision as there were redemptions by the public stockholders in August 2023; as a result, the Company recorded $113,353 excise tax liability as of September 30, 2023. The Company will continue to monitor for updates to the Company’s business along with guidance issued with respect to the IR Act to determine whether any adjustments are needed to the Company’s tax provision in future periods.

F-11

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. The Company had $1,537 and $30,870 in cash and no cash equivalents as of September 30, 2023 and December 31, 2022, respectively.

F-12

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Trust Account

Upon the closing of the Initial Public Offering and the Private Placement, $117,300,000 ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was held in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act 1940, as amended (the “Investment Company Act”), which will be invested only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as offering costs allocated to warrants in the consolidated statements of operations. Offering costs associated with the Public Shares were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable shares of common stock (including shares of common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, shares are classified as stockholders’ equity. The Company’s Class A Common Stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events.

On September 30, 2023, there are 585,275 shares of Class A Common Stock related to the Private Placement Units (Note 8) outstanding, which are not subject to redemption, and 1,712,698 shares of Class A Common Stock outstanding, which are subject to possible redemption.

If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

F-13

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

As of September 30, 2023 and 2022, the Class A Common Stock reflected on the balance sheet are reconciled in the following table:

	For the Nine Months Ended
	September 30,
	2023	2022
Contingently redeemable Class A Common Stock – Opening Balance	$28,750,110	$117,300,000
Less:
Redemption of Class A Common Stock, including interest	(11,335,260)
Plus:
Re-measurement of carrying value to redemption value	1,794,994	2,833,869
Contingently redeemable Class A Common Stock - Ending Balance	19,209,844	120,133,869

Net income (loss) per share

Net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common stock shares outstanding for the period. The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the Initial Public Offering and warrants issued as components of the Private Placement Units (the “Placement Warrants”) since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company applies the two-class method in calculating earnings per share. The contractual formula utilized to calculate the redemption amount approximates fair value. The Class feature to redeem at fair value means that there is effectively only one class of stock. Changes in fair value are not considered a dividend for the purposes of the numerator in the earnings per share calculation. Net income per common share is computed by dividing the pro rata net income (loss) between the redeemable shares and the non-redeemable shares by the weighted average number of common shares outstanding for each of the periods. The calculation of diluted income (loss) per common stock does not consider the effect of the warrants issued in connection with the IPO since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive. The warrants are exercisable for 12,085,275 shares of common stock in the aggregate.

F-14

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The following table reflects the calculation of basic and diluted net income (loss) per common share:

	For the Three Months Ended		For the Nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
Redeemable Class A common shares
Numerator:
Net income (loss) allocable to common stock subject to possible redemption	$(252,542)	$(117,823)	$(312,541)	$2,300,089

Denominator: weighted average number of redeemable common share	2,166,749	11,500,000	2,541,210	11,500,000
Basic and diluted net income (loss) per redeemable common share	$(0.12)	$0.01	$(0.12)	$0.20

Non-redeemable Class A and Class B common shares
Numerator:
Net income (loss) allocable to common stock not subject to redemption	$(563,978)	$(35,452)	$(595,119)	$692,082

Denominator: weighted average number of non-redeemable common shares	4,838,792	3,460,275	4,838,792	3,460,275
Basic and diluted net income (loss) per non-redeemable common share	$(0.12)	$0.01	$(0.12)	$0.20

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At September 30, 2023 and 2022, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying consolidated balance sheets, primarily due to their short-term nature, except warrant liabilities (See Note 9).

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

F-15

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the United States is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2023 and 2022, respectively. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Our effective tax rate was (12.15)% and 0% for the three months ended September 30, 2023 and 2022, respectively. Our effective tax rate was (30.10)% and 0% for the nine months ended September 30, 2023 and 2022, respectively. The effective tax rate differs from the statutory tax rate of 21% for the three months ended September 30, 2023 and 2022, due to transaction costs and the valuation allowance on the deferred tax assets.

Recently Issued Accounting Standards

In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, “Debt — Debt with Conversion and Other Options” (Subtopic 470-20) and “Derivatives and Hedging — Contracts in Entity’s Own Equity” (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective for the Company for the fiscal year beginning after December 15, 2023, including interim periods within those fiscal years.

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 11,500,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one share of the Company’s Class A Common Stock, $0.0001 par value, and one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A Common Stock at an exercise price of $11.50 per whole share (see Note 9).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the Initial Public Offering, the Sponsor purchased an aggregate of 585,275 Private Placement Units at a price of $10.00 per Private Placement Unit for an aggregate purchase price of $5,852,750.

The Private Placement Units are identical to the Units, except that (a) the Private Placement Units and their component securities will not be transferable, assignable or saleable until 30 days after the consummation of the Company’s initial business combination except to permitted transferees and (b) the Placement Warrants, so long as they are held by the Sponsor or its permitted transferees, (i) may be exercised by the holders on a cashless basis and (ii) will be entitled to registration rights.

F-16

NOTE 5. RELATED PARTY TRANSACTIONS

Introducing Advisor Agreement

On June 26, 2021, the Company entered into an introducing advisor agreement (the “Introducing Advisor Agreement”) with ARC Group Limited, the Company’s financial advisor (“ARC”), pursuant to which ARC will make strategic introductions to the Company of potential target companies and/or their subsidiaries, affiliates, or representatives (each an “Advisor Target”) who may be interested in potential business combinations with the Company. In consideration for ARC’s services under the Introducing Advisor Agreement, we agreed to (i) pay to ARC (a) a retainer of $50,000 upon execution of the Introducing Advisor Agreement and (b) a success fee of $100,000 upon the closing our initial business combination, and (ii) cause to be issued to ARC equity interests in the post-combination company representing a five-percent (5%) ownership interest in the post-combination company, if at any time prior to June 25, 2022 (the “Termination Date”), or within six (6) months after the consummation of an initial business combination or any financing with any Advisor Target or any affiliate of an Advisor Target (the “Equity Issuance”).

On March 22, 2022, the Company and ARC entered into the First Amendment to the Introducing Advisor Agreement, pursuant to which both parties agreed that the Company would pay to ARC an additional success fee equivalent to five percent (5%) on any PIPE that was brought by ARC in connection with the Company’s initial business combination upon the closing of the Company’s initial business combination.

On December 31, 2022, the Company and ARC entered into the Second Amendment to the Introducing Advisor Agreement, pursuant to which both parties agreed to extend the Termination Date to December 31, 2024, and to change the performance condition for the Equity Issuance from the closing of an initial business combination to the execution of a business combination agreement. On December 31, 2022, following the execution of the Second Amendment to the Introducing Advisor Agreement, the performance condition for the Equity Issuance was deemed to have been met, and ARC was issued 1,378,517 shares of the Company’s Class B Common Stock, up to 143,766 shares of which are subject to forfeiture if the public stockholders exercise redemption rights with respect to any of the remaining outstanding shares of Class A Common Stock.

Founder Shares

On February 25, 2021, the Company issued an aggregate of 2,875,000 shares of Class B Common Stock (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000. On February 25, 2021, the Sponsor transferred 15,000 shares to the Company’s Chief Executive Officer, 15,000 shares to the Company’s Chief Financial Officer and 5,000 shares to two of the Company’s independent directors. Following the determination of the Company’s third independent director, on March 23, 2021, the Sponsor transferred 5,000 shares to such independent director. The Founder Shares which the Sponsor and its permitted transferees will collectively own, on an as-converted basis, represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. In connection with the Introducing Advisors Agreement, on December 31, 2022, ARC was granted 1,378,517 shares of Class B common stock, $0.0001 par value per share, up to 143,766 of which are subject to forfeiture by ARC if the Company’s public shareholders exercise redemption rights with respect to any of outstanding shares of Class A common stock.

F-17

NOTE 5. RELATED PARTY TRANSACTIONS (Continued)

The Sponsor has agreed not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) six months after the completion of a Business Combination or (B) the date on which the Company completes a liquidation, merger, capital stock exchange or similar transaction that results in the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last reported sale price of the Company’s Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up.

Promissory Note — Related Party

On February 8, 2021, the Sponsor committed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing and was payable on the earlier of July 31, 2021 or the completion of the Initial Public Offering. On June 1, 2021, the $78,925 outstanding under the promissory note was repaid in full. On September 30, 2023 and December 31, 2022, there is no amount outstanding under the promissory note.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into units at a price of $10.00 per unit. The Units will be identical to the Private Placement Units. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. On September 30, 2023 and December 31, 2022, there is $477,548 and $207,081 outstanding under the Working Capital Loans, respectively.

F-18

NOTE 5. RELATED PARTY TRANSACTIONS (Continued)

The Company’s second amended and restated certificate of incorporation provides that, if the Company anticipates that it may not be able to consummate a Business Combination within 12 months from the closing of the Company’s initial public offering, the Company may, by resolution of the Company’s board if requested by the Sponsor, extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of up to 18 months to complete a Business Combination), subject to the Sponsor depositing additional funds into the Trust Account as set out below. Pursuant to the terms of the Company’s second amended and restated certificate of incorporation and the trust agreement entered into between the Company and Continental Stock Transfer & Trust Company, in order for the time available for the Company to consummate the initial Business Combination to be extended, the Sponsor or its affiliates or designees, upon five business days advance notice prior to the applicable deadline, must deposit into the Trust Account $1,150,000 since the underwriters’ over-allotment option is exercised in full ($0.10 per unit), on or prior to the date of the applicable deadline, for each of the available three month extensions, providing a total possible Business Combination period of 18 months at a total payment value of $2,300,000 since the underwriters’ over-allotment option is exercised in full ($0.10 per unit) (the “Extension Loans”). Any such payments would be made in the form of non-interest-bearing loans. If the Company completes its initial Business Combination, the Company will, at the option of the Sponsor, repay the Extension Loans out of the proceeds of the Trust Account released to the Company or convert a portion or all of the total loan amount into units at a price of $10.00 per unit, which units will be identical to the Private Placement Units. If the Company does not complete a Business Combination, the Company will repay such loans only from funds held outside of the Trust Account. Furthermore, the letter agreement among the Company and the Company’s officers, directors, and the Sponsor contains a provision pursuant to which the Sponsor will agree to waive its right to be repaid for such loans to the extent there is insufficient funds held outside of the Trust Account in the event that the Company does not complete a Business Combination. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete the initial Business Combination. The public stockholders will not be afforded an opportunity to vote on the extension of time to consummate an initial Business Combination from 12 months to 18 months described above or redeem their shares in connection with such extensions. Pursuant to the foregoing, on May 5, 2022, the Company extended the date by which the Company had to consummate a business combination from May 11, 2022 to August 11, 2022. On August 10, 2022, the Company extended the date by which the Company had to consummate a business combination from August 11, 2022 to November 11, 2022.

As described in Note 1, on August 11, 2023, the Stockholders of the Company approved the Extension Amendment and the Trust Amendment to allow the Company to extend the deadline by which it must complete its initial business combination by up to nine one-month periods from August 11, 2023. In connection with each such extension, Data Knights, LLC, the Company’s sponsor, caused approximately $75,000, deposited in the Trust Account in connection with the exercise of the monthly extension. In connection with each such extension, the Company will have until May 11, 2023 to consummate a Business Combination(see Note 10). On September 30, 2023 and December 31, 2022, there is $3,556,278 and $2,545,838 outstanding under the Extension Loan, respectively.

Administrative Services Arrangement

Commencing on the date of the prospectus and until completion of the Company’s Business Combination or liquidation, the Company may reimburse ARC Group Ltd., an affiliate of the Sponsor, up to an amount of $10,000 per month for office space, secretarial and administrative support. For the three months ended September 30, 2023 and 2022, we have incurred $30,000 in fees under this agreement, respectively. For the nine months ended September 30, 2023 and 2022, we have incurred $90,000 in fees under this agreement, respectively.

F-19

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on May 6, 2021, the holders of the Founder Shares, Private Placement Units (including the securities contained therein), the units (including the securities contained therein) that may be issued upon conversion of the Working Capital Loans, and any shares of Class A Common Stock issuable upon the exercise of the Placement Warrants and any shares of Class A Common Stock, warrants (and underlying Class A Common Stock) that may be issued upon conversion of the units issued as part of the working capital loans and Class A Common Stock issuable upon conversion of the founder shares are entitled to registration rights. The holders of a majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The Company granted the underwriter a 45-day option to purchase up to 1,500,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. The aforementioned option was exercised on May 11, 2021.

The underwriter was paid a cash underwriting discount of two percent (2.00%) of the gross proceeds of the Initial Public Offering, or $2,300,000. In addition, the underwriter is entitled to a deferred fee of three and a half percent (3.50%) of the gross proceeds of the Initial Public Offering, or $4,025,000. The deferred fee was placed in the Trust Account and will be paid in cash upon the closing of a Business Combination, subject to the terms of the underwriting agreement.

Right of First Refusal

For a period beginning on May 7, 2021 and ending 12 months from the closing of a business combination, we have granted the underwriters a right of first refusal to act as lead-left book running manager and lead left manager for any and all future private or public equity, convertible and debt offerings during such period. In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of our Registration Statement.

First Amendment to the Introducing Advisor Agreement

On March 22, 2022, the Company and ARC entered into the First Amendment to the Introducing Advisor Agreement, pursuant to which both parties agreed that the Company would pay to ARC an additional success fee equivalent to five percent (5%) on any PIPE that was brought by ARC in connection with an initial business combination upon the closing of an initial business combination.

Second Amendment to the Introducing Advisor Agreement

On December 31, 2022, the Company and ARC entered into the Second Amendment to the Introducing Advisor Agreement, pursuant to which both parties agreed to extend the Termination Date to December 31, 2024, and to change the performance condition for the Equity Issuance from the closing of an initial business combination to the execution of a business combination agreement. On December 31, 2022, following the execution of the Second Amendment to the Introducing Advisor Agreement, the performance condition for the Equity Issuance was deemed to have been met, and ARC was issued 1,378,517 shares of the Company’s Class B Common Stock, up to 143,766 shares of which are subject to forfeiture if the public stockholders exercise redemption rights with respect to any of the remaining outstanding shares of Class A Common Stock.

F-20

NOTE 7. WARRANT LIABILITY

Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable 30 days after the completion of a Business Combination and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A Common Stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A Common Stock is available, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of its initial Business Combination, it will use its commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement or a new registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A Common Stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the Company’s initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.. Notwithstanding the above, if the Company’s shares of Class A Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, it may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event it does not so elect, it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Redemption of warrants when the price per Class A Common Stock equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and certain issuances of Class A Common Stock and equity-linked securities) for any 20 trading days within a 30-trading day period commencing no earlier than the date the warrants become exercisable and ending on the third business day before the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

F-21

NOTE 7. WARRANT LIABILITY (Continued)

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A Common Stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A Common Stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Window and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless. The Placement Warrants were identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering, except that the Placement Warrants and the Class A Common Stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

In addition, if (x) the Company issues additional shares of Class A Common Stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A Common Stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price and the $10.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to the greater of the Market Value and the Newly Issued Price.

The Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering, except that the Placement Warrants and the Class A Common Stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

At September 30, 2022 and December 31, 2022, the Company accounted for the aggregate 12,085,275 warrants issued in connection with the Initial Public Offering (the 11,500,000 Public Warrants and the 585,275 Placement Warrants) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the Company will classify each warrant as a liability at its fair value, with the change in fair value recognized in the Company’s statement of operations.

F-22

NOTE 8. STOCKHOLDER’S EQUITY

Preferred Shares — The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At September 30, 2023 and December 31, 2022, there were no preferred shares issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A Common Stock with a par value of $0.0001 per share. Holders of the Company’s Class A Common Stock are entitled to one vote for each share. At September 30, 2023 and December 31, 2022, there were 1,712,698 shares of Class A Common Stock issued and outstanding that were subject to possible redemption and 585,275 shares of non-redeemable Class A Common Stock issued and outstanding that were issued in connection with the private placement (Note 4).

Class B Common Stock — The Company is authorized to issue up to 10,000,000 shares of Class B Common Stock with a par value of $0.0001 per share. Holders of the Company’s Class B Common Stock are entitled to one vote for each share. On February 25, 2021, the Sponsor transferred 15,000 shares to the Company’s Chief Executive Officer, 15,000 shares to the Company’s Chief Financial Officer and 5,000 shares to two of the Company’s independent directors. Following the determination of the Company’s third independent director, on March 23, 2021, the Sponsor transferred 5,000 shares to such independent director.

On December 31, 2022, ARC Group Limited, the Company’s Financial Advisor, was granted 1,378,517 shares of Class B common stock with a par value of $0.0001 per share, up to 143,766 of which are subject to forfeiture if the Company’s public stockholders exercise redemption rights with respect to any of the Company’s remaining outstanding shares of Class A common stock.

Accordingly, at September 30, 2023 and December 31, 2022, there were 4,253,517 shares of Class B Common Stock issued and outstanding.

Holders of Class A Common Stock and Class B Common Stock will vote together as a single class on all other matters submitted to a vote of stockholders, except as required by law.

The shares of Class B Common Stock will automatically convert into shares of Class A Common Stock at the time of the Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like. In the case that additional shares of Class A Common Stock, or equity linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B Common Stock shall convert into shares of Class A Common Stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B Common Stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A Common Stock issuable upon conversion of all shares of Class B Common Stock will equal, in the aggregate, on an as converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A Common Stock and equity linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity linked securities issued, or to be issued, to any seller in a Business Combination, and any private placement-equivalent units and its underlying securities issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

The Company may issue additional common stock or preferred stock to complete its Business Combination or under an employee incentive plan after completion of its Business Combination.

F-23

NOTE 9. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s assets and derivative warrant liabilities that are measured at fair value on a recurring basis as of September 30, 2023 and December 31, 2022 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value:

	September 30, 2023
	Quoted Prices in	Significant Other	Significant Other
	Active Markets	Observable Inputs	Unobservable Inputs
Description	(Level 1)	(Level 2)	(Level 3)
Asset:
Investments held in Trust Account	$19,308,261	$—	$—

Warrant Liabilities:
Public Warrants	$575,000	$—	$—
Private Placement Warrants	$—	$—	$29,849

	December 31, 2022
	Quoted Prices in	Significant Other	Significant Other
	Active Markets	Observable Inputs	Unobservable Inputs
Description	(Level 1)	(Level 2)	(Level 3)
Asset:
Investments held in Trust Account	$29,029,416	$—	$—

Warrant Liabilities:
Public Warrants	$345,000	$—	$—
Private Placement Warrants	$—	$—	$17,558

The Warrants are measured at fair value on a recurring basis. The Public Warrants were valued initially and at each reporting period that the warrants were not actively traded, using a Monte Carlo simulation. As of September 30, 2023 and December 31, 2022, the Public Warrants were valued using the instrument’s publicly listed trading price, which is considered to be a Level 1 measurement due to the use of an observable market quote in an active market. Private Placement Warrants were valued using a Monte Carlo valuation model using level 3 inputs at initial valuation and as of September 30, 2023 and December 31, 2022.

At September 30, 2023 and December 31, 2022, assets held in the Trust Account were invested solely in Morgan Stanley Bank cash, bank deposit program and money market fund and BlackRock US Treasury mutual fund of $19,308,261 and $29,029,416, respectively.

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities in the accompanying consolidated balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within the consolidated statement of operations.

The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the closing of the Initial Public Offering. Accordingly, the Company classified each warrant as a liability at its fair value and the warrants were allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined by the Monte Carlo simulation. This liability is subject to remeasurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.

F-24

NOTE 9. FAIR VALUE MEASUREMENTS (Continued)

The Company utilized a Monte Carlo simulation to estimate the fair value of the Public warrants at each reporting period for its warrants that are not actively traded. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility of select peer companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero. On June 22, 2021, the Public Warrants surpassed the threshold waiting period to be publicly traded. Once publicly traded, the observable input qualifies the liability for treatment as a Level 1 liability. As such, as of September 30, 2023 and December 31, 2022, the Company classified the Public Warrants as Level 1.

The estimated fair value of the Private Placement Warrants is determined using Level 3 inputs. Inherent in a Monte Carlo model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s common stock that matches the expected remaining life of the Warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. For the three months ended September 30, 2023 and December 31, 2022, there were no transfers between levels.

The following table provides quantitative information regarding Level 3 fair value measurements inputs as their measurement dates:

	September 30, 2023	December 31, 2022
	(Private Warrants)	(Private Warrants)
Exercise price	$11.50	$11.50
Share price	$11.26	$10.44
Expected term (years)	5.61	5.12
Probability of Acquisition	2.10%	2.75%
Volatility	7.9%	4.2%
Risk-free rate	4.50%	3.91%
Dividend yield (per share)	$0.00	$0.00

The change in the fair value of the derivative warrant liabilities for the three months ended September 30, 2023 and 2022 is as follows:

	Private Warrants	Public Warrants	Total Warrant Liability
Fair value as of December 31, 2022	$17,558	$345,000	$362,558
Change in valuation inputs or other assumptions(1)	12,291	230,000	242,291
Fair value as of September 30, 2023	$29,849	$575,000	$604,849

	Private Warrants	Public Warrants	Total Warrant Liability
Fair value as of December 31, 2021	$251,668	$4,600,000	$4,851,668
Change in valuation inputs or other assumptions(1)	(117,640)	(2,645,000)	(2,762,640)
Fair value as of September 30, 2022	$134,028	$1,955,000	$2,089,028

(1)	Changes in valuation inputs or other assumptions are recognized in the change in fair value of warrant liability in the consolidated statement of operations.

F-25

NOTE 10. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identified any subsequent events that would have required adjustment or disclosure in the financial statements other than as described below.

On October 12, 2023, the Company elected to exercise its eighth of third one-month extension to the Termination Date, which extended its deadline to complete its initial business combination to November 11, 2023, by depositing $75,000 into the Trust Account.

On October 17, 2023, the Company held a special meeting of its stockholders (the “Stockholders”) in lieu of the 2023 annual meeting of stockholders (the “Special Meeting”) in connection with the transactions contemplated by that certain Agreement and Plan of Merger dated April 25, 2022 (the “Merger Agreement”), by and among the Company, Data Knights Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Data Knights, LLC, the Company’s sponsor, OneMedNet Solutions Corporation (formerly named OneMedNet Corporation), a Delaware corporation, (“OneMedNet”), and Paul Casey, as seller representative (such transactions, collectively, the “Business Combination”). At the Special Meeting, the Stockholders were asked to consider and vote on the proposals identified in the definitive proxy statement/prospectus that the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 21, 2023 (the “Definitive Proxy”). Proposals 1 through 7 set forth below were approved:

-	Proposal 1: To approve an amendment to the Second Amendment to the Second Amended and Restated Certificate of Incorporation (the “Charter”) effective prior to the consummation of the Business Combination, to remove from the Charter the redemption limitation contained under Section 9.2(a) preventing the Company from closing a business combination if it would have less than $5,000,0001 of net tangible assets (the “NTA Proposal”).

-	Proposal 2: To approve and adopt the Merger Agreement and approve the transactions contemplated thereby (the “Business Combination Proposal”).

-	Proposal 3: To approve, for purposes of complying with Nasdaq Listing Rules 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Class A common stock and the resulting change in control in connection with the Business Combination (the “Nasdaq Proposal”).

F-26

NOTE 10. SUBSEQUENT EVENTS (Continued)

-	Proposal 4: To approve the Third Amended and Restated Certificate of Incorporation, which shall become effective upon the closing of the Business Combination (the “Charter Amendment Proposal”), including (i) the addition of a supermajority voting requirement to amend the Surviving Corporation’s Bylaws, and (ii) the addition of a supermajority voting requirement to amend Articles V (Board of Directors), VI (Stockholders), VII (Liability and Indemnification; Corporate Opportunity), VIII (Business Combinations), IX (Exclusive Forum), and Article X (Amendments) to the Third Amended and Restated Certificate of Incorporation.

-	Proposal 4A: To approve the addition to Company’s Certificate of Incorporation of a super majority voting requirement to amend the Surviving Corporation’s Bylaws (the “Bylaw Amendment Requirement”), as contained in the Third Amended and Restated Certificate of Incorporation.

-	Proposal 4B: To approve the addition to the Company’s Certificate of Incorporation of a super majority voting requirement (the “Article Amendment Requirement”) to amend Articles V (Board of Directors), VI (Stockholders), VII (Liability and Indemnification; Corporate Opportunity), VIII (Business Combinations), IX (Exclusive Forum), and Article X (Amendments) of the Third Amended and Restated Certificate of Incorporation.

-	Proposal 5: To elect eight directors to serve on the Company’s board of directors following the consummation of the Business Combination until the 2024 annual meeting of Stockholders, in the case of Class I directors, the 2025 annual meeting of Stockholders, in the case of Class II directors, and the 2026 annual meeting of Stockholders, in the case of Class III directors, and, in each case, until their respective successors are duly elected and qualified (the “Director Election Proposal”).

-	Proposal 6: To approve the 2022 Equity Incentive Plan (the “Incentive Plan Proposal”).
-	Proposal 7: To approve adjourning the Special Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by the Company that more time is necessary or appropriate to approve one or more Proposals at the Special Meeting (the “Adjournment Proposal”).

In connection with the Special Meeting, certain Stockholders (the “Redeeming Stockholders”) holding 1,614,148 shares of Class A Common Stock (after giving effect to withdrawals of redemptions) exercised their right to redeem such shares for a pro rata portion of the funds held by Continental Stock Transfer & Trust Company, as trustee (“Continental”) in the trust account established in connection with the Company’s initial public offering (the “Trust Account”). As a result, approximately $17.9 million (approximately $11.12 per share) will be removed from the Trust Account to pay the Redeeming Stockholders, and approximately $1.1 million will remain in the Trust Account.

On November 7, 2023, the Company consummated the Business Combination with OneMedNet pursuant to Merger Agreement, following the approval of the Business Combination at the Special Meeting. On November 7, 2023, at the closing of the Business Combination pursuant to the Merger Agreement, Merger Sub merged with and into OneMedNet with OneMedNet surviving the Merger, as a wholly-owned subsidiary of the Company, and the Company changed its name to “OneMedNet Corporation.”

F-27

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered. All the amounts shown are estimates except the SEC registration fee and the FINRA filing fee.

Amount to be paid
SEC registration fee	$1,476
FINRA filing fee	$5,000
Accounting fees and expenses	$20,000
Legal fees and expenses	$100,000
Printing and engraving expenses	$2,000
Miscellaneous	$21,524

Total	$150,000

Item 14. Indemnification of Directors and Officers

Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Amended and Restated Certificate of Incorporation, as amended, provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

II-1

Our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws will provide that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provide, among other things, for indemnification to the fullest extent permitted by law and our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for the reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws.

We also have a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15. Recent Sales of Unregistered Securities

On June 28, 2023, the Company (formerly as Data Knights Acquisition Corp) and OneMedNet Solutions Corporation (formerly as OneMedNet Corporate) entered into a Securities Purchase Agreement (the “SPA”) with certain investors (collectively referred to herein as the “Purchasers”) for PIPE financing in the aggregate original principal amount of $1,595,744.70 and the purchase price of $1.5 million.

Effective immediately prior to the Closing on September 7, 2023, as provided under the SPA, the Company issued and sold to each of the Purchasers, a new series of senior secured convertible notes (the “PIPE Notes”), which are convertible into shares of Common Stock at the Purchasers election at a conversion price equal to the lower of (i) $10.00 per share, and (ii) 92.5% of the lowest volume weighted average trading price for the ten (10) Trading Days immediately preceding the Conversion Date. We deemed the offer, sale and issuance of such securities to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, including Regulation D and Rule 506 promulgated thereunder, relative to transactions by an issuer not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit No.	Title of Document
2.1†	Agreement and Plan of Merger, dated April 25, 2022, by and among Data Knights, Merger Sub, Sponsor, OneMedNet, and Paul Casey (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K, filed with the SEC on April 25, 2022).

3.1*	Third Amended and Restated Certificate of Incorporation of OneMedNet Corporation.

3.2*	Amended and Restated Bylaws of OneMedNet Corporation.

4.1	Warrant Agreement, dated May 6, 2021, by and between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.3 to the Company’s Form S-1/A, filed with the SEC on April 7, 2021).

4.2	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Form S-1/A, filed with the SEC on April 7, 2021).

4.3	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Form S-1/A, filed with the SEC on April 7, 2021).

II-2

4.4	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Form S-1/A, filed with the SEC on April 7, 2021).

10.1+	Form of OneMedNet Corporation 2022 Equity Incentive Plan (incorporated by reference to Annex D to the proxy statement/prospectus which is part of the Registration Statement on Form S-4 declared effective by the SEC on September 22, 2023).

10.2*	Form of Registration Rights Agreement by certain OneMedNet equity holders (included as Exhibit G to Annex B to the proxy statement/prospectus).

10.3*	Lockup Agreement by certain OneMedNet equity holders (included as Exhibit C to Annex B to the proxy statement/ prospectus).

10.4	Sponsor Lock-up Agreement (as incorporated by reference to Exhibit B of Exhibit 2.1 to the Company’s Form 8-K, filed with the SEC on April 25, 2022).

10.5	Letter Agreement, dated May 6, 2021, by and between Data Knights, the initial security holders and the officers and directors of the Data Knights (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed with the SEC on May 11, 2021)

10.6	Voting Agreement incorporated by reference to Form 8-K filed April 25, 2022 which is included as Appendix A to Exhibit 2.2.

10.7	Sponsor Support Agreement Voting Agreement. (incorporated by reference to Exhibit B to Annex B to the proxy statement/ prospectus filed by Data Knights Acquisition Corp.).

10.8*+	Employment Agreement between OneMedNet Corporation and Aaron Green, President.

10.9*+	Employment Agreement between OneMedNet Corporation and Lisa Embree, Chief Financial Officer.

10.10*+	Employment Agreement between OneMedNet Corporation and Paul Casey, Chief Executive Officer.

10.11*	Securities Purchase Agreement dated June 28, 2023 with OneMedNet Corporation.

14.1*	Code of Ethics

21.1	Subsidiaries of the Registrant incorporated by reference to Exhibit 21.1 to the Company’s Form S-4, filed with the SEC on September 21, 2023).

23.1*	Consent of BF Borgers CPA PC.

24	Power of Attorney (included on signature page hereto).

107	Filing Fee Table

*	Filed herewith
+	Indicates a management or compensatory plan.
†	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the SEC upon request.

II-3

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the State of Hawaii, on the 15th day of December 2023.

ONEMEDNET CORPORATION

By:	/s/ Paul J. Casey
Paul J. Casey
Chief Executive Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carol Craig, his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Paul J. Casey	Chief Executive Officer (Principal Executive Officer) and Director	December 15, 2023
Paul J. Casey

/s/ Lisa Embree	Chief Financial Officer	December 15, 2023
Lisa Embree	(Principal Financial and Accounting Officer)

/s/ Aaron Green	President	December 15, 2023
Aaron Green

/s/ Dr. Jeffrey Yu	Chairman of the Board of Directors, Founder, Chief Medical Officer, Vice President	December 15, 2023
Dr. Jeffrey Yu

/s/ Erkan Akyuz	Director	December 15, 2023
Erkan Akyuz

/s/ Eric Casaburi	Director	December 15, 2023
Eric Casaburi

/s/ Robert Golden	Director	December 15, 2023
Robert Golden

/s/ Dr. Julianne Huh	Director	December 15, 2023
Dr. Julianne Huh

/s/ Dr. Thomas Kosasa	Director	December 15, 2023
Dr. Thomas Kosasa

/s/ R. Scott Holbrook	Director	December 15, 2023
R. Scott Holbrook

II-5